Filed Pursuant to Rule 424(b)(3)

File No. 333-218749

PROSPECTUS

(Proposed Holding Company for Seneca Savings)

Up to 793,500 Shares of Common Stock

(Subject to increase to up to 912,525 shares)

Seneca Financial Corp. is offering up to 793,500 shares of its common stock for sale at $10.00 per share on a best efforts basis in connection with the reorganization of Seneca Federal Savings and Loan Association from a mutual savings association (meaning no stockholders) into the mutual holding company form of ownership. There is no established market for our common stock. We expect that our common stock will be quoted on the OTC Pink Marketplace operated by OTC Markets Group upon conclusion of the stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares being offered represent 46% of the shares of common stock of Seneca Financial Corp. that will be outstanding following the offering. After the offering, 54% of our outstanding common stock will be owned by Seneca Financial MHC, our federally chartered mutual holding company. These percentages will not be affected by the number of shares we sell in the offering. We must sell a minimum of 586,500 shares in order to complete the offering. We may sell up to 912,525 shares to reflect demand for the shares or changes in market conditions following the commencement of the offering, without resoliciting subscribers.

We are offering the shares of common stock in a “subscription offering” to eligible depositors and borrowers of Seneca Federal Savings and Loan Association and to our tax-qualified employee benefit plans. Depositors who had accounts with aggregate balances of at least $50 at the close of business on March 31, 2016 will have first priority to purchase shares of common stock of Seneca Financial Corp. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering.” To the extent any shares offered for sale are not purchased in the subscription or community offerings, they may be sold in a “syndicated community offering” to be managed by Raymond James & Associates, Inc. (“Raymond James”).

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by any person in the offering, or persons exercising subscription rights through a single deposit account, is 15,000 shares, and no person together with an associate or group of persons acting in concert may purchase more than 20,000 shares.

The offering is scheduled to expire at 12:00 noon, Eastern Time on September 19, 2017. We may extend the expiration date without notice to you, until November 3, 2017, or such later date as the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) may approve, which may not be beyond September 28, 2019. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond November 3, 2017, or the number of shares of common stock to be sold is increased to more than 912,525 shares or decreased to less than 586,500 shares. If the offering is extended beyond November 3, 2017, all subscribers will be notified and given an opportunity to confirm, cancel or change their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 912,525 shares or decreased to less than 586,500 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds submitted for the purchase of shares in the offering will be held in a segregated account at Seneca Federal Savings and Loan Association and will earn interest at 0.05% per annum until completion or termination of the offering.

Raymond James will use its best efforts to assist us in selling our common stock, but is not obligated to purchase any of the common stock that is being offered for sale. In addition, officers and directors may participate in the solicitation of offers to purchase common stock in reliance upon Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Subscribers will not pay any commissions to purchase shares of common stock in the offering.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	586,500	690,000	793,500	912,525
Gross offering proceeds	$5,865,000	$6,900,000	$7,935,000	$9,125,250
Estimated offering expenses, excluding selling agent fees and expenses	$730,000	$730,000	$730,000	$730,000
Estimated selling agent fees and expenses (1)	$370,000	$370,000	$370,000	$370,000
Estimated net proceeds (1)	$4,765,000	$5,800,000	$6,835,000	$8,025,250
Estimated net proceeds per share (1)	$8.12	$8.41	$8.61	$8.79

(1)	The figures shown assume that all shares are sold in the subscription and the community offering, and include reimbursable expenses and stock information center fees. See “The Reorganization and Offering—Plan of Distribution and Marketing Arrangements” for a discussion of Raymond James’ compensation for this offering and the compensation to be received by Raymond James and the other broker-dealers who may participate in a syndicated community offering. If all shares of common stock were sold in the syndicated community offering, excluding shares expected to be purchased by our insiders and by our employee stock ownership plan, the maximum selling agent fees and expenses would be $665,086, $717,160, $769,234 and $829,119 at the minimum, midpoint, maximum and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read the “Risk Factors” beginning on page 19.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, please contact the Stock Information Center at (844) 661-4103.

The date of this prospectus is August 14, 2017.

NEW YORK
13
104
81
69
48
49
481
Oneida Lake
Baldwinsville
Liverpool
North Syracuse
31
38
New York State Thruway
90
690
Syracuse
31
5
481
81
20
20
Seneca Falls
Finger
Lakes

Seneca River
481
Baldwinsville
Liverpool
North Syracuse
90
New York State Thruway
Onondaga Lake
690
Syracuse
81

SENECA SAVINGS

Main Office:

35 Oswego Street
Baldwinsville, New York 13027

Other Properties:

Liverpool Branch
7799 Oswego Road
Liverpool, New York 13089

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SUMMARY

The following summary explains material information regarding the reorganization, the offering of common stock by Seneca Financial Corp. and the business of Seneca Federal Savings and Loan Association. The summary may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including the consolidated financial statements and the notes to the consolidated financial statements of Seneca Federal Savings and Loan Association. In certain circumstances, where appropriate, the terms “we, “us” and “our” refer collectively to Seneca Financial MHC, Seneca Financial Corp. and Seneca Federal Savings and Loan Association or to any of those entities, depending on the context. In addition, we sometimes refer to Seneca Federal Savings and Loan Association as “Seneca Savings” or the “Association” both in mutual or stock form depending on context.

The Companies

Seneca Financial MHC

Upon completion of the reorganization and the offering, Seneca Financial MHC will become the federally chartered mutual holding company of Seneca Financial Corp. Seneca Financial MHC is not currently an operating company and has not engaged in any business to date. Seneca Financial MHC will be formed upon completion of the reorganization. As a mutual holding company, Seneca Financial MHC will be a non-stock company that will have as its members all holders of deposit accounts at Seneca Federal Savings and Loan Association, and borrowers of Seneca Federal Savings and Loan Association as of March 24, 2017 whose borrowings remain outstanding. As a mutual holding company, Seneca Financial MHC is required by law to own a majority of the voting stock of Seneca Financial Corp.

Seneca Financial Corp.

Seneca Financial Corp. will be chartered under federal law and will own 100% of the common stock of Seneca Federal Savings and Loan Association following the reorganization and offering. This offering is being made by Seneca Financial Corp. Seneca Financial Corp. is not currently an operating company and will be formed upon completion of the reorganization. Our executive office will be located at 35 Oswego Street, Baldwinsville, New York 13027, and our telephone number will be (315) 638-0233. Accordingly, upon completion of the offering, public stockholders (stockholders other than Seneca Financial MHC) will own a minority of Seneca Financial Corp.’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

Seneca Federal Savings and Loan Association

Seneca Federal Savings and Loan Association is a federally chartered mutual savings association headquartered in Baldwinsville, New York. Seneca Federal Savings and Loan Association was originally chartered in 1928 as a New York-chartered mutual savings and loan association under the name “The Baldwinsville Savings & Loan Association.” In 1936, we converted to a federal charter under the name “Baldwinsville Federal Savings & Loan Association.” In 1958, the name was changed to “Seneca Federal Savings and Loan Association.” In July 2014, as part of a rebranding, the association began to do business as “Seneca Savings.” Following completion of the reorganization, the new stock savings association will have the legal name Seneca Savings.

We conduct our business from our main office and two branch offices. All of our banking offices are located in Onondaga County, northwest of Syracuse, New York. Our primary market area currently consists of Onondaga County, New York and the contiguous counties.

At March 31, 2017, we had total assets of $167.3 million, total deposits of $132.3 million and equity of $11.0 million. We had net income of $164,000 and $527,000 for the three months ended March 31, 2017 and for the year ended December 31, 2016, respectively.

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Our business consists primarily of taking deposits from the general public and, historically, investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, and, to a lesser extent, commercial real estate loans, home equity lines of credit, commercial and industrial loans, residential construction loans, and consumer loans. Subject to market conditions, we expect to increase our focus on originating commercial real estate loans and commercial and industrial loans in an effort to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We plan to sell in the secondary market the majority of the fixed-rate conforming one- to four-family residential real estate loans that we originate with terms of 20 years or greater. We also invest in securities, which have historically consisted primarily of mortgage-backed securities issued by U.S. government sponsored enterprises, municipal securities, corporate bonds and Federal Home Loan Bank of New York (“FHLB of New York”) stock. We offer a variety of deposit accounts, including demand accounts, NOW accounts, savings accounts, money market accounts and certificate of deposit accounts.

Seneca Savings is subject to comprehensive regulation and examination by its primary federal regulator, the Office of the Comptroller of the Currency.

Our executive office is located at 35 Oswego Street, Baldwinsville, New York 13027, and our telephone number at this address is (315) 638-0233. Our website address is www.senecasavings.com. Information on our website is not and should not be considered a part of this prospectus.

Our Reorganization into a Mutual Holding Company and the Offering

We do not have stockholders in our current mutual form of ownership. Our depositors and borrowers as of March 24, 2017 whose borrowings remain outstanding currently have the right to vote on certain matters pertaining to Seneca Savings, such as the election of directors and the proposed mutual holding company reorganization. The mutual holding company reorganization is a series of transactions by which we will reorganize our corporate structure from our current status as a mutual savings association to the mutual holding company form of ownership. The reorganization will be conducted pursuant to a plan of reorganization and stock issuance plan, which we refer to as the plan of reorganization. Following the reorganization, Seneca Savings will become a federal stock savings association subsidiary of Seneca Financial Corp., and Seneca Financial Corp. will be a majority-owned subsidiary of Seneca Financial MHC. After the reorganization, our depositors and borrowers as of March 24, 2017 whose borrowings remain outstanding will become members of Seneca Financial MHC, and will continue to have the same voting rights in Seneca Financial MHC as they had in Seneca Savings prior to the reorganization.

In connection with the reorganization, we are offering shares of common stock of Seneca Financial Corp. for sale in the offering. All investors will pay the same price per share in the offering. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual holding company reorganizations and stock offerings. See “—Terms of the Offering.”

The primary reasons for our decision to reorganize into a mutual holding company and conduct the offering are to establish an organizational structure that will enable us to:

•	increase our capital to support future growth and profitability, although we currently have capital well in excess of all applicable regulatory requirements;

•	compete more effectively in the financial services marketplace;

•	offer our depositors, employees, management and directors an equity ownership interest in Seneca Savings, and thereby an economic interest in our future success;

•	attract and retain qualified personnel by establishing stock-based benefit plans; and

•	increase our flexibility to structure and finance the expansion of our operations, including potential acquisitions of other financial institutions and establishing or purchasing branches.

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The reorganization and the capital raised in the offering are expected to provide us with additional capital to support new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risks and expand our asset and deposit base. The reorganization and offering also will allow us to establish stock-based benefit plans for management and other employees that we believe will permit us to attract and retain qualified personnel.

Unlike a standard mutual-to-stock conversion transaction in which all of the common stock of the holding company of the converting savings association is sold to the public, only a minority of the stock is sold to the public in a mutual holding company reorganization. By choosing to reorganize into a mutual holding company structure, federal law and regulations require that a majority of the outstanding common stock of Seneca Financial Corp. must be held by our mutual holding company. Consequently, the shares that we are permitted to sell in the offering represent a minority of the shares of Seneca Financial Corp. that will be outstanding upon the closing of the reorganization. As a result, a mutual holding company offering raises less than half the capital that would be raised in a standard conversion offering. Based on these restrictions and an evaluation of our capital needs, our board of directors has decided that 46% of our outstanding shares of common stock will be offered for sale in the offering, and 54% of our shares will be retained by Seneca Financial MHC. Our board of directors has determined that offering 46% of our outstanding shares of common stock for sale in the offering will enable management to effectively invest the capital raised in the offering. See “—Possible Conversion of Seneca Financial MHC to Stock Form.”

The following chart shows our corporate structure following the reorganization and offering:

Business Strategy

We intend to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service. Our current executive management team is comprised of individuals with strong banking backgrounds who have joined Seneca Federal Savings and Loan Association since 2013. In October 2013, we appointed Joseph G. Vitale as our President and Chief Executive Officer. Shortly thereafter, we hired Vincent J. Fazio as Executive Vice President and Chief Financial Officer. In December 2014, we hired George J. Sageer, and in December 2015, appointed him as Executive Vice President, Director of Retail Banking. The new management team has significant banking experience with our top three executives each having approximately 20 years or more of banking experience. The management team has worked to revise our business strategy and position Seneca Savings for future growth and profitability.

Our current business strategy consists of the following:

•	Continuing to emphasize one- to four-family residential mortgage loans while selling the majority of our newly originated longer-term, fixed-rate residential loans. We have been and will continue to be a significant one- to four-family residential mortgage lender to borrowers in our market area. As of March 31, 2017, $94.3 million, or 56.4%, of our total assets consisted of one- to four-family residential mortgage loans. We historically have held all of our loan

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originations, including our fixed-rate one- to four-family residential mortgage loans, in our loan portfolio. However, beginning in 2015, we started regularly selling loans in the secondary market. Loans that we sell into the secondary market consist of long-term (20 years or greater), conforming fixed-rate residential real estate mortgage loans, which we primarily sell to the FHLB of New York’s Mortgage Partnership Finance program, and beginning in 2017, to Freddie Mac. Following the reorganization, we intend to increase the amount of sales of longer-term fixed-rate one- to four-family residential mortgage loans into the secondary market and retain the shorter-term one- to four-family residential mortgage loans in our portfolio.

•	Increasing commercial real estate and commercial and industrial lending. In order to increase the yield on our loan portfolio and reduce the term to repricing, our new management team began to increase our commercial real estate and commercial and industrial loan portfolios while maintaining what we believe are conservative underwriting standards. We focus our commercial lending to small businesses located in our market area, targeting owner-occupied businesses such as manufacturers and professional service providers. Our commercial real estate and commercial and industrial loan portfolios have grown from $14.2 million and $7.4 million, respectively, at December 31, 2015 to $19.8 million and $8.6 million, respectively, at March 31, 2017. The additional capital raised in this offering will further increase our commercial lending capacity by enabling us to originate more loans that we intend to retain in our portfolio. In addition, following the reorganization, we intend to hire at least one new commercial lender to help grow the portfolio.

Increasing our commercial real estate loans and commercial and industrial loans involves risk, as described in “Risk Factors—Risks Related to Our Business—We have increased our commercial real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations” and “—Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.”

•	Increasing our lower-cost core deposits. NOW, Demand, savings and money market accounts are a lower cost source of funds than time deposits, and we have made a concerted effort to increase these lower-cost transaction deposit accounts. For instance in July 2016, we introduced our Kasasa (rewards) deposit program, which promotes free checking, higher interest paying accounts and the potential for cash-back rewards. We plan to continue to market our core transaction accounts, emphasizing our high-quality service and competitive pricing of these products. We also offer the convenience of technology-based products, such as mobile deposit capture, bill pay, card valet, internet and mobile banking. We are also planning to become a participating bank with ZRent, a leading vendor of rent payment technology, to create a free deposit account which will provide rent payment technology to our landlord and property management clients.

•	Managing credit risk to maintain a low level of non-performing assets. We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. Our non-performing assets to total assets ratio was 0.64% at March 31, 2017 and 1.07% at December 31, 2016, compared to 1.35% at December 31, 2015. The majority of our non-performing assets have historically related to one- to four-family residential real estate loans. At March 31, 2017, we had no non-performing commercial loans.

•	Offering a wide selection of non-deposit investment products and services. Financial Quest, a division of Seneca Federal Savings and Loan Association, offers asset management, financial planning, annuities, insurance and other financial products. We have dedicated investment

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representatives who evaluate the needs of clients to determine suitable investment and insurance solutions to meet their short and long-term wealth management goals. We intend to continue to grow this part of our business following the stock offering as a means to increase our non-interest income. At March 31, 2017, we had $43.0 million of assets held under management.

•	Growing organically and through opportunistic branch acquisitions. We expect to consider both organic growth as well as acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. We expect to focus our growth in Onondaga County and the Syracuse Metropolitan Statistical Area (“MSA”). We will consider expanding our branch network through the opening of additional branches or the acquisition of branches if the right opportunity occurs. The capital we are raising in the offering may also help fund improvements in our operating facilities and customer delivery services in order to enhance our competitiveness.

A full description of our products and services can be found under “Business of Seneca Savings.”

Terms of the Offering

We are offering between 586,500 and 793,500 shares of common stock of Seneca Financial Corp. to eligible depositors and borrowers, our tax-qualified employee benefit plans and to the public to the extent shares remain available. The amount of capital we are raising in the offering is based on an appraisal of the pro forma market value of Seneca Financial Corp. We may increase the maximum number of shares that we sell in the offering by up to 15%, to 912,525 shares, as a result of demand for the shares of common stock in the offering or changes in market conditions, including those for financial institutions stocks. Subscription priorities have been established for the allocation of common stock to the extent the subscription offering is oversubscribed. See “The Reorganization and Offering—Offering of Common Stock—Subscription Rights” for a description of allocation procedures in the event of an oversubscription.

Unless the pro forma market value of Seneca Financial Corp. decreases below $12.8 million or increases above $19.8 million, or the offering is extended beyond November 3, 2017, you will not have the opportunity to change or cancel your stock order. The offering price of the shares of common stock is $10.00 per share. All investors will pay the same $10.00 purchase price per share. Investors will not be charged a commission to purchase shares of common stock. Raymond James, our financial advisor in connection with the reorganization and offering, will use its best efforts to assist us in selling our shares of common stock, but Raymond James is not obligated to purchase any shares in the offering.

Persons Who May Order Stock in the Offering

We are offering the shares of common stock of Seneca Financial Corp. in a “subscription offering” in the following descending order of priority:

(1)	depositors who had accounts at Seneca Savings with aggregate balances of at least $50 at the close of business on March 31, 2016;

(2)	the tax-qualified employee benefit plans of Seneca Savings (including our employee stock ownership plan);

(3)	depositors who had accounts at Seneca Savings with aggregate balances of at least $50 at the close of business on June 30, 2017; and

(4)	other depositors of Seneca Savings at the close of business on July 31, 2017 and borrowers from Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on July 31, 2017.

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Any shares of our common stock that remain unsold in the subscription offering will be offered for sale in a community offering that may commence concurrently with, during or promptly after, the subscription offering. The community offering must be completed within 45 days of the end of the subscription offering, unless extended with Federal Reserve Board approval. Natural persons (including trusts of natural persons) residing in the New York Counties of Cayuga, Cortland, Madison, Oneida and Onondaga will have a purchase preference in any community offering. Shares also may be offered to the general public. We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of brokers in what is referred to as a syndicated community offering managed by Raymond James. We have the right to accept or reject, in our sole discretion, any orders received in the community offering or the syndicated community offering.

To ensure proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at March 31, 2016, June 30, 2017 or July 31, 2017, as applicable, or any loan account as of March 24, 2017 that remained outstanding at July 31, 2017. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation in the event of an oversubscription. We will attempt to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you had an ownership interest. Our interpretations of the terms and conditions of the stock issuance plan and of the acceptability of the order forms will be final.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares of common stock will be allocated first to categories in the subscription offering in accordance with our plan of reorganization. A detailed description of share allocation procedures can be found in the section entitled “The Reorganization and Offering—Offering of Common Stock.”

How We Determined the Offering Range and the $10.00 Price Per Share

Our decision to offer between 586,500 shares and 793,500 shares, which is our offering range, is based on an independent appraisal of our pro forma market value prepared by RP Financial, LC., a firm experienced in appraisals of financial institutions. RP Financial, LC. is of the opinion that as of May 12, 2017, and assuming we sell less than a majority of our shares in the stock offering, the estimated pro forma market value of the common stock of Seneca Financial Corp. was $15.0 million. Based on applicable regulations, this market value forms the midpoint of a valuation range with a minimum of $12.8 million and a maximum of $17.3 million.

Our board of directors determined that the common stock should be sold at $10.00 per share and that 46% of the shares of Seneca Financial Corp. common stock should be offered for sale in the offering and 54% should be held by Seneca Financial MHC. Therefore, based on the valuation range, the number of shares of Seneca Financial Corp. common stock that will be sold in the offering will range from 586,500 shares to 793,500 shares. If demand for the shares or market conditions warrant, our appraised value can be increased by up to 15%, which would result in an appraised value of $19.8 million and an offering of 912,525 shares of common stock.

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The appraisal is based in part on our financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings and loan holding companies that RP Financial, LC. considers comparable to Seneca Financial Corp. on a pro forma basis. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Total assets are as of March 31, 2017.

Company Name	Ticker Symbol	Headquarters	Total Assets
			(In millions)

Equitable Financial Corp.	EQFN	Grand Island, NE	$241
Hamilton Bancorp, Inc.	HBK	Towson, MD	500
Jacksonville Bancorp, Inc.	JXSB	Jacksonville, IL	318
Melrose Bancorp, Inc.	MELR	Melrose, MA	269
MSB Financial Corp.	MSBF	Millington, NJ	482
PB Bancorp, Inc.	PBBI	Putnam, CT	511
Poage Bankshares, Inc.	PBSK	Ashland, KY	461
Wayne Savings Bancshares, Inc.	WAYN	Wooster, OH	449
Wolverine Bancorp, Inc.	WBKC	Midland, MI	379
WVS Financial Corp.	WVFC	Pittsburgh, PA	345

The independent appraisal will be updated before we complete the reorganization and offering. If the pro forma market value of the common stock at that time is either below $12.8 million or above $19.8 million, then Seneca Financial Corp., after consulting with the Federal Reserve Board, may terminate the plan of reorganization and return all funds promptly with interest; extend or hold a new subscription or community offering, or both; establish a new offering range and commence a resolicitation of subscribers; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission. If we resolicit subscribers in this instance, then all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest.

Two measures investors use to analyze an issuer’s stock are the ratio of the offering price to the issuer’s book value and the ratio of the offering price to the issuer’s annual net income. RP Financial, LC. considered these ratios, among other factors, in preparing its independent appraisal. Book value is the same as total equity, and represents the difference between the issuer’s assets and liabilities. We had no intangible assets at March 31, 2017. Therefore, ratios that are presented related to book value are the same ratios that would be presented related to tangible book value.

The following table presents a summary of selected pricing ratios for the peer group companies and for us on a non-fully converted basis (i.e. the table assumes that 46% of our outstanding shares of common stock is sold in the offering, as opposed to 100% of our outstanding shares of common stock). These figures are from the RP Financial, LC. appraisal report. Compared to the average pricing ratios of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 13.3% on a non-fully converted price-to-earnings basis and a discount of 9.5% on a non-fully converted price-to-book value basis.

	Non-Fully Converted Pro Forma Price-to-Earnings Multiple (1)		Non-Fully Converted Pro Forma Price-to-Book Value Ratio

Seneca Financial Corp.
Adjusted Maximum	34.97	x	111.73%
Maximum	30.28	x	103.31%
Midpoint	26.24	x	94.97%
Minimum	22.23	x	85.54%

Valuation of peer group companies
as of May 12, 2017
Averages	30.26	x	104.94%
Medians	28.47	x	102.40%

(1)	Information for the peer group companies and Seneca Financial Corp. are based upon actual earnings for the 12 months ended March 31, 2017. These ratios are different from the ratios in “Pro Forma Data.”

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The following table presents a summary of selected pricing ratios for the peer group companies, with such ratios adjusted to their fully converted equivalent basis (assuming a standard conversion), and the resulting pricing ratios for Seneca Financial Corp. on a fully converted equivalent basis. Compared to the average fully converted pricing ratios of the peer group, Seneca Financial Corp.’s pro forma fully converted pricing ratios at the midpoint of the offering range indicated a discount of 13.2% on a fully converted price-to-earnings basis and a discount of 38.1% on a fully converted price-to-book value basis.

	Fully Converted Pro Forma Price-to-Earnings Multiple		Fully Converted Pro Forma Price-to-Book Value Ratio

Seneca Financial Corp.
Adjusted Maximum	35.05	x	72.57%
Maximum	30.34	x	68.82%
Midpoint	26.28	x	64.98%
Minimum	22.25	x	60.42%

Valuation of peer group companies
as of May 12, 2017
Averages	30.26	x	104.94%
Medians	28.47	x	102.40%

The pro forma fully converted calculations for Seneca Financial Corp. include the following assumptions:

•	8% of the shares sold in a full conversion offering would be purchased by an employee stock ownership plan, with the expense to be amortized over 30 years;

•	4% of the shares sold in a full conversion offering would be purchased by a stock-based benefit plan, with the expense to be amortized over five years;

•	options equal to 10% of the shares sold in a full conversion offering would be granted under a stock-based benefit plan, with option expense of $2.83 per option, and with the expense to be amortized over five years; and

•	stock offering expenses would equal 7.3% of the stock offering amount at the midpoint of the offering range.

The independent appraisal does not indicate market value. Do not assume or expect that Seneca Financial Corp.’s valuation as indicated above means that the common stock will trade at or above the $10.00 purchase price after the reorganization and offering. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Reorganization and Offering—How We Determined the Stock Pricing and the Number of Shares to be Issued.”

How We Intend to Use the Proceeds from the Offering

We intend to invest at least 54.3% of the net proceeds from the stock offering in Seneca Savings, fund the loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering at Seneca Financial Corp. Therefore, assuming we sell 793,500 shares of common stock at the maximum of the offering range, and we have net proceeds of $6.8 million, we intend to invest $4.2 million in Seneca Savings, loan $676,000 to our employee stock ownership plan to fund its purchase of an amount of the common stock equal to up to 3.92% of our outstanding shares (including

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shares issued to Seneca Financial MHC) and retain the remaining $2.0 million of the net proceeds at Seneca Financial Corp.

Seneca Financial Corp. expects to initially invest the net proceeds of the offering in securities issued by the U.S. government and its agencies or government sponsored enterprises, and as otherwise permitted under our investment policy or in a deposit account at Seneca Savings. Seneca Financial Corp. may use a portion of the net proceeds to repurchase shares of our common stock in the future, although we are generally not permitted to do so during the first year following our reorganization, and may use a portion of the net proceeds to finance the possible acquisition of other financial institutions or other financial service businesses. We may also use the net proceeds for other general corporate purposes. Seneca Savings generally intends to use the proceeds it receives to originate loans. It may also purchase securities as permitted under our investment policy, expand its banking franchise organically through de novo branching, or expand through acquisitions of branch offices, other financial institutions, or other financial service businesses. Seneca Savings may also use the proceeds it receives to support new loan, deposit or other financial products and services, and for general corporate purposes.

Neither Seneca Savings nor Seneca Financial Corp. has any plans or agreements for any specific acquisition transactions at this time. See “How We Intend to Use the Proceeds from the Offering.”

Limits on the Amount of Common Stock You May Purchase

The minimum purchase is 25 shares of common stock. Generally, no individual, or individuals through a single account held jointly, may purchase more than $150,000 of common stock. If any of the following persons purchase shares of common stock, their purchases when combined with your purchases cannot exceed $200,000 of common stock:

•	Any person who is related by blood or marriage to you and who either lives in your home or who is a director or officer of Seneca Savings;

•	Companies or other entities in which you are an officer or partner or have a 10% or greater beneficial ownership interest;

•	Trusts or other estates in which you have a substantial beneficial interest or as to which you serve as a trustee or in another fiduciary capacity; and

•	Any other persons who may be your associates or persons acting in concert with you.

Persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to this overall purchase limitation. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert.

We may, in our sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 9.9% of the number of shares sold in the offering, provided that the total number of shares purchased by persons, their associates and those persons with whom they are acting in concert, to the extent such purchases exceed 5% of the shares sold in the offering, shall not exceed, in the aggregate, 10% of the total number of the shares sold in the offering.

Subject to regulatory approval, we may increase or decrease the purchase limitations in the offering at any time. A detailed discussion of the limitations on purchases of common stock by an individual and persons acting in concert is set forth under the caption “The Reorganization and Offering—Offering of Common Stock—Limitations on Purchase of Shares.”

We expect that the employee stock ownership plan will purchase 3.92% of our outstanding shares (including shares issued to Seneca Financial MHC). Subject to the approval of the Federal Reserve Board, the employee stock ownership plan may purchase some or all of these shares in the open market following the

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completion of the offering. Our employee stock ownership plan purchases will range from 49,980 shares to 77,763 shares of common stock, respectively, at the minimum and adjusted maximum of the offering range.

How You May Purchase Shares of Common Stock in the Subscription and Community Offering

In the subscription offering and the community offering you may pay for your shares only by:

•	personal check, bank check or money order payable to Seneca Financial Corp. (cash and third-party checks will not be accepted); or

•	authorizing us to withdraw available funds (without any early withdrawal penalty) from your deposit account(s) maintained with Seneca Savings, other than checking accounts or retirement accounts, including individual retirement accounts (IRAs).

Seneca Savings is not permitted to knowingly lend funds for the purpose of purchasing shares of common stock in the offering. You may not pay by wire transfer, use a check drawn on a Seneca Savings line of credit, or use a third-party check to pay for shares of common stock. Please do not submit cash.

You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form and a notarized investor affidavit (if applicable), together with full payment, before the expiration date of the subscription offering. You may submit your stock order form and notarized investor affidavit (if applicable) in one of three ways: by mail, using the reply envelope provided; by overnight courier to the address indicated for that purpose on the stock order form; or by bringing your stock order form, a notarized investor affidavit (if applicable) and payment to our main office located at 35 Oswego Street, Baldwinsville, New York. If you have any questions regarding the reorganization and offering, please call the Stock Information Center at (844) 661-4103. The Stock Information Center will be open Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern Time. The Stock Information Center will not be open on bank holidays. Please do not mail stock order forms to Seneca Savings. We encourage subscribers to consider in-person or overnight delivery to increase the likelihood that your order is received before the deadline. Once submitted, your order is irrevocable. We do not intend to accept incomplete stock order forms, unsigned stock order forms, or copies or facsimiles of stock order forms. For orders paid for by check or money order, the funds must be available in the account and will be deposited immediately upon receipt. Funds received prior to the completion of the offering will be held in a segregated account at Seneca Savings. Subscription funds will earn interest at 0.05% per annum, which is our current passbook savings rate. If the offering is terminated, we will promptly return your subscription funds with interest.

On the stock order form, you may not designate withdrawal from Seneca Savings accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a Seneca Savings IRA or other retirement account. See “—Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

Withdrawals from certificate of deposit accounts at Seneca Savings for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Seneca Savings must be in the deposit accounts at the time the stock order form is received; no credit to purchase shares will be given for future interest to be earned on the funds in your deposit account or submitted for payment for the shares. However, funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. If a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at 0.05% per annum thereafter, until such funds are withdrawn. After we receive an order, the order cannot be revoked or changed.

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By signing the stock order form, you are acknowledging receipt of this prospectus and that the shares of our common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Seneca Savings, the Federal Deposit Insurance Corporation or any other government agency.

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your IRA, or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at Seneca Savings, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. A one-time and/or annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the September 19, 2017 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Seneca Savings or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Reorganization and Offering—Procedure for Purchasing Shares—Using Retirement Account Funds.”

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from selling, giving, or otherwise transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or given away his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on a qualifying deposit or loan account with the same subscription priority as you. In addition, the stock order form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility record date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription. Eligible depositors or borrowers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Deadline for Orders of Common Stock

The deadline for submitting orders to purchase shares of the common stock in the subscription and community offerings is 12:00 noon, Eastern Time, on September 19, 2017, unless we extend this deadline. If you wish to purchase shares of common stock, your properly completed and signed original stock order form and notarized investor affidavit (if applicable), together with full payment for the shares, must be received (not postmarked) by this time. Orders received after 12:00 noon, Eastern Time, on September 19, 2017 will be rejected unless the offering is extended.

Although we will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 noon, Eastern Time, on September 19, 2017, whether or not we have been able to locate each person entitled to subscription rights.

See “The Reorganization and Offering—Procedure for Purchasing Shares—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

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Once Submitted, Your Stock Purchase Order May Not Be Revoked Except Under Certain Circumstances

Funds that you use to purchase shares of our common stock in the offering will be held in a segregated account until the termination or completion of the offering, including any extension of the expiration date. Because completion of the reorganization and offering is subject to the receipt of all required regulatory approvals, including an update of the independent appraisal, among other factors, there may be one or more delays in the completion of the reorganization. Any orders that you submit to purchase shares of our common stock in the offering are irrevocable, and you will not have access to subscription funds unless the offering is terminated, or extended beyond November 3, 2017, or the number of shares to be sold in the offering is increased to more than 912,525 shares or decreased to fewer than 586,500 shares.

Termination of the Offering

The subscription offering will expire at 12:00 noon, Eastern Time, on September 19, 2017. We expect that the community offering, if one is conducted, would expire at the same time. We may extend this expiration date without notice to you until November 3, 2017, or such later date as the applicable regulators may approve. If the subscription offering and/or community offerings are extended beyond November 3, 2017, we will be required to resolicit subscriptions before proceeding with the offering. In such event, all subscribers will be afforded the opportunity to confirm, cancel or change their orders. If you choose to cancel your order or you do not respond to the resolicitation notice, your funds will be promptly returned to you with interest and deposit account withdrawal authorizations will be cancelled. All further extensions, in the aggregate, may not last beyond September 28, 2019, which is two years after the special meeting of members of Seneca Savings to be held on September 28, 2017 to vote on the plan of reorganization.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 586,500 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range. Specifically, we may (a) increase the purchase limitations, (b) seek regulatory approval to extend the offering beyond the November 3, 2017 expiration date, and/or (c) reduce the valuation and offering range, provided that any such extension or reduction will require us to resolicit subscriptions received in the offering and provide subscribers with the opportunity to increase, decrease or cancel their subscriptions. If the offering is extended beyond November 3, 2017, subscribers will have the right to confirm, cancel or change their orders. If the number of shares to be sold in the offering is increased to more than 912,525 shares or decreased to less than 586,500 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest.

Market for the Common Stock

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be quoted on the OTC Pink Marketplace operated by OTC Markets Group upon conclusion of the stock offering. See “Market for the Common Stock.”

Our Dividend Policy

No decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the reorganization and offering. The payment and amount of any dividend payments will be subject to statutory and regulatory limitations, and will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; the Federal Reserve Board’s current regulations restricting the waiver of dividends by mutual holding companies; and general economic conditions. See “Our Policy Regarding Dividends” for additional information regarding our dividend policy.

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Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 912,525 shares in the offering without further notice to you. If our pro forma market value at that time is either below $12.8 million or above $19.8 million, then, after consulting with the Federal Reserve Board, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.05% per annum;

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board, the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.05% per annum for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Seneca Savings that is being called to vote on the reorganization and offering, and at any time after member approval with applicable regulatory approval. If we terminate the offering, we will promptly return your funds, with interest at 0.05% per annum, and we will cancel deposit account withdrawal authorizations.

Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation After the Reorganization and Offering

In connection with the reorganization, we are establishing an employee stock ownership plan, and, subject to stockholder approval, we intend to implement one or more stock-based benefits plan that will provide for grants of stock options and restricted stock.

Employee Stock Ownership Plan. The board of directors of Seneca Savings has adopted an employee stock ownership plan, which will award shares of our common stock to eligible employees primarily based on their compensation. Our board of directors will, at the completion of the offering, ratify the loan to the employee stock ownership plan and the issuance of the common stock to the employee stock ownership plan. It is expected that our employee stock ownership plan will purchase an amount of shares equal to 3.92% of our outstanding shares (including shares issued to Seneca Financial MHC).

Stock-Based Benefit Plans. In addition to shares purchased by the employee stock ownership plan, we intend to adopt one or more stock-based benefit plans. The plans are designed to attract and retain qualified personnel in key positions and provide directors, officers and key employees with an ownership interest in Seneca Financial Corp., which will be an incentive to contribute to our success, and will reward key employees for their performance. The number of options granted and shares of restricted common stock awarded under stock-based benefit plans may not exceed 4.90% and 1.96%, respectively, of our total outstanding shares, including shares issued to Seneca Financial MHC, provided that if Seneca Savings’ tangible capital at the time of adoption of the stock-based benefit plan is less than 10% of its assets, then the amount of shares of restricted common stock may not exceed 1.47% of our outstanding shares. The number of options granted or shares of restricted common stock awarded under stock-based benefit plans, when aggregated with any subsequently adopted stock-based benefit plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the shares of common stock held by persons other than Seneca Financial MHC. Under applicable regulations, the exercise price of options

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granted within one year of the completion of the offering must be equal to the then fair market value of the common stock on the date the options are granted.

Stock-based benefit plans will not be established sooner than six months after the stock offering, and if adopted within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders, as well as a majority of the votes eligible to be cast by our stockholders other than Seneca Financial MHC. If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders, as well as a majority of votes cast by our stockholders other than Seneca Financial MHC. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and shares of restricted common stock authorized under the plans;

•	no non-employee director may receive more than 5% of the options and shares of restricted common stock authorized under the plans;

•	no individual may receive more than 25% of the options and shares of restricted common stock authorized under the plans;

•	options and shares of restricted common stock may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Seneca Savings or Seneca Financial Corp.

We have not determined whether we will present stock-based benefit plans for stockholder approval prior to or more than 12 months after the completion of the stock offering. In the event federal regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

Equity Plan Expenses. The implementation of an employee stock ownership plan and one or more stock-based benefit plans will increase our future compensation costs, thereby reducing our earnings. For example, we will be required to recognize an expense each year under our employee stock ownership plan equal to the fair market value of the shares committed to be released for that year to the participating employees. Similarly, if we issue restricted stock awards under a stock-based benefit plan, we would be required to recognize an expense as the shares vest equal to their fair market value on the grant date. Finally, if we issue stock options, we would be required to recognize an expense as the options vest, equal to their estimated value on the grant date. See “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our costs, which will reduce our income” and “Management—Benefits to be Considered Following Completion of the Stock Offering.”

Benefits to Management. The following table summarizes the stock benefits that our officers, directors and employees may receive following the reorganization and offering, at the adjusted maximum of the offering range and assuming that our employee stock ownership plan purchases 3.92% of our outstanding shares (including shares issued to Seneca Financial MHC) and that we implement one or more stock-based benefit plans granting options to purchase 4.90% of the total shares of common stock of Seneca Financial Corp. issued in connection with the reorganization (including shares issued to Seneca Financial MHC) and awarding shares of restricted common stock equal to 1.96% of the total shares of common stock of Seneca Financial Corp. issued in connection with the reorganization (including shares issued to Seneca Financial MHC).

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Plan	Individuals Eligible to Receive Awards	Percent of Outstanding Shares	Value of Benefits Based on Adjusted Maximum of Offering Range
			(In thousands)

Employee stock ownership plan	All employees	3.92%	$778
Stock awards	Directors, officers and employees	1.96	389
Stock options	Directors, officers and employees	4.90	275	(1)
Total		10.78%	$1,442

(1)	The fair value of stock options has been estimated at $2.83 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; no dividend yield; expected option life of 10 years; risk free interest rate of 2.40%; and a volatility rate of 13.73% based on an index of publicly traded thrift institutions.

The actual value of the shares of restricted common stock awarded under the stock-based benefit plan would be based on the price of Seneca Financial Corp.’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted common stock to be available for award and issuance under the stock-based benefit plan, assuming receipt of stockholder approval and that the shares are awarded in a range of market prices from $8.00 per share to $14.00 per share.

Share Price	24,990 Shares Awarded at Minimum of Offering Range	29,400 Shares Awarded at Midpoint of Offering Range	33,810 Shares Awarded at Maximum of Offering Range	38,882 Shares Awarded at Adjusted Maximum of Offering Range
(In thousands, except share price information)

$8.00	$200	$235	$270	$311
$10.00	$250	$294	$338	$389
$12.00	$300	$353	$406	$467
$14.00	$350	$412	$473	$544

The grant-date fair value of the options granted under the stock-based benefit plan would be based in part on the price of shares of Seneca Financial Corp.’s common stock at the time the options are granted. The value will also depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming receipt of stockholder approval, using a Black-Scholes option pricing model, and assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Market/Exercise Price	Grant-Date Fair Value Per Option	62,475 Options at Minimum of Offering Range	73,500 Options at Midpoint of Offering Range	84,525 Options at Maximum of Offering Range	97,204 Options at Adjusted Maximum of Offering Range
(In thousands, except market/exercise price and fair value information)

$8.00	$2.26	$141	$166	$191	$220
$10.00	$2.83	$177	$208	$239	$275
$12.00	$3.40	$212	$250	$287	$330
$14.00	$3.96	$247	$291	$335	$385

Restrictions on the Acquisition of Seneca Financial Corp. and Seneca Savings

Federal regulations, as well as provisions contained in the charter and bylaws of Seneca Savings and Seneca Financial Corp., restrict the ability of any person, firm or entity to acquire Seneca Financial Corp., Seneca Savings, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Federal Reserve Board and/or the Office of the Comptroller of the Currency before acquiring in excess of 10% of the voting stock of Seneca Financial Corp. or Seneca Savings, as well as a provision in each of Seneca Financial Corp.’s and Seneca Savings’ respective charters that generally provides that for a period of five years from the closing of the offering, no person, other than Seneca Financial MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Seneca Financial Corp. or Seneca Savings held by persons other than Seneca Financial MHC, and, with respect to Seneca Savings, other than Seneca Financial Corp., and that any shares acquired in excess of

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this limit would not be entitled to be voted and would not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Because a majority of the shares of outstanding common stock of Seneca Financial Corp. must be owned by Seneca Financial MHC, any acquisition of Seneca Financial Corp. must be approved by Seneca Financial MHC. Furthermore, Seneca Financial MHC would not be required to pursue or approve a sale of Seneca Financial Corp. even if such sale were favored by a majority of Seneca Financial Corp.’s public stockholders. Finally, although a mutual holding company may be acquired by a mutual institution or another mutual holding company in what is known as a “remutualization” transaction, current regulatory policy may make such transactions unlikely because of the heightened regulatory scrutiny given to the structure and pricing of such transactions. Specifically, current regulatory policy views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity, and raising issues concerning the effect on the mutual members of the acquiring entity. As a result, a remutualization transaction for Seneca Financial Corp. is unlikely unless the applicant can clearly demonstrate that the regulatory concerns are not warranted in the particular case.

Proposed Stock Purchases by Management

Seneca Financial Corp.’s directors and executive officers and their associates are expected to purchase, for investment purposes, approximately 50,500 shares of common stock in the offering, which represents 8.6% of the shares sold to the public and 4.0% of the total shares to be outstanding after the offering (including shares owned by Seneca Financial MHC), each at the minimum of the offering range, respectively. Like all of our eligible depositor and borrower purchasers, our directors and executive officers and their associates have subscription rights based on their deposits or borrowings and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of reorganization.

The plan of reorganization provides that the aggregate amount of shares acquired in the offering by our directors and executive officers (and their associates) may not exceed 32% of the outstanding shares held by persons other than Seneca Financial MHC, except with the approval of federal regulators. We may seek approval from the federal regulators to allow purchases by our directors and executive officers (and their associates) to exceed the 32% limit to the extent needed to enable us to sell the minimum number of shares of common stock in the offering range.

Directors and executive officers will pay the same $10.00 per share price paid by all other persons who purchase shares in the offering. These shares will be counted in determining whether the minimum of the offering range is reached.

Conditions to Completing the Reorganization and Offering

We cannot complete the reorganization and offering unless:

•	we sell at least 586,500 shares, the minimum of the offering range;

•	the members of Seneca Savings vote to approve the reorganization and offering; and

•	we receive final approval from the Federal Reserve Board to complete the reorganization and offering, as well as any additional required approvals from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

Federal Reserve Board, Office of the Comptroller of the Currency or Federal Deposit Insurance Corporation approval does not constitute a recommendation or endorsement of an investment in our stock.

 Possible Conversion of Seneca Financial MHC to Stock Form

In the future, Seneca Financial MHC may convert from the mutual to capital stock form of ownership, in a transaction commonly referred to as a “second-step conversion.” In a second-step conversion, members of Seneca

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Financial MHC would have subscription rights to purchase common stock of Seneca Financial Corp. or its successor, and the public stockholders of Seneca Financial Corp. would be entitled to exchange their shares of common stock for an equal percentage of shares of the converted Seneca Financial MHC. This percentage may be adjusted to reflect any assets owned by Seneca Financial MHC.

Our board of directors has no current plans to undertake a second-step conversion transaction. Any second-step conversion transaction would require the approval of holders of a majority of the outstanding shares of Seneca Financial Corp. common stock (excluding shares held by Seneca Financial MHC) and the approval of the depositor and borrower members of Seneca Financial MHC. Stockholders will not be able to force a second-step conversion without the consent of Seneca Financial MHC since a second-step conversion also requires, under federal corporate law, the approval of a majority of all of the outstanding voting stock of Seneca Financial Corp., which can only be achieved if Seneca Financial MHC votes to approve the second-step conversion.

Delivery of Prospectus

To ensure that each person receives a prospectus at least 48 hours before the deadline for orders for common stock, we may not mail prospectuses any later than five days prior to such date or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or stock order form by means other than U.S. mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 12:00 noon, Eastern Time, on September 19, 2017, whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the stock offering. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company, subject to any necessary regulatory approval. We expect trading in the stock to begin on the day of completion of the stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Tax Consequences

Seneca Savings and Seneca Financial Corp. have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the reorganization, including an opinion that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by members upon the distribution to them of the nontransferable subscription rights to purchase the common stock and no taxable income will be realized by depositors as a result of the exercise of the nontransferable subscription rights. Seneca Savings and Seneca Financial Corp. have also received an opinion of Baker Tilly Virchow Krause, LLP regarding the material New York state tax consequences of the reorganization. As a general matter, the reorganization will not be a taxable transaction for purposes of federal or state income taxes to Seneca Savings, Seneca Financial Corp. or persons eligible to subscribe in the subscription offering. See the section of this prospectus entitled “The Reorganization and Offering—Material Income Tax Consequences” for additional information regarding taxes.

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Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors—Risks Related to the Offering—We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Regulation and Supervision—Emerging Growth Company Status.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

How You May Obtain Additional Information Regarding the Reorganization and Offering

If you have any questions regarding the reorganization and offering, please call the Stock Information Center at (844) 661-4103. The Stock Information Center will be open Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

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RISK FACTORS

You should consider carefully the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in our common stock.

Risks Related to Our Business

Future changes in interest rates could reduce our profits and asset values.

Net income is the amount by which net interest income and non-interest income exceed non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

•	the interest income we earn on interest-earning assets, such as loans and securities; and

•	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. The duration of our assets is relatively long due to the amount of long-term fixed-rate residential loans that we hold in our loan portfolio. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called, requiring us to reinvest those cash flows at lower interest rates.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed rate mortgage loans.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) and our net interest income would change in the event of a range of assumed changes in market interest rates. As of March 31, 2017, in the event of an instantaneous 200 basis point increase in interest rates, we estimate that we would experience a 23.0% decrease in EVE. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Seneca Savings—Management of Market Risk.”

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We have increased our commercial real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

At March 31, 2017, commercial real estate loans totaled $19.8 million, or 14.7% of our loan portfolio and commercial and industrial loans totaled $8.6 million, or 6.4% of our loan portfolio. Given their larger balances and the complexity of the underlying collateral, commercial real estate and commercial and industrial loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate and commercial and industrial loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. Further, unlike residential mortgage loans, commercial real estate loans and commercial and industrial loans may be secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may depreciate over time, may be more difficult to appraise and may be more susceptible to fluctuation in value at default. In addition, the physical condition of non-owner occupied properties may be below that of owner occupied properties due to lax property maintenance standards, which have a negative impact on the value of the collateral properties. As our commercial real estate and commercial and industrial loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would reduce our profits.

Our commercial loan portfolio, which includes commercial real estate and commercial and industrial loans, has increased to $28.4 million, or 21.0% of total loans, at March 31, 2017 from $21.6 million, or 20.3% of total loans, at December 31, 2015. A large portion of our commercial loan portfolio was originated recently. Our limited experience with these borrowers does not provide us with a significant payment history pattern with which to judge future collectability. Further, these loans have not been subjected to unfavorable economic conditions. As a result, it is difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Local economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the

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financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy includes growth in assets, deposits and the scale of our operations. Achieving such growth will require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, competition from other financial institutions in our market area and our ability to manage our growth, including increasing our sales of long-term fixed-rate residential loans. Growth opportunities may not be available or we may not be able to manage our growth successfully, in particular, if we are unable to increase our residential loan sales. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there can be considerable costs involved in opening branches and expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached. Our expenses could be further increased if we encounter delays in the opening of new branches.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We maintain an allowance for loan losses, which is established through a provision for loan losses, that represents management’s best estimate of probable losses within the existing portfolio of loans. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustment may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Consequently, a problem with one or more loans could require us to significantly increase the level of our provision for loan losses. In addition, federal regulators periodically review our allowance for loan losses and as a result of such reviews, we may have to adjust our allowance for loan losses or recognize further loan charge-offs. However, regulatory agencies are not directly involved in the process of establishing the allowance for loan losses, as the process is our responsibility and any adjustment of the allowance is the responsibility of management. Material additions to the allowance would materially decrease our net income.

Changes in market conditions, changes in discount rates, changes in mortality assumptions or lower returns on assets may increase required contributions to, and costs associated with, our tax-qualified defined benefit plan in future periods.

The funded status and benefit obligations of our tax-qualified defined benefit plan (“pension plan”) is dependent upon many factors, including returns on invested assets, certain market interest rates, the discount rates and mortality assumptions used to determine pension obligations. On December 31, 2016, Seneca Savings recorded a net pension plan liability of $249,000 (consisting of a total benefit plan liability of $10.23 million and net assets having a fair market value of $9.98 million). The pension plan liability is calculated based on various actuarial assumptions, including mortality expectations, discount rates and expected long-term rates of return on plan assets. Unfavorable returns on plan assets could materially change the amount of required plan funding, which would reduce the cash available for our operations. In addition, a decrease in the discount rate and/or changes in the mortality assumptions used to determine pension obligations could increase the estimated value of our pension obligations, which would require us to increase the amounts of future contributions to the plan, thereby reducing our equity and our costs associated with the plan may substantially increase in future periods.

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Due to the high concentration of one- to four-family residential mortgage loans in our loan portfolio and the prolonged low interest rate environment, the average yield on our loan portfolio is low.

Historically, the vast majority of our loan portfolio has consisted of longer-term (up to 30 years) fixed-rate one- to four-family residential mortgage loans. In recent years, we have started to sell newly originated fixed-rate one- to four-family residential mortgage loans with terms of 20 years or longer, but such loans will likely continue to comprise a large percentage of our interest-earning assets. At March 31, 2017, our one- to four-family residential mortgage loan portfolio totaled $94.3 million, or 69.9% of total loans. Traditionally, one- to four-family residential mortgage loans have lower yields than commercial real estate or commercial and industrial loans because one- to four-family residential mortgage loans have less credit risk. During the prolonged low interest rate environment, the average yield on our one- to four-family residential mortgage loans has decreased. As a result, the average yield on our one- to four-family residential mortgage loan portfolio decreased 28 basis points to 4.45% for the three months ended March 31, 2017 from 4.73% for the year ended December 31, 2015.

Our strategy following the offering is to grow our commercial real estate and commercial and industrial loan portfolios. However, if we are unable to leverage the net proceeds of the offering with higher yielding assets, our ability to generate or increase our interest income will be compromised, which will reduce our profitability.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend on the services of the members of our senior management team, who direct our strategy and operations. Members of our senior management team, or lending personnel who possess expertise in our markets and key business relationships, could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

A continuation of the historically low interest rate environment and the possibility that we may access higher-cost funds to support our loan growth and operations may adversely affect our net interest income and profitability.

In recent years the Federal Reserve Board’s policy has been to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. Our ability to reduce our interest expense may be limited at current interest rate levels while the average yield on our interest-earning assets may continue to decrease, and our interest expense may increase as we access non-core funding sources or increase deposit rates to fund our operations. A continuation of a low interest rate environment or an increase in our cost of funds may adversely affect our net interest income, which would have an adverse effect on our profitability.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and securities brokerage firms and unregulated or less regulated non-banking entities, operating locally and elsewhere. Many of these competitors have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates on more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. Our profitability depends upon our continued ability to successfully compete in our market area. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected.

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and

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services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. For additional information see “Business of Seneca Savings—Market Area” and “—Competition.”

Our cost of operations is high relative to our revenues.

Our non-interest expense, which consists primarily of the costs associated with operating our business, represents a high percentage of the income we generate. The cost of generating our income is measured by our efficiency ratio, or our non-interest expense divided by the sum of our net interest income and our non-interest income. For the three months ended March 31, 2017 and for the years ended December 31, 2016 and 2015, our efficiency ratio was 83.30%, 85.16% and 91.82%, respectively. Generally, this means we spent approximately $0.83, $0.85 and $0.92 during those periods to generate $1.00 of income. If we are unable to lower our efficiency ratio by executing our business strategies, our profitability may be adversely affected.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Seneca Savings is subject to extensive regulation, supervision and examination by the Office of the Comptroller of the Currency, and Seneca Financial Corp. will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors and borrowers of Seneca Savings, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firms. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has significantly changed the regulation of banks and savings institutions and affects the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies have been given significant discretion in drafting the implementing rules and regulations, many of which are not in final form. As a result, we cannot at this time predict

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the full extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with the Dodd-Frank Act and its implementing regulations and policies has already resulted in changes to our business and operations, as well as additional costs, and has diverted management’s time from other business activities, all of which have adversely affected our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations.

We face significant operational risks because the financial services business involves a high volume of transactions and increased reliance on technology, including risk of loss related to cyber-security breaches.

We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions and to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and others and concerning our own business, operations, plans and strategies. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or persons outside our company, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of operational deficiencies or as a result of non-compliance with applicable regulatory standards or customer attrition due to potential negative publicity. In addition, we outsource some of our data processing to certain third-party providers. If these third-party providers encounter difficulties, including as a result of cyber-attacks or information security breaches, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected.

In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, face regulatory action, civil litigation and/or suffer damage to our reputation.

We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

A final capital rule, effective for Seneca Savings on January 1, 2015, includes new minimum risk-based capital and leverage ratios and refines the definition of what constitutes “capital” for calculating these ratios. The new minimum capital requirements are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from prior rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also establishes a “capital conservation buffer” of 2.5%, and, when fully phased in, will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%; (ii) a Tier 1 to risk-based assets capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement is being phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases and paying discretionary bonuses if its capital level falls below the buffer amount.

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The application of more stringent capital requirements could, among other things, result in lower returns on equity, and result in regulatory actions if we are unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of the requirements of the Basel Committee on Banking Supervision (“Basel III”) could result in our having to lengthen the term of our funding sources, change our business models or increase our holdings of liquid assets. Specifically, following the completion of the stock offering, Seneca Savings’ ability to pay dividends to Seneca Financial Corp. will be limited if it does not have the capital conservation buffer required by the new capital rules, which may further limit Seneca Financial Corp.’s ability to pay dividends to stockholders. See “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.”

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

A new accounting standard may require us to increase our allowance for loan losses and may have a material adverse effect on our financial condition and results of operations.

The Financial Accounting Standards Board has adopted a new accounting standard that will be effective for Seneca Savings for our first fiscal year after December 15, 2020.  This standard, referred to as Current Expected Credit Loss, or CECL, will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for loan losses.  This will change the current method of providing allowances for loan losses that are probable, which may require us to increase our allowance for loan losses, and to greatly increase the types of data we will need to collect and review to determine the appropriate level of the allowance for loan losses. Any increase in our allowance for loan losses or expenses incurred to determine the appropriate level of the allowance for loan losses may have a material adverse effect on our financial condition and results of operations.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus as well as periodic reports we will be required to file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial

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risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses and our determinations with respect to amounts owed for income taxes.

Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.

Our ability to originate loans could be restricted by certain federal regulations.

The Consumer Financial Protection Bureau has issued a rule intended to clarify how lenders can avoid legal liability under the Dodd-Frank Act, which holds lenders accountable for ensuring a borrower’s ability to repay a mortgage loan. Under the rule, loans that meet the “qualified mortgage“ definition will be presumed to have complied with the new ability-to-repay standard. Under the rule, a “qualified mortgage” loan must not contain certain specified features, including:

•	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

•	interest-only payments;

•	negative amortization; and

•	terms of longer than 30 years.

Also, to qualify as a “qualified mortgage,” a loan must be made to a borrower whose total monthly debt-to-income ratio does not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify a borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments.

In addition, the Dodd-Frank Act required the Consumer Finance Protection Bureau to adopt rules and publish forms that combine certain disclosures that consumers receive in connection with applying for and closing on certain mortgage loans under the Truth in Lending Act and the Real Estate Settlement Procedures Act. The Consumer Financial Protection Bureau has implemented a final rule to implement this requirement, and the final rule was effective in October 2015 and amended in July 2017.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental

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liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and, therefore, our operating results may be materially adversely affected.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Seneca Financial Corp. and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. We expect our return on equity to remain relatively low until we are able to implement our business plan and leverage the additional capital we receive from the stock offering. Although we anticipate increasing net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Until we can implement our business plan and increase our net interest income through investment of the proceeds of the offering, we expect our return on equity to remain relatively low compared to our peer group, which may reduce the value of our shares.

It is expected that there will be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be quoted on the OTC Pink Marketplace operated by OTC Markets Group upon conclusion of the stock offering. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time is expected to be limited. Under such

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circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by Seneca Financial MHC, our employee stock ownership plan and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase an amount of shares of our common stock equal to up to 3.92% of our outstanding shares (including the shares held by Seneca Financial MHC), provided that, with approval of the Federal Reserve Board, our employee stock ownership plan may purchase some or all of such shares in the open market following the completion of the offering. If all shares are purchased in the open market at a price of $10.00 per share, the cost of acquiring the shares of common stock for the employee stock ownership plan will be between $499,800 at the minimum of the offering range and $777,630 at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt one or more stock-based benefit plans after the offering, under which participants would be awarded shares of restricted common stock (at no cost to them) and/or options to purchase shares of our common stock. Under federal regulations, we are authorized to grant awards of stock or options under one or more stock-based benefit plans in an amount up to 25% of the shares of common stock held by persons other than Seneca Financial MHC. The number of shares of common stock or options granted under any initial stock-based benefit plan may not exceed 1.96% and 4.90%, respectively, of our total outstanding shares, including shares issued to Seneca Financial MHC.

The shares of restricted common stock granted under the stock-based benefit plans will be expensed by us over their vesting period based on the fair market value of the shares on the date they are awarded. If the shares of restricted common stock to be granted under the stock-based benefit plans are repurchased in the open market (rather than issued directly from authorized but unissued shares by Seneca Financial Corp.) and cost the same as the purchase price in the offering, the reduction to stockholders’ equity due to the plan would be between $249,900 at the minimum of the offering range and $388,820 at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares of restricted common stock under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

We will generally recognize as an expense in our income statement the grant-date fair value of stock options as such options vest. When we record an expense related to the grant of options using the fair value method, we will incur significant compensation and benefits expense. As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Seneca Savings,” and based on certain assumptions discussed therein, we estimate this annual expense would be approximately $50,000 on an after-tax basis, assuming we sell 912,525 shares in the offering.

The implementation of one or more stock-based benefit plans may dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans following the reorganization and offering. The stock-based benefit plans will be funded through either open market purchases, if permitted, or from the issuance of authorized but unissued shares. Public stockholders would experience a reduction in ownership interest totaling 2.95% in the event newly issued shares are used to fund stock options and stock awards in an amount equal to 4.90%

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and 1.96%, respectively, of the total shares issued in the reorganization and offering (including shares issued to Seneca Financial MHC).

We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $3.9 million and $4.4 million of the net proceeds of the offering in Seneca Savings. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. We may use the remaining net proceeds to invest in short-term and other investments, repurchase shares of common stock, pay dividends, or for other general corporate purposes. Seneca Savings intends to use the net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise, or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as any potential acquisition, paying dividends and repurchasing common stock, may require the approval of or non-objection from the Office of the Comptroller of the Currency or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at the time that is most beneficial to Seneca Financial Corp., Seneca Savings or the stockholders. For additional information see “How We Intend To Use The Proceeds From The Offering.”

Seneca Financial MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

Seneca Financial MHC will own a majority of Seneca Financial Corp.’s common stock after the offering and, through its board of directors, will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who will manage Seneca Financial Corp. and Seneca Savings will also manage Seneca Financial MHC. As a federally chartered mutual holding company, the board of directors of Seneca Financial MHC must ensure that the interests of depositors of Seneca Savings are represented and considered in matters put to a vote of stockholders of Seneca Financial Corp. Therefore, the votes cast by Seneca Financial MHC may not be in your personal best interests as a stockholder. For example, Seneca Financial MHC may exercise its voting control to defeat a stockholder nominee for election to the board of directors of Seneca Financial Corp. When a mid-tier stock holding company of a mutual holding company sells its stock to the public, as is the case with Seneca Financial Corp., the public is informed in the prospectus that the parent mutual holding company will continue to hold more than 50% of the outstanding common stock of the stock holding company and will therefore be able to elect all of the directors of the public mid-tier stock holding company. In addition, stockholders will not be able to force a merger or a second-step conversion transaction without the consent of Seneca Financial MHC since such transactions also require, under federal corporate law, the approval of a majority of all of the outstanding voting stock, which can only be achieved if Seneca Financial MHC voted to approve such transactions. Some stockholders may desire a sale or merger transaction, since stockholders typically receive a premium for their shares, or a second-step conversion transaction, since, on a fully converted basis most fully stock institutions tend to trade at higher multiples of book value than mutual holding companies. Stockholders could, however, prevent a second step conversion or the implementation of equity incentive plans, as under current Federal Reserve Board regulations and policies, such matters also require the separate approval of the stockholders other than Seneca Financial MHC.

Our stock value may be negatively affected by our mutual holding company structure and federal regulations restricting takeovers.

Seneca Financial MHC, as the majority stockholder of Seneca Financial Corp., will be able to control the outcome of virtually all matters presented to stockholders for their approval, including any proposal to acquire Seneca Financial Corp. Accordingly, Seneca Financial MHC may prevent the sale of control or merger of Seneca Financial Corp. or its subsidiaries even if such a transaction were favored by a majority of the public stockholders of Seneca Financial Corp. The board of directors of Seneca Savings has decided to form a mutual holding company rather than undertake a standard conversion to stock form in part because the mutual holding company structure will

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allow our board of directors to better control the future of Seneca Financial Corp. and its subsidiaries. Additionally, although federal regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction, such transactions may be unlikely because of the heightened regulatory scrutiny given to such transactions.

For three years following the offering, federal regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Federal Reserve Board and/or the Office of the Comptroller of the Currency. Moreover, current Federal Reserve Board and Office of the Comptroller of the Currency policy prohibits the acquisition of a mutual holding company subsidiary by any person or entity other than a mutual holding company or a mutual institution, and restricts the terms of permissible acquisitions. See “Restrictions on the Acquisition of Seneca Financial Corp. and Seneca Savings” for a discussion of applicable Federal Reserve Board regulations regarding acquisitions.

The corporate governance provisions in our charter and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our board of directors and may also prevent or impede a change in control.

Provisions in our charter and bylaws may prevent or impede holders of a minority of our common stock from obtaining representation on our board of directors. For example, our board of directors will be divided into three classes with staggered three-year terms. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Second, our charter provides that there will not be cumulative voting by stockholders for the election of our directors, which means that Seneca Financial MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all of our directors to be elected at that meeting. Also, we have the ability to issue preferred stock with voting rights to third parties who may be friendly to our board of directors.

In addition, a section in Seneca Financial Corp.’s charter will generally provide that, for a period of five years from the closing of the offering, no person, other than Seneca Financial MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Seneca Financial Corp. held by persons other than Seneca Financial MHC, and that any shares acquired in excess of this limit will not be entitled to be voted and will not be counted as voting stock in connection with any matters submitted to the stockholders for a vote. Seneca Savings’ charter will contain a similar provision, except the ownership restriction will apply to persons other than Seneca Financial MHC and Seneca Financial Corp.

Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

Our management team has limited experience managing a publicly-traded company or complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to a public company, which will be subject to significant regulatory oversight and reporting obligations under the federal securities laws. In particular, these new obligations will require substantial attention from our management and may divert their attention away from the day-to-day management of our business, which could materially and adversely impact our business operations.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The declaration and payment of future cash dividends will be subject to, among other things, regulatory restrictions, our then current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. In particular, we will be limited in our ability to pay dividends to our public stockholders only, under the regulations that have been implemented by the Federal Reserve Board following the enactment of the Dodd-Frank Act with regard to dividend waivers by mutual holding companies. See “Regulation and Supervision—Federal Banking Regulation—Capital Requirements”, “—Capital Distributions”, and “—Holding Company Regulation—Waivers of Dividends by Seneca Financial MHC.”

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Seneca Financial Corp. will depend primarily upon the proceeds it retains from the offering as well as earnings of Seneca Savings to provide funds to pay dividends on our common stock. The payment of dividends by Seneca Savings also is subject to certain regulatory restrictions. Federal law generally prohibits a depository institution from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would thereafter be or continue to be undercapitalized, and dividends by a depository institution are subject to additional limitations.

As a result, any payment of dividends in the future by Seneca Financial Corp. will depend, in large part, on Seneca Savings’ ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors.

Under current law, if we declare dividends on our common stock, Seneca Financial MHC will be restricted from waiving the receipt of dividends.

Seneca Financial Corp.’s board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. If Seneca Financial Corp. pays dividends to its stockholders, it also will be required to pay dividends to Seneca Financial MHC, unless Seneca Financial MHC is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board’s current regulations significantly restrict the ability of newly organized mutual holding companies to waive dividends declared by their subsidiaries. Accordingly, because dividends would likely be required to be paid to Seneca Financial MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Seneca Financial MHC were to waive the receipt of dividends.

You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, we also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of

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our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

As a result, our stockholders may not have access to certain information they may deem important, and investors may find our common stock less attractive if we choose to rely on these exemptions. This could result in a less active trading market for our common stock and the price of our common stock may be more volatile.

We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers to complete the offering.

If we are not able to reach the minimum of the offering range, we may do any of the following: increase the maximum purchase limitations and allow all maximum purchase subscribers to increase their orders to the new maximum purchase limitations; terminate the offering and promptly return all funds; set a new offering range, notify all subscribers of the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted, to the extent such permission is required, by the Federal Reserve Board.

The distribution of subscription rights could have adverse income tax consequences and the cost basis of the stock to purchasers with subscription rights could be less than the purchase price.

If the subscription rights granted to certain current or former depositors or certain borrowers of Seneca Savings are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. Additionally, if the subscription rights were deemed to have an ascertainable value, it is possible that the cost basis of the stock to any purchaser who used subscription rights could be reduced by an amount equal to the value ascribed to the subscription rights. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value and that it is more likely than not that the basis of the common stock to its stockholders will be the purchase price thereof; however, such opinion is not binding on the Internal Revenue Service.

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SELECTED FINANCIAL AND OTHER DATA

The summary information presented below at each date or for each of the periods presented is derived in part from the consolidated financial statements of Seneca Savings and its subsidiary. The financial condition data at December 31, 2016 and 2015, and the operating data for the years ended December 31, 2016 and 2015 were derived from the audited consolidated financial statements of Seneca Savings included elsewhere in this prospectus. The information at and for the three months ended March 31, 2017 and 2016 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2017, are not necessarily indicative of the results for all of fiscal 2017 or any other period. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

	At March 31,	At December 31,
	2017	2016	2015
	(In thousands)
Selected Financial Condition Data:

Total assets	$167,325	$161,411	$137,359
Cash and due from banks	5,784	1,762	4,045
Available-for-sale securities	19,090	19,450	22,664
Loans, net	134,424	132,364	105,257
FHLB stock, at cost	1,833	2,090	1,247
Total liabilities	156,340	150,631	127,263
Deposits	132,338	119,542	108,672
FHLB advances and borrowings	21,000	28,000	15,500
Total equity	10,985	10,780	10,096

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2017	2016	2016	2015
	(In thousands)
Selected Data:

Interest income	$1,621	$1,397	$5,844	$5,167
Interest expense	304	211	992	681
Net interest income	1,317	1,186	4,852	4,486
Provision for loan losses	40	13	247	8
Net interest income after provision for loan losses	1,277	1,173	4,605	4,478
Non-interest income	144	155	794	723
Non-interest expense	1,217	1,190	4,808	4,783
Earnings before provision for income taxes	204	138	591	418
Provision for income taxes	40	47	64	22
Net income	$164	$91	$527	$396

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	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2017	2016	2016	2015

Selected Financial Ratios and Other Data (1):

Performance Ratios:
Return on average assets	0.40%	0.26%	0.35%	0.30%
Return on average equity	6.15%	3.66%	5.19%	4.14%
Interest rate spread (2)	3.23%	3.43%	3.30%	3.42%
Net interest margin (3)	3.33%	3.55%	3.42%	3.51%
Efficiency ratio (4)	83.30%	88.74%	85.16%	91.82%
Non-interest expense to average total assets	2.97%	3.44%	3.26%	3.64%
Average interest-earning assets to average interest-bearing liabilities	114%	118%	117%	119%

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.64%	1.02%	1.07%	1.35%
Non-performing loans as a percent of total loans	0.71%	1.27%	1.28%	1.76%
Allowance for loan losses as a percent of non-performing loans	114.45%	83.61%	69.07%	71.94%
Allowance for loan losses as a percent of total loans	0.80%	1.07%	0.88%	1.15%
Net charge-offs to average outstanding loans during the period	0.09%	0.02%	0.25%	—%

Capital Ratios (5):
Common equity tier 1 capital (to risk weighted assets)	14.21%	16.72%	14.32%	16.72%
Tier 1 leverage (core) capital (to adjusted tangible assets)	8.35%	9.53%	8.65%	9.67%
Tier 1 risk-based capital (to risk weighted assets)	14.21%	16.72%	14.32%	16.72%
Total risk-based capital (to risk weighted assets)	15.33%	17.97%	15.56%	17.98%
Average equity to average total assets	6.51%	7.19%	6.88%	7.28%
Other Data:
Number of full service offices	3	3	3	3
Number of full-time equivalent employees	39	40	40	39

(1)	Annualized for the three-month periods ended March 31, 2017 and 2016.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Capital ratios are for Seneca Savings.

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RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of Seneca Savings and its subsidiary for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Seneca Savings contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at December 31, 2016 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at June 30, 2017 and for the three and six months ended June 30, 2017 and 2016, is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three and six months ended June 30, 2017, are not necessarily indicative of the results for all of fiscal 2017 or any other period.

	At June 30, 2017	At December 31, 2016
	(In thousands)
Selected Financial Condition Data:
Total assets	$172,172	$161,411
Cash and due from banks	2,395	1,762
Available-for-sale securities	22,633	19,450
Loans, net	138,078	132,364
FHLB stock, at cost	2,072	2,090
Total liabilities	160,905	150,631
Deposits	134,895	119,542
FHLB advances and borrowings	21,500	28,000
Total equity	11,266	10,780

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Selected Data:
Interest income	$1,684	$1,389	$3,305	$2,786
Interest expense	357	243	662	453
Net interest income	1,327	1,146	2,643	2,333
Provision for loan losses	50	24	90	37
Net interest income after provision for loan losses	1,276	1,122	2,554	2,296
Non-interest income	168	202	312	357
Non-interest expense	1,330	1,204	2,546	2,396
Earnings before provision for income taxes	115	120	319	257
Provision for income taxes	23	16	63	34
Net income	$92	$104	$256	$223

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	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2017	2016	2017	2016

Selected Financial Ratios and Other Data (1):

Performance Ratios:
Return on average assets	0.22%	0.29%	0.31%	0.32%
Return on average equity	3.40	3.99	4.74	4.31
Interest rate spread (2)	3.16	3.17	3.19	3.31
Net interest margin (3)	3.28	3.30	3.30	3.42
Efficiency ratio (4)	88.95	89.34	86.15	89.06
Non-interest expense to average total assets	3.15	3.34	3.06	3.39
Average interest-earning assets to average interest-bearing liabilities	113.17	118.03	113.43	117.98

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.74	1.13	0.74	1.13
Non-performing loans as a percent of total loans	0.83	1.39	0.83	1.39
Allowance for loan losses as a percent of non-performing loans	99.12	72.65	99.12	72.65
Allowance for loan losses as a percent of total loans	0.82	1.01	0.82	1.01
Net charge-offs to average outstanding loans during the period	0.00	0.03	0.09	0.05

Capital Ratios (5):
Common equity tier 1 capital (to risk weighted assets)	13.94	15.84	13.94	15.84
Tier 1 leverage (core) capital (to adjusted tangible assets)	8.16	9.15	8.16	9.15
Tier 1 risk-based capital (to risk weighted assets)	13.94	15.84	13.94	15.84
Total risk-based capital (to risk weighted assets)	15.09	17.10	15.09	17.10
Average equity to average total assets	6.40	7.22	6.50	7.32

Other Data:
Number of full service offices	3	3	3	3
Number of full-time equivalent employees	39	39	39	39

(1)	Annualized.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Capital ratios are for Seneca Savings.

Comparison of Financial Condition at June 30, 2017 and December 31, 2016

Total assets increased $10.8 million, or 6.7%, to $172.2 million at June 30, 2017 from $161.4 million at December 31, 2016. The increase was primarily due to increases in loans and securities available-for-sale.

Loans, net increased $5.7 million, or 4.3%, to $138.1 million at June 30, 2017 from $132.4 million at December 31, 2016, reflecting increases in residential loans and commercial real estate loans. One- to four-family residential real estate mortgage loans increased $3.2 million, or 3.4%, to $96.6 million at June 30, 2017 from $93.4 million at December 31, 2016 while commercial real estate loans increased $1.4 million, or 7.6%, to $20.3 million at June 30, 2017 from $18.9 million at December 31, 2016. Home equity lines of credit increased $1.1 million, or 19.4%, to $6.6 million at June 30, 2017 from $5.5 million at December 31, 2016. In the first six months of 2017, we increased our portfolio of commercial real estate loans and home equity lines of credit in order to increase earnings and to continue to manage interest rate risk.

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Securities available-for-sale increased by $3.2 million, or 16.4%, to $22.6 million at June 30, 2017 from $19.5 million at December 31, 2016. The increase was primarily due to purchases of $6.0 million in new securities, partially offset by sales, maturities, calls, and principal repayments of $2.8 million.

Cash and due from banks increased $633,000 to $2.4 million at June 30, 2017 from $1.8 million at December 31, 2016.

Total deposits increased $15.4 million, or 12.8%, to $134.9 million at June 30, 2017 from $119.5 million at December 31, 2016. The increase was primarily due to an increase in certificates of deposit, which increased $14.9 million, or 25.8%, to $72.4 million at June 30, 2017 from $57.5 million at December 31, 2016. This increase was primarily due to special certificate of deposit rate promotions during the first half of 2017 and the increase of $1.8 million in CDARS deposits at June 30, 2017 compared to December 31, 2016. Additionally, we experienced an increase in NOW accounts of $2.0 million, or 18.6%, to $13.1 million at June 30, 2017 from $11.1 million at December 31, 2016. The increase in NOW accounts was primarily due to the addition of new commercial deposit accounts and increased marketing efforts to increase deposit accounts from our residential mortgage customers.

Total borrowings from the FHLB of New York decreased $6.5 million, or 23.2%, to $21.5 million at June 30, 2017 from $28.0 million at December 31, 2016 as we repaid shorter-term borrowings due to the growth in our deposits.

Total equity increased $486,000, or 4.5%, to $11.3 million at June 30, 2017 from $10.8 million at December 31, 2016. The increase was due to the combined effect of net income of $289,000 and a decrease in accumulated other comprehensive loss of $197,000 for the six months ended June 30, 2017.

Comparison of Operating Results for the Three Months Ended June 30, 2017 and 2016

General. Net income decreased $12,000, or 11.6%, to $92,000 for the three months ended June 30, 2017, compared to $104,000 for the three months ended June 30, 2016. The decrease was due to increases in non-interest expense and the provision for loan losses and a decrease in non-interest income, partially offset by an increase in net interest income.

Interest Income. Interest income increased $295,000, or 21.2%, to $1.7 million for the three months ended June 30, 2017 from $1.4 million for the three months ended June 30, 2016. Our average balance of interest-earning assets increased $22.9 million, or 16.5%, to $161.7 million for the three months ended June 30, 2017 from $138.9 million for the three months ended June 30, 2016 due primarily to an increase in the average balance of loans. In addition, our average yield on interest-earning assets increased 16 basis points to 4.16% for the three months ended June 30, 2017 from 4.00% for the three months ended June 30, 2016.

Interest income on loans increased $222,000, or 16.8%, to $1.5 million for the three months ended June 30, 2017 from $1.3 million for the three months ended June 30, 2016 due to the increase in the average balance of loans. Our average balance of loans increased $21.5 million, or 18.6%, to $136.6 million for the three months ended June 30, 2017 from $115.2 million for the three months ended June 30, 2016. The increase in the average balance of loans resulted from our continued emphasis on growing our one- to four-family residential real estate portfolio and our recent increased focus on commercial lending. Our average yield on loans decreased eight basis points to 4.53% for the three months ended June 30, 2017 from 4.61% for the three months ended June 30, 2016, as higher-yielding loans have been repaid or refinanced and replaced with lower-yielding loans, reflecting the current interest rate environment.

Interest income on securities increased $68,000, or 110.9%, to $130,000 for the three months ended June 30, 2017 from $62,000 for the three months ended June 30, 2016 due primarily to increases in the average yield of available-for-sale securities and the average balance of available-for- sale securities. The average yield we earned on available-for-sale securities increased 109 basis points to 1.95% for the three months ended June 30, 2017 from 0.86% for the three months ended June 30, 2016 primarily as a result of lower premium amortization resulting from slower prepayment speeds on mortgage-backed securities. The average balance of available-for-sale securities increased $340,000, or 1.6%, to $21.3 million for the three months ended June 30, 2017 from $21.0 million for the three months ended June 30, 2016.

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Interest Expense. Interest expense increased $115,000, or 47.3%, to $357,000 for the three months ended June 30, 2017 from $243,000 for the three months ended June 30, 2016, due to increases in interest expense on deposits of $81,000 and $33,000 in interest expense on borrowings. Our average balance of interest-bearing liabilities increased $25.3 million, or 21.5%, to $142.9 million for the three months ended June 30, 2017 from $117.6 million for the three months ended June 30, 2016 due primarily to increases in the average balance of certificates of deposit and FHLB of New York borrowings. Our average rate on interest-bearing liabilities increased 18 basis points to 1.00% for the three months ended June 30, 2017 from 0.82% for the three months ended June 30, 2016 primarily as a result of increases in the average rate on FHLB of New York borrowings and certificates of deposit.

Interest expense on deposits increased $81,000, or 48.1%, to $250,000 for the three months ended June 30, 2017 from $169,000 for the three months ended June 30, 2016 due to increases in the average rate paid on deposits and the average balance of deposits. The average rate paid on deposits increased to 0.83% for the three months ended June 30, 2017 from 0.68% for the three months ended June 30, 2016, primarily reflecting higher rates paid on promotional certificates of deposit and CDARS certificates of deposit. The average rate of certificates of deposit increased by 19 basis points to 1.24% for the three months ended June 30, 2017 from 1.05% for the three months ended June 30, 2016. In addition, the average balance of certificates of deposit increased by $16.8 million to $71.6 million for the three months ended June 30, 2017 from $54.7 million for the three months ended June 30, 2016, which reflected the majority of the growth in the average balance of deposits.

Interest expense on borrowings increased $33,000, or 45.3%, to $107,000 for the three months ended June 30, 2017 from $74,000 for the three months ended June 30, 2016. The increase in interest expense on borrowings reflected a $3.6 million increase in our average balance of borrowings with the FHLB of New York to $21.7 million for the three months ended June 30, 2017 from $18.1 million for the three months ended June 30, 2016. In addition, the average rate of FHLB of New York borrowings increased by 34 basis points to 1.97% for the three months ended June 30, 2017 from 1.63% for the three months ended June 30, 2016. The average balance of borrowings with the FHLB of New York increased in the second quarter of 2017 as compared to the second quarter of 2016 in order to fund loan growth. The average rate on borrowings increased due to the increase in short-term interest rates.

Net Interest Income. Net interest income increased $180,000, or 15.7%, to $1.3 million for the three months ended June 30, 2017 from $1.2 million for the three months ended June 30, 2016, primarily as a result of the growth in the average balance of our loans, partially offset by an increase in the average balance of our interest-bearing liabilities. Our net interest rate spread decreased by one basis point to 3.16% for the three months ended June 30, 2017 from 3.17% for the three months ended June 30, 2016, and our net interest margin decreased by two basis points to 3.28% for the three months ended June 30, 2017 from 3.30% for the three months ended June 30, 2016.

Provision for Loan Losses. We establish a provision for loan losses which is charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb credit losses inherent in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan, and the levels of non-performing and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or conditions change. We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

Based on our evaluation of the above factors, we recorded a $50,000 provision for loan losses for the three months ended June 30, 2017 compared to a $24,000 provision for loan losses for the three months ended June 30, 2016. The increase in the provision for the three months ended June 30, 2017 was the result of additional general provisions deemed necessary to support an increased balance of loans receivable. Net charge-offs decreased to $0 for the three months ended June 30, 2017 as compared to $34,000 for the three months ended June 30, 2016. The allowance for loan losses was $1.1 million, or 0.82% of net loans outstanding, at June 30, 2017, $1.2 million, or 0.88% of net loans outstanding, at December 31, 2016 and $1.2 million, or 1.00% of net loans outstanding, at June 30, 2016.

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To the best of our knowledge, we have recorded all loan losses that are both probable and reasonable to estimate at June 30, 2017 and June 30, 2016. However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for loan losses. In addition, the Office of the Comptroller of the Currency, as an integral part of its examination process, will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

Non-Interest Income. Non-interest income decreased $34,000, or 16.6%, to $168,000 for the three months ended June 30, 2017 from $202,000 for the three months ended June 30, 2016. The decrease was primarily due to $87,000 in net gains on the sales of available-for-sale securities during the three months ended June 30, 2016 as compared to no such sales during the three months ended June 30, 2017. Offsetting the decrease in non-interest income was an increase in service fees of $20,000, an increase of $16,000 in net gains on the sales of residential mortgage loans and increased income from financial services of $13,000 for the three months ended June 30, 2017 as compared to the three months ended June 30, 2016. Income from service fees increased due to the growth in our deposits in the second quarter of 2017 as compared to the same period in 2016 and an increase in general fees. Net gains on the sales of residential mortgage loans increased as we increased the volume of our loan sales. The increase in income from financial services was due to the increase in assets under management.

Non-Interest Expense. Non-interest expense increased by $125,000, or 10.4%, to $1.3 million for the three months ended June 30, 2017 from $1.2 million for the three months ended June 30, 2016. The increase was primarily due to an increase in professional fees of $86,000 to $139,000 for the three months ended June 30, 2017 from $53,000 for the three months ended June 30, 2016 as a result of fees incurred for completion of Seneca Savings’ first full scope independent audit. In addition, advertising costs increased $46,000 to $58,000 for the three months ended June 30, 2017 from $12,000 for the three months ended June 30, 2016 due to increased deposit account promotions.

Non-interest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

Income Tax Expense. We incurred income tax expense of $23,000 and $16,000 for the three months ended June 30, 2017 and 2016, respectively, resulting in effective rates of 20.1% and 13.0%, respectively. The increase in income tax expense for the three months ended June 30, 2017 as compared to the three months ended June 30, 2016 was primarily due to higher tax exempt income during the three months ended June 30, 2016.

Comparison of Operating Results for the Six Months Ended June 30, 2017 and 2016

General. Net income increased $33,000, or 14.8%, to $256,000 for the six months ended June 30, 2017, compared to $223,000 for the six months ended June 30, 2016. The increase was due to an increase in net interest income, partially offset by increases in the provision for loan losses and non-interest expense and a decrease in non-interest income.

Interest Income. Interest income increased $519,000, or 18.6%, to $3.3 million for the six months ended June 30, 2017 from $2.8 million for the six months ended June 30, 2016. Our average balance of interest-earning assets increased $23.7 million, or 17.4%, to $160.0 million for the six months ended June 30, 2017 from $136.3 million for the six months ended June 30, 2016 due primarily to an increase in the average balance of loans. In addition, our average yield on interest-earning assets increased four basis points to 4.13% for the six months ended June 30, 2017 from 4.09% for the six months ended June 30, 2016.

Interest income on loans increased $451,000, or 17.4%, to $3.0 million for the six months ended June 30, 2017 from $2.6 million for the six months ended June 30, 2016 due to the increase in the average balance of loans. Our average balance of loans increased $23.2 million, or 20.6%, to $135.7 million for the six months ended June 30, 2017 from $112.5 million for the six months ended June 30, 2016. The increase in the average balance of loans resulted from our continued emphasis on growing our one- to four-family residential real estate portfolio and our

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recent increased focus on commercial lending. Our average yield on loans decreased 12 basis points to 4.49% for the six months ended June 30, 2017 from 4.61% for the six months ended June 30, 2016, as higher-yielding loans have been repaid or refinanced and replaced with lower-yielding loans, reflecting the current interest rate environment.

Interest income on securities increased $62,000, or 32.9%, to $251,000 for the six months ended June 30, 2017 from $188,000 for the six months ended June 30, 2016 due primarily to increases in the average yield of available-for-sale securities. The average yield we earned on available-for-sale securities increased 40 basis points to 1.89% for the six months ended June 30, 2017 from 1.49% for the six months ended June 30, 2016 primarily as a result of lower premium amortization resulting from slower prepayment speeds on mortgage-backed securities. The average balance of available-for-sale securities decreased $521,000, or 2.5%, to $20.6 million for the six months ended June 30, 2017 from $21.1 million for the six months ended June 30, 2016.

Interest Expense. Interest expense increased $208,000, or 45.8%, to $661,000 for the six months ended June 30, 2017 from $453,000 for the six months ended June 30, 2016, due to increases in interest expense on deposits of $137,000 and $71,000 in interest expense on borrowings. Our average balance of interest-bearing liabilities increased $25.6 million, or 22.1%, to $141.1 million for the six months ended June 30, 2017 from $115.5 million for the six months ended June 30, 2016 due primarily to increases in the average balance of certificates of deposit and FHLB of New York borrowings. Our average rate on interest-bearing liabilities increased 15 basis points to 0.94% for the six months ended June 30, 2017 from 0.79% for the six months ended June 30, 2016 primarily as a result of increases in the average rate on certificates of deposit and FHLB of New York borrowings.

Interest expense on deposits increased $137,000, or 43.7%, to $450,000 for the six months ended June 30, 2017 from $313,000 for the six months ended June 30, 2016 due to increases in the average rate paid on deposits and the average balance of deposits. The average rate paid on deposits increased to 0.77% for the six months ended June 30, 2017 from 0.64% for the six months ended June 30, 2016, primarily reflecting higher rates paid on promotional certificates of deposit and CDARS certificates of deposit. The average rate of certificates of deposit increased by 18 basis points to 1.18% for the six months ended June 30, 2017 from 1.00% for the six months ended June 30, 2016. In addition, the average balance of certificates of deposit increased by $13.5 million to $66.5 million for the six months ended June 30, 2017 from $53.0 million for the six months ended June 30, 2016, which reflected the majority of the growth in the average balance of deposits.

Interest expense on borrowings increased $71,000, or 50.5%, to $211,000 for the six months ended June 30, 2017 from $140,000 for the six months ended June 30, 2016. The increase in interest expense on borrowings reflected a $7.0 million increase in our average balance of borrowings with the FHLB of New York to $24.8 million for the six months ended June 30, 2017 from $17.8 million for the six months ended June 30, 2016. In addition, the average rate of FHLB of New York borrowings increased by 12 basis points to 1.70% for the six months ended June 30, 2017 from 1.58% for the six months ended June 30, 2016. The average balance of borrowings with the FHLB of New York increased in the first half of 2017 as compared to the first half of 2016 in order to fund loan growth. The average rate on borrowings increased due to the increase in short-term interest rates.

Net Interest Income. Net interest income increased $311,000, or 13.4%, to $2.6 million for the six months ended June 30, 2017 from $2.3 million for the six months ended June 30, 2016, primarily as a result of the growth in the average balance of our loans, partially offset by an increase in the average balance of our interest-bearing liabilities. Our net interest rate spread decreased by 12 basis points to 3.19% for the six months ended June 30, 2017 from 3.31% for the six months ended June 30, 2016, and our net interest margin decreased by 12 basis points to 3.30% for the six months ended June 30, 2017 from 3.42% for the six months ended June 30, 2016.

Provision for Loan Losses. We establish a provision for loan losses which is charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb credit losses inherent in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan, and the levels of non-performing and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or conditions change. We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

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Based on our evaluation of the above factors, we recorded a $90,000 provision for loan losses for the six months ended June 30, 2017 compared to a $37,000 provision for loan losses for the six months ended June 30, 2016. The increase in the provision for the six months ended June 30, 2017 was the result of additional general provisions deemed necessary to support an increased balance of loans receivable. Net charge-offs increased to $125,000 for the six months ended June 30, 2017 as compared to $61,000 for the six months ended June 30, 2016. The allowance for loan losses was $1.1 million, or 0.82% of net loans outstanding, at June 30, 2017, $1.2 million, or 0.88% of net loans outstanding, at December 31, 2016 and $1.2 million, or 1.00% of net loans outstanding, at June 30, 2016.

To the best of our knowledge, we have recorded all loan losses that are both probable and reasonable to estimate at June 30, 2017 and June 30, 2016. However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for loan losses. In addition, the Office of the Comptroller of the Currency, as an integral part of its examination process, will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

Non-Interest Income. Non-interest income decreased $45,000, or 12.6%, to $312,000 for the six months ended June 30, 2017 from $357,000 for the six months ended June 30, 2016. The decrease was primarily due to $93,000 in net gains on the sales of available-for-sale securities during the six months ended June 30, 2016 as compared to $1,000 in net gains on the sales of available-for-sale securities during the six months ended June 30, 2017. In addition, income from financial services decreased $43,000 to $69,000 for the six months ended June 30, 2017 from $112,000 for the six months ended June 30, 2016. The decrease in income from financial services was due to a departure of a key sales person in our Financial Quest services division and the resulting loss of fee income due to a loss of annuity insurance customers, which occurred in the second quarter of 2016. Offsetting the decrease in non-interest income was an increase in service fees of $44,000, an increase of $27,000 in earnings on bank-owned life insurance and an increase of $19,000 in net gains on the sales of residential mortgage loans for the six months ended June 30, 2017 as compared to the six months ended June 30, 2016. Income from service fees increased due to the growth in our deposits in the first half of 2017 as compared to the same period in 2016 and an increase in general fees. Net gains on the sales of residential mortgage loans increased as we increased the volume of our loan sales. Earnings increased on bank owned life insurance in the first half of 2017 for insurance which was first purchased in June 2016.

Non-Interest Expense. Non-interest expense increased by $151,000, or 6.3%, to $2.5 million for the six months ended June 30, 2017 from $2.4 million for the six months ended June 30, 2016. The increase was primarily due to an increase in professional fees of $145,000 to $236,000 for the six months ended June 30, 2017 from $91,000 for the six months ended June 30, 2016 as a result of fees incurred for completion of Seneca Savings’ first full scope independent audit. In addition, advertising costs increased $57,000 to $86,000 for the six months ended June 30, 2017 from $29,000 for the six months ended June 30, 2016 due to increased deposit account promotions.

Non-interest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

Income Tax Expense. We incurred income tax expense of $63,000 and $34,000 for the six months ended June 30, 2017 and 2016, respectively, resulting in effective rates of 19.7% and 13.3%, respectively. The increase in the first six months of 2017 in income tax expense and the effective tax rate was primarily due to an increase in earnings before provision for income taxes for the six months ended June 30, 2017 as compared to the six months ended June 30, 2016.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we will not be able to determine the amount of actual net proceeds we will receive from the sale of shares of common stock until the offering is completed, we anticipate that the net proceeds will be between $4.8 million and $6.8 million, or $8.0 million if the offering is increased by 15%, assuming in each case all shares are sold in the subscription offering and the community offering.

Seneca Financial Corp. intends to distribute the net proceeds from the offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	586,500 Shares at Minimum of Offering Range		690,000 Shares at Midpoint of Offering Range		793,500 Shares at Maximum of Offering Range		912,525 Shares at Adjusted Maximum of Offering Range (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$5,865		$6,900		$7,935		$9,125
Less: offering expenses	(1,100)		(1,100)		(1,100)		(1,100)
Net offering proceeds	$4,765	100.0%	$5,800	100.0%	$6,835	100.0%	$8,025	100.0%
Less:
Proceeds contributed to Seneca Savings	$3,912	82.1%	$4,054	69.9%	$4,196	61.4%	$4,359	54.3%
Proceeds used for loan to employee stock ownership plan (2)	$500	10.5%	$588	10.1%	$676	9.9%	$778	9.7%
Proceeds retained by Seneca Financial Corp.	$354	7.4%	$1,158	20.0%	$1,963	28.7%	$2,888	36.0%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	The employee stock ownership plan will purchase 3.92% of our outstanding shares (including shares issued to Seneca Financial MHC). The loan will be repaid principally through Seneca Savings’ contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 30-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.

The net proceeds may vary because total expenses relating to the reorganization and offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription offering and the community offering. See “The Reorganization and Offering—Plan of Distribution and Marketing Arrangements” for a discussion of fees to be paid in the event that shares are sold in a syndicated community offering. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Seneca Savings’ deposits.

Use of Proceeds Retained by Seneca Financial Corp.

Seneca Financial Corp.:

•	intends to initially invest the proceeds that it retains in interest-earning deposits and in securities, including securities issued by the U.S. government and its agencies or government sponsored enterprises, mortgage-backed securities, and other securities as permitted by our investment policy. See “Business of Seneca Savings—Investment Activities;”

•	may, in the future, use a portion of the proceeds that it retains to pay cash dividends or to repurchase shares of our common stock, although under current federal regulations we may not repurchase shares of our common stock during the first year following the reorganization and offering, except to fund stock-based benefit plans or when extraordinary circumstances exist with prior regulatory approval;

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•	may, in the future, use a portion of the proceeds that it retains to expand through de novo branching, or to finance acquisitions of financial institutions or other financial services businesses, although no specific transactions are being considered at this time and no specific expansion is being considered at this time; and

•	expects to use the proceeds that it retains for other general corporate purposes.

Use of Proceeds Received by Seneca Savings

Seneca Savings:

•	intends to use a portion of the proceeds received to increase our lending capacity by providing us with additional capital to support new loans and higher lending limits;

•	intends to use a portion of the proceeds received to fund new residential mortgage loans, commercial real estate and commercial and industrial loans and, to a lesser extent, other loans, in accordance with our business plan and lending guidelines. See “Business of Seneca Savings—Lending Activities;”

•	may use a portion of the proceeds received to support new loan, deposit and other financial products and services if our board of directors determines that such products will help us compete more effectively in our market area or increase our financial performance;

•	may invest a portion of the proceeds received in securities issued by the U.S. government and its agencies or government sponsored enterprises, mortgage-backed securities, and other securities as permitted by our investment policy. See “Business of Seneca Savings—Investment Activities;”

•	may, in the future, use a portion of the proceeds received to expand our retail banking franchise, by establishing new branches, or by acquiring other branch offices, financial institutions or other financial services businesses, although no specific transactions are being considered at this time; and

•	expects to use the proceeds received for other general corporate purposes.

The use of the proceeds by Seneca Financial Corp. and Seneca Savings may change based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

OUR POLICY REGARDING DIVIDENDS

No decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the reorganization and offering. The payment and amount of any dividend payments will be subject to statutory and regulatory limitations, and will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; the Federal Reserve Board’s current regulations restricting the waiver of dividends by mutual holding companies; and general economic conditions.

The Federal Reserve Board has issued a policy statement providing that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition. Regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial

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condition. In addition, Seneca Savings’ ability to pay dividends will be limited if it does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders. See “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.” No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the Federal Reserve Board and the Office of the Comptroller of the Currency, may be paid in addition to, or in lieu of, regular cash dividends.

We will file a consolidated federal tax return with Seneca Savings. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, pursuant to regulations of the Federal Reserve Board, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our charter, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Seneca Financial Corp.—Common Stock.” Dividends we can declare and pay will depend, in part, upon receipt of dividends from Seneca Savings, because initially we will have no source of income other than dividends from Seneca Savings and earnings from the investment of the net proceeds from the sale of shares of common stock retained by Seneca Financial Corp. and interest payments received in connection with the loan to the employee stock ownership plan. Regulations of the Federal Reserve Board and the Office of the Comptroller of the Currency impose limitations on “capital distributions” by savings institutions. See “Regulation and Supervision—Federal Banking Regulation—Capital Distributions.”

Any payment of dividends by Seneca Savings to us that would be deemed to be drawn out of Seneca Savings’ bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Seneca Savings on the amount of earnings deemed to be removed from the reserves for such distribution. Seneca Savings does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation.”

If Seneca Financial Corp. pays dividends to its stockholders, it will likely pay dividends to Seneca Financial MHC. The Federal Reserve Board’s current regulations significantly restrict the ability of mutual holding companies organized after December 1, 2009 to waive dividends declared by their subsidiaries. Accordingly, we do not currently anticipate that Seneca Financial MHC will waive dividends paid by Seneca Financial Corp. See “Risk Factors—Risks Related to the Offering—Under current law, if we declare dividends on our common stock, Seneca Financial MHC will be restricted from waiving the receipt of dividends.”

MARKET FOR THE COMMON STOCK

Seneca Financial Corp. is a to-be-formed company and has never issued capital stock. Seneca Savings, as a mutual institution, has never issued capital stock. Accordingly, there is no established market for our common stock. Seneca Financial Corp. expects that its common stock will be quoted on the OTC Pink Marketplace operated by OTC Markets Group upon conclusion of the stock offering.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by Seneca Financial, MHC, our employee stock ownership plan and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for our common stock will develop or that, if it develops, it will continue. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At March 31, 2017, Seneca Savings exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Seneca Savings at March 31, 2017, and the pro forma equity capital and regulatory capital of Seneca Savings after giving effect to the sale of shares of common stock at $10.00 per share and assuming that Seneca Savings received estimated net proceeds in an amount such that it will have 10% tier 1 leverage capital at all points in the offering range. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes the receipt by Seneca Savings of 82.1%, 69.9%, 61.4% and 54.3% of the net offering proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. See “How We Intend to Use the Proceeds from the Offering.”

	Seneca Savings Historical at		Pro Forma at March 31, 2017, Based Upon the Sale in the Offering of (1)
	March 31, 2017		586,500 Shares		690,000 Shares		793,500 Shares		912,525 Shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$10,985	6.57%	$14,047	8.22%	$14,057	8.22%	$14,067	8.22%	$14,078	8.22%

Tier 1 leverage capital	$13,731	8.35%	$16,793	10.00%	$16,803	10.00%	$16,813	10.00%	$16,824	10.00%
Tier 1 leverage capital requirement	8,218	5.00	8,396	5.00	8,401	5.00	8,406	5.00	8,412	5.00
Excess	$5,513	3.35%	$8,397	5.00%	$8,402	5.00%	$8,407	5.00%	$8,412	5.00%

Tier 1 risk-based capital (4)	$13,731	14.21%	$16,793	17.26%	$16,803	17.26%	$16,813	17.27%	$16,824	17.28%
Tier 1 risk-based requirement	7,733	8.00	7,786	8.00	7,787	8.00	7,789	8.00	7,791	8.00
Excess	$5,998	6.21%	$9,007	9.26%	$9,016	9.26%	$9,024	9.27%	$9,033	9.28%

Total risk-based capital (4)	$14,816	15.33%	$17,878	18.37%	$17,888	18.38%	$17,898	18.38%	$17,909	18.39%
Total risk-based requirement	9,666	10.00	9,732	10.00	9,734	10.00	9,736	10.00	9,738	10.00
Excess	$5,150	5.33%	$8,146	8.37%	$8,154	8.38%	$8,162	8.38%	$8,171	8.39%

Common equity tier 1 risk-based capital (4)	$13,731	14.21%	$16,793	17.26%	$16,803	17.26%	$16,813	17.27%	$16,824	17.28%
Common equity tier 1 risk-based requirement	6,283	6.50	6,326	6.50	6,327	6.50	6,329	6.50	6,330	6.50
Excess	$7,448	7.71%	$10,467	10.76%	$10,476	10.76%	$10,484	10.77%	$10,494	10.78%

Reconciliation of capital infused into Seneca Savings:
Net offering proceeds			$4,765		$5,800		$6,835		$8,025
Proceeds to Seneca Savings			$3,912		$4,054		$4,196		$4,359
Less: Assets retained by Seneca Financial MHC			(100)		(100)		(100)		(100)
Less: Common stock acquired by employee stock ownership plan			(500)		(588)		(676)		(778)
Less: Common stock acquired by stock-based benefit plans			(250)		(294)		(338)		(389)
Pro forma increase			$3,062		$3,072		$3,083		$3,093

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 3.92% of our total outstanding shares (including shares issued to Seneca Financial MHC) with funds we lend and that one or more stock-based benefit plans purchases 1.96% of our total outstanding shares (including shares issued to Seneca Financial MHC) for restricted stock awards. Pro forma capital calculated under U.S. generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

45

CAPITALIZATION

The following table presents the historical capitalization of Seneca Savings at March 31, 2017, and the pro forma consolidated capitalization of Seneca Financial Corp. after giving effect to the offering, based upon the sale of the number of shares of common stock indicated in the table and the other assumptions set forth under “Pro Forma Data.”

	Seneca Savings Historical Capitalization	Pro Forma Consolidated Capitalization at March 31, 2017 of Seneca Financial Corp. Based Upon the Sale for $10.00 Per Share of
	at March 31, 2017	586,500 Shares	690, 000 Shares	793,500 Shares	912,525 Shares (1)
	(Dollars in thousands)

Deposits (2)	$132,338	$132,338	$132,338	$132,338	$132,338
Borrowings	21,000	21,000	21,000	21,000	21,000
Total interest-bearing liabilities	$153,338	$153,338	$153,338	$153,338	$153,338

Stockholders’ equity:
Preferred Stock, $0.01 par value per share: 1,000,000 shares authorized (post offering); none to be issued	$—	$—	$—	$—	$—
Common Stock, $0.01 par value per share:
19,000,000 shares authorized (post offering); shares to be issued as reflected (3)	—	13	15	17	20
Additional paid-in capital (3)	—	4,752	5,785	6,818	8,006
Retained earnings (4)	13,731	13,731	13,731	13,731	13,731
Less: Funds used to capitalize MHC	—	(100)	(100)	(100)	(100)
Retained earnings, as adjusted (4)	13,731	13,631	13,631	13,631	13,631
Accumulated other comprehensive loss	(2,746)	(2,746)	(2,746)	(2,746)	(2,746)
Less:
Common stock acquired by employee stock ownership plan (5)	—	(500)	(588)	(676)	(778)
Common stock acquired by stock-based benefit plans (6)	—	(250)	(294)	(338)	(389)
Total stockholders’ equity	$10,985	$14,900	$15,803	$16,706	$17,744
Total tangible stockholders’ equity	$10,985	$14,900	$15,803	$16,706	$17,744
Pro forma shares outstanding:
Shares offered for sale	—	586,500	690,000	793,500	912,525
Shares issued to Seneca Financial MHC	—	688,500	810,000	931,500	1,071,225
Total shares outstanding	—	1,275,000	1,500,000	1,725,000	1,983,750

Total stockholders’ equity as a percentage of pro forma total assets	6.57%	8.70%	9.18%	9.65%	10.19%

(1)	As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering, which could occur due to an increase in the maximum of the independent valuation to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3)	The sum of the par value and additional paid-in capital equals the net offering proceeds. No effect has been given to the issuance of additional shares of common stock pursuant to stock options under one or more stock-based benefit plans that Seneca Financial Corp. expects to adopt. The plan of reorganization permits Seneca Financial Corp. to adopt one or more stock benefit plans, subject to stockholder approval, in an amount up to 25% of the shares of common stock held by persons other than Seneca Financial MHC.
(4)	The retained earnings of Seneca Savings will be substantially restricted after the offering. See “Regulation and Supervision—Federal Banking Regulation—Capital Distributions.”
(5)	Assumes that 3.92% of the shares of common stock outstanding following the reorganization and offering (including shares issued to Seneca Financial MHC) will be purchased by the employee stock ownership plan at a price of $10.00 per share and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Seneca Financial Corp. The common stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders’ equity. Seneca Savings will provide the funds to repay the employee stock ownership plan loan. See “Management—Benefit Plans and Agreements.”
(6)	Assumes that subsequent to the offering, 1.96% of the shares of common stock issued in the reorganization and offering (including shares of common stock issued to Seneca Financial MHC) are purchased by Seneca Financial Corp. for stock awards under one or more stock-based benefit plans in the open market. The shares of common stock to be purchased by the stock-based benefit plans are reflected as a reduction of stockholders’ equity. See “Pro Forma Data” and “Management.” The plan of reorganization permits Seneca Financial Corp. to adopt one or more stock-based benefit plans that award stock or stock options, in an aggregate amount up to 25% of the shares of common stock held by persons other than Seneca Financial MHC. The stock-based benefit plans will not be implemented for at least six months after the reorganization and offering and until they have been approved by stockholders.

46

PRO FORMA DATA

The following tables summarize historical data of Seneca Savings and pro forma data of Seneca Financial Corp. at and for the three months ended March 31, 2017 and the year ended December 31, 2016. This information is based on assumptions set forth below and in the table and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the reorganization.

The net proceeds disclosed in the tables are based upon the following assumptions:

(i)	all of the shares of common stock will be sold in the subscription and community offerings;

(ii)	our employee stock ownership plan will purchase an amount of shares equal to 3.92% of our outstanding shares, including shares held by Seneca Financial MHC, with a loan from Seneca Financial Corp. The loan will be repaid in substantially equal principal payments over a period of 30 years. Interest income that we earn on the loan will offset the interest paid by Seneca Savings;

(iii)	we will pay Raymond James a fee of $250,000 with respect to shares sold in the subscription and community offerings and $25,000 for its services as records management agent, and we will reimburse Raymond James for its reasonable expenses associated with its marketing effort in the subscription and community offerings in an amount not to exceed $20,000 and for attorney’s fees and expenses not to exceed $75,000; and

(iv)	total expenses of the offering, other than the fees, commissions and expense reimbursements to be paid to Raymond James and other broker-dealers, will be $730,000.

We calculated the pro forma consolidated net income of Seneca Financial Corp. for each period as if the shares of common stock had been sold at the beginning of each period and the net proceeds had been invested at 1.93% (1.27% on an after-tax basis), which is equal to the yield on the five-year U.S. Treasury Note as of March 31, 2017. In light of current interest rates, we consider this rate to more accurately reflect the pro forma reinvestment rate than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for those periods.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma net income per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based benefit plans. We have assumed that the stock-based benefit plans will acquire an amount of common stock equal to 1.96% of our outstanding shares of common stock (including shares issued to Seneca Financial MHC) at the same price for which they were sold in the offering. We assume that shares of common stock are granted under the plan in awards that vest over a five-year period. The plan of reorganization provides that we may grant awards of restricted stock under one or more stock benefit plans in an aggregate amount up to 25% of the shares of common stock held by persons other than Seneca Financial MHC.

47

We have assumed that the stock-based benefit plans will grant options to acquire common stock equal to 4.90% of our outstanding shares of common stock (including shares of common stock issued to Seneca Financial MHC). In preparing the following tables, we also assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.83 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model incorporated an estimated volatility rate of 13.73% for the common stock based on an index of publicly traded thrift institutions, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 2.40%. The plan of reorganization provides that we may grant awards of stock options under one or more stock benefit plans in an amount up to 25% of the shares of common stock held by persons other than Seneca Financial MHC.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 82.1%, 69.9%, 61.4% and 54.3% of the net offering proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, to Seneca Savings, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the offering;

•	Seneca Financial Corp.’s results of operations after the offering;

•	increased fees and expenses that we would pay Raymond James and other broker-dealers if we conducted a syndicated offering; or

•	changes in the market price of the shares of common stock after the offering.

The following pro forma information may not represent the financial effects of the offering at the date on which the offering actually occurs and you should not use the tables to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amounts of assets and liabilities of Seneca Financial Corp., computed in accordance with U.S. GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the common stock, and may be different than the amounts that would be available for distribution to stockholders if we were liquidated. Pro forma stockholders’ equity does not give effect to the impact of tax bad debt reserves in the event we were to be liquidated. We had no intangible assets at March 31, 2017 or December 31, 2016.

48

At or For the Three Months ended March 31, 2017 Based Upon the Sale at $10.00 Per Share of
586,500 Shares at Minimum of Offering Range	690,000 Shares at Midpoint of Offering Range	793,500 Shares at Maximum of Offering Range	912,525 Shares at Adjusted Maximum of Offering Range (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of the offering	$5,865	$6,900	$7,935	$9,125
Market value of shares issued to Seneca Financial MHC	6,885	8,100	9,315	10,712
Market value of Seneca Financial Corp.	$12,750	$15,000	$17,250	$19,838

Gross proceeds of the offering	$5,865	$6,900	$7,935	$9,125
Expenses	(1,100)	(1,100)	(1,100)	(1,100)
Estimated net proceeds	4,765	5,800	6,835	8,025
Capitalization of MHC	(100)	(100)	(100)	(100)
Common stock acquired by employee stock ownership plan (2)	(500)	(588)	(676)	(778)
Common stock acquired by stock-based benefit plans (3)	(250)	(294)	(338)	(389)
Estimated cash available for reinvestment	$3,915	$4,818	$5,721	$6,758

For the three months ended March 31, 2017
Consolidated net income:
Historical (4)	$164	$164	$164	$164
Income on adjusted net proceeds	13	15	18	22
Pro forma capitalization of MHC adjustment	—	—	—	—
Employee stock ownership plan (2)	(3)	(3)	(4)	(4)
Shares granted under stock-based benefit plans (3)	(8)	(10)	(11)	(13)
Options granted under stock-based benefit plans (5)	(8)	(10)	(11)	(13)
Pro forma net income	$158	$157	$156	$156

Earnings per share:
Historical	$0.13	$0.11	$0.10	$0.09
Income on net proceeds	0.01	0.01	0.01	0.01
Pro forma capitalization of MHC adjustment	—	—	—	—
Employee stock ownership plan (2)	—	—	—	—
Shares granted under stock-based benefit plans (3)	(0.01)	(0.01)	(0.01)	(0.01)
Options granted under stock-based benefit plans (5)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share	$0.12	$0.10	$0.09	$0.08

Offering price to pro forma earnings per share	20.83	x	25.00	x	27.78	x	31.25	x
Number of shares used in earnings per share calculations (2)	1,225,437	1,441,690	1,657,944	1,906,635

At March 31, 2017
Stockholders’ equity:
Historical (4)	$10,985	$10,985	$10,985	$10,985
Estimated net proceeds	4,765	5,800	6,835	8,025
Capitalization of MHC	(100)	(100)	(100)	(100)
Common stock acquired by employee stock ownership plan (2)	(500)	(588)	(676)	(778)
Common stock acquired by stock-based benefit plans (3)	(250)	(294)	(338)	(389)
Pro forma stockholders’ equity (6)	$14,900	$15,803	$16,706	$17,744
Pro forma tangible stockholders’ equity	$14,900	$15,803	$16,706	$17,744

Stockholders’ equity per share:
Historical	$8.62	$7.32	$6.37	$5.54
Estimated net proceeds	3.74	3.87	3.96	4.05
Capitalization of MHC	(0.08)	(0.07)	(0.06)	(0.05)
Common stock acquired by employee stock ownership plan (2)	(0.39)	(0.39)	(0.39)	(0.39)
Common stock acquired by stock-based benefit plans (3)	(0.20)	(0.20)	(0.20)	(0.20)
Pro forma stockholders’ equity per share (3)(6)	$11.69	$10.53	$9.68	$8.95
Pro forma tangible stockholders’ equity per share	$11.69	$10.53	$9.68	$8.95

Offering price as a percentage of pro forma stockholders’ equity per share	85.54%	94.97%	103.31%	111.73%
Offering price as a percentage of pro forma tangible stockholders’ equity per share	85.54%	94.97%	103.31%	111.73%
Number of shares outstanding for pro forma equity per share calculations	1,275,000	1,500,000	1,725,000	1,983,750

(footnotes begin on following page)

49

(1)	As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering, which could occur due to an increase in the maximum of the independent valuation as a result of demand for the shares or changes in market conditions following the commencement of the offering.
(2)	It is assumed that 3.92% of the shares outstanding following the offering will be purchased by the employee stock ownership plan at a price of $10.00 per share. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the employee stock ownership plan from Seneca Financial Corp. The amount to be borrowed is reflected as a reduction of stockholders’ equity. Seneca Savings intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. Seneca Savings’ total annual payment of the employee stock ownership plan debt is based upon 30 equal annual installments of principal and interest. The pro forma net earnings information makes the following assumptions: (i) Seneca Savings’ contribution to the employee stock ownership plan is equivalent to the debt service requirement for the period presented and was made at the end of the period; (ii) the employee stock ownership plan acquires 49,980, 58,800, 67,620 and 77,763 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range; (iii) 417, 490, 564 and 648 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range (based on a 30-year loan term), were committed to be released during the three months ended March 31, 2017 at an average fair value equal to the price for which the shares are sold in the offering; and (iv) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations, resulting in a reduction from total outstanding shares (which is also the number of shares outstanding for pro forma equity per share calculations) of 49,564, 58,310, 67,057 and 77,115 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range, to determine the number of shares outstanding for earnings per share calculations.
(3)	Gives effect to one or more stock-based benefit plans expected to be adopted following the offering. We have assumed that these plans acquire a number of shares of common stock equal to 1.96% of the shares issued in the reorganization and offering (including shares issued to Seneca Financial MHC) either through open market purchases or from authorized but unissued shares of common stock or treasury stock of Seneca Financial Corp., if any. Funds used by the stock-based benefit plans to purchase the shares will be contributed to the plan by Seneca Financial Corp. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the year presented for a purchase price equal to the price for which the shares are sold in the offering, and that 5% of the amount contributed was an amortized expense (based upon a five-year vesting period) during the three months ended March 31, 2017. The actual purchase price of the shares granted under the stock-based benefit plans may not be equal to the subscription price of $10.00 per share. If shares are acquired from the issuance of authorized but unissued shares of common stock of Seneca Financial Corp., there would be a dilutive effect of up to 1.92% on the ownership interest of persons who purchase common stock in the offering. The above table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares to fund the stock-based benefit plans are obtained from authorized but unissued shares.
(4)	Derived from Seneca Savings’ unaudited March 31, 2017 financial statements.
(5)	Gives effect to one or more stock-based benefit plans expected to be adopted following the offering. We have assumed that options will be granted to acquire common stock equal to 4.90% of the shares of common stock issued in the reorganization and offering (including shares of common stock issued to Seneca Financial MHC). In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $2.83 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 34%. Under the above assumptions, the adoption of stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. The actual exercise price of the stock options may not be equal to the $10.00 price per share. If a portion of the shares issued to satisfy the exercise of options under stock-based benefit plans are obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of up to 4.67% on the ownership interest of persons who purchase common stock in the offering.
(6)	The retained earnings of Seneca Savings will continue to be substantially restricted after the offering. See “Regulation and Supervision—Federal Banking Regulation.”

50

At or For the Year Ended December 31, 2016 Based Upon the Sale at $10.00 Per Share of
586,500 Shares at Minimum of Offering Range	690,000 Shares at Midpoint of Offering Range	793,500 Shares at Maximum of Offering Range	912,525 Shares at Adjusted Maximum of Offering Range (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of the offering	$5,865	$6,900	$7,935	$9,125
Market value of shares issued to Seneca Financial MHC	6,885	8,100	9,315	10,712
Market value of Seneca Financial Corp.	$12,750	$15,000	$17,250	$19,838

Gross proceeds of the offering	$5,865	$6,900	$7,935	$9,125
Expenses	(1,100)	(1,100)	(1,100)	(1,100)
Estimated net proceeds	4,765	5,800	6,835	8,025
Capitalization of MHC	(100)	(100)	(100)	(100)
Common stock acquired by employee stock ownership plan (2)	(500)	(588)	(676)	(778)
Common stock acquired by stock-based benefit plans (3)	(250)	(294)	(338)	(389)
Estimated cash available for reinvestment	$3,915	$4,818	$5,721	$6,758

For the year ended December 31, 2016
Consolidated net income:
Historical (4)	$527	$527	$527	$527
Income on adjusted net proceeds	50	61	73	86
Pro forma capitalization of MHC adjustment	—	—	—	—
Employee stock ownership plan (2)	(11)	(13)	(15)	(17)
Shares granted under stock-based benefit plans (3)	(33)	(39)	(45)	(51)
Options granted under stock-based benefit plans (5)	(32)	(38)	(44)	(50)
Pro forma net income	$501	$498	$496	$495

Earnings per share:
Historical	$0.43	$0.37	$0.32	$0.28
Income on net proceeds	0.04	0.04	0.04	0.05
Pro forma capitalization of MHC adjustment	—	—	—	—
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Shares granted under stock-based benefit plans (3)	(0.03)	(0.03)	(0.03)	(0.03)
Options granted under stock-based benefit plans (5)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share	$0.40	$0.34	$0.29	$0.26

Offering price to pro forma earnings per share	25.00	x	29.41	x	34.48	x	38.46	x
Number of shares used in earnings per share calculations (2)	1,266,686	1,443,160	1,659,634	1,908,579

At December 31, 2016
Stockholders’ equity:
Historical (4)	$10,780	$10,780	$10,780	$10,780
Estimated net proceeds	4,765	5,800	6,835	8,025
Capitalization of MHC	(100)	(100)	(100)	(100)
Common stock acquired by employee stock ownership plan (2)	(500)	(588)	(676)	(778)
Common stock acquired by stock-based benefit plans (3)	(250)	(294)	(338)	(389)
Pro forma stockholders’ equity (6)	$14,695	$15,598	$16,501	$17,538
Pro forma tangible stockholders’ equity	$14,695	$15,598	$16,501	$17,538

Stockholders’ equity per share:
Historical	$8.45	$7.19	$6.25	$5.43
Estimated net proceeds	3.74	3.87	3.96	4.05
Capitalization of MHC	(0.08)	(0.07)	(0.06)	(0.05)
Common stock acquired by employee stock ownership plan (2)	(0.39)	(0.39)	(0.39)	(0.39)
Common stock acquired by stock-based benefit plans (3)	(0.20)	(0.20)	(0.20)	(0.20)
Pro forma stockholders’ equity per share (3)(6)	$11.52	$10.40	$9.56	$8.84
Pro forma tangible stockholders’ equity per share	$11.52	$10.40	$9.56	$8.84

Offering price as a percentage of pro forma stockholders’ equity per share	86.81%	96.15%	104.60%	113.12%
Offering price as a percentage of pro forma tangible stockholders’ equity per share	86.81%	96.15%	104.60%	113.12%
Number of shares outstanding for pro forma equity per share calculations	1,275,000	1,500,000	1,725,000	1,983,750

(footnotes begin on following page)

51

(1)	As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering, which could occur due to an increase in the maximum of the independent valuation as a result of demand for the shares or changes in market conditions following the commencement of the offering.
(2)	It is assumed that 3.92% of the shares outstanding following the offering will be purchased by the employee stock ownership plan at a price of $10.00 per share. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the employee stock ownership plan from Seneca Financial Corp. The amount to be borrowed is reflected as a reduction of stockholders’ equity. Seneca Savings intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. Seneca Savings’ total annual payment of the employee stock ownership plan debt is based upon 30 equal annual installments of principal and interest. The pro forma net earnings information makes the following assumptions: (i) Seneca Savings’ contribution to the employee stock ownership plan is equivalent to the debt service requirement for the period presented and was made at the end of the period; (ii) the employee stock ownership plan acquires 49,980, 58,800, 67,620 and 77,763 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range; (iii) 1,666, 1,960, 2,254 and 2,592 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range (based on a 30-year loan term), were committed to be released during the year ended December 31, 2016 at an average fair value equal to the price for which the shares are sold in the offering; and (iv) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations, resulting in a reduction from total outstanding shares (which is also the number of shares outstanding for pro forma equity per share calculations) of 48,314, 56,840, 65,366 and 75,171 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range, to determine the number of shares outstanding for earnings per share calculations.
(3)	Gives effect to one or more stock-based benefit plans expected to be adopted following the offering. We have assumed that these plans acquire a number of shares of common stock equal to 1.96% of the shares issued in the reorganization and offering (including shares issued to Seneca Financial MHC) either through open market purchases or from authorized but unissued shares of common stock or treasury stock of Seneca Financial Corp., if any. Funds used by the stock-based benefit plans to purchase the shares will be contributed to the plan by Seneca Financial Corp. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the year presented for a purchase price equal to the price for which the shares are sold in the offering, and that 20% of the amount contributed was an amortized expense (based upon a five-year vesting period) during the year ended December 31, 2016. The actual purchase price of the shares granted under the stock-based benefit plans may not be equal to the subscription price of $10.00 per share. If shares are acquired from the issuance of authorized but unissued shares of common stock of Seneca Financial Corp., there would be a dilutive effect of up to 1.92% on the ownership interest of persons who purchase common stock in the offering. The above table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares to fund the stock-based benefit plans are obtained from authorized but unissued shares.
(4)	Derived from Seneca Savings’ audited December 31, 2016 financial statements included elsewhere in this prospectus.
(5)	Gives effect to one or more stock-based benefit plans expected to be adopted following the offering. We have assumed that options will be granted to acquire common stock equal to 4.90% of the shares of common stock issued in the reorganization and offering (including shares of common stock issued to Seneca Financial MHC). In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $2.83 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 34%. Under the above assumptions, the adoption of stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. The actual exercise price of the stock options may not be equal to the $10.00 price per share. If a portion of the shares issued to satisfy the exercise of options under stock-based benefit plans are obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of up to 4.67% on the ownership interest of persons who purchase common stock in the offering.
(6)	The retained earnings of Seneca Savings will continue to be substantially restricted after the offering. See “Regulation and Supervision—Federal Banking Regulation.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF SENECA SAVINGS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Seneca Savings provided in this prospectus.

Overview

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities and other interest-earning assets (primarily cash and due from banks), and the interest we pay on our interest-bearing liabilities, consisting primarily of demand accounts, NOW accounts, savings accounts, money market accounts, certificate of deposit accounts and borrowings. Our results of operations also are affected by non-interest income, our provision for loan losses and non-interest expense. Non-interest income consists primarily of fee income and service charges, income from our financial services division, earnings on bank owned life insurance, realized gains on sales of loans and securities and other income. Non-interest expenses consist primarily of compensation and employee benefits, core processing, premises and equipment, professional fees, postage and office supplies, FDIC premiums, advertising and other expenses. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, government policies and actions of regulatory authorities. For the three months ended March 31, 2017, we had net income of $164,000 compared to net income of $91,000 for the three months ended March 31, 2016. The quarter over quarter $73,000 increase in net income was due to a $131,000 increase in net interest income, partially offset by a $27,000 increase in the provision for loan losses, a $27,000 increase in non-interest expense and an $11,000 decrease in non-interest income. For the year ended December 31, 2016, we had net income of $527,000 compared to net income of $396,000 for the year ended December 31, 2015. The year over year $131,000 increase in net income was primarily attributable to a $366,000 increase in net interest income, partially offset by an increase of $239,000 in the provision for loan losses.

At March 31, 2017, we had $167.3 million in consolidated assets, an increase of $5.9 million, or 3.7%, from $161.4 million at December 31, 2016. At December 31, 2016, we had $161.4 million in consolidated assets, an increase of $24.0 million, or 17.5%, from $137.4 million at December 31, 2015. During the first quarter of 2017 and in 2016, we continued to focus on loan production, particularly with respect to residential mortgage loans as well as commercial real estate loans.

Business Strategy

We intend to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service. Our current executive management team is comprised of individuals with strong banking backgrounds who have joined Seneca Savings since 2013. In October 2013, we appointed Joseph G. Vitale as our President and Chief Executive Officer. Shortly thereafter, we hired Vincent J. Fazio as Executive Vice President and Chief Financial Officer. In December 2014, we hired George J. Sageer, and in December 2015, appointed him as Executive Vice President, Director of Retail Banking. The new management team has significant banking experience with our top three executives each having approximately 20 years or more of banking experience. The management team has worked to revise our business strategy and position Seneca Savings for future growth and profitability.

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Our current business strategy consists of the following:

•	Continuing to emphasize one- to four-family residential mortgage loans while selling the majority of our newly originated longer-term, fixed-rate residential loans. We have been and will continue to be a significant one- to four-family residential mortgage lender to borrowers in our market area. As of March 31, 2017, $94.3 million, or 56.4%, of our total assets consisted of one- to four-family residential mortgage loans. We historically have held all of our loan originations, including our fixed-rate one- to four-family residential mortgage loans, in our loan portfolio. However, beginning in 2015, we started regularly selling loans in the secondary market. Loans that we sell into the secondary market consist of long-term (20 years or greater), conforming fixed-rate residential real estate mortgage loans, which we primarily sell to the FHLB of New York’s Mortgage Partnership Finance program, and beginning in 2017, to Freddie Mac. Following the reorganization, we intend to increase the amount of sales of longer-term fixed-rate one- to four-family residential mortgage loans into the secondary market and retain the shorter-term one- to four-family residential mortgage loans in our portfolio.

•	Increasing commercial real estate and commercial and industrial lending. In order to increase the yield on our loan portfolio and reduce the term to repricing, our new management team began to increase our commercial real estate and commercial and industrial loan portfolios while maintaining what we believe are conservative underwriting standards. We focus our commercial lending to small businesses located in our market area, targeting owner-occupied businesses such as manufacturers and professional service providers. Our commercial real estate and commercial and industrial loan portfolios have grown from $14.2 million and $7.4 million, respectively, at December 31, 2015 to $19.8 million and $8.6 million, respectively, at March 31, 2017. The additional capital raised in this offering will further increase our commercial lending capacity by enabling us to originate more loans that we intend to retain in our portfolio. In addition, following the reorganization, we intend to hire at least one new commercial lender to help grow the portfolio.

Increasing our commercial real estate loans and commercial and industrial loans involves risk, as described in “Risk Factors—Risks Related to Our Business—We have increased our commercial real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations” and “—Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.”

•	Increasing our lower-cost core deposits. NOW, Demand, savings and money market accounts are a lower cost source of funds than time deposits, and we have made a concerted effort to increase these lower-cost transaction deposit accounts. For instance in July 2016, we introduced our Kasasa (rewards) deposit program, which promotes free checking, higher interest paying accounts and the potential for cash-back rewards. We plan to continue to market our core transaction accounts, emphasizing our high-quality service and competitive pricing of these products. We also offer the convenience of technology-based products, such as mobile deposit capture, bill pay, card valet, internet and mobile banking. We are also planning to become a participating bank with ZRent, a leading vendor of rent payment technology, to create a free deposit account which will provide rent payment technology to our landlord and property management clients.

•	Managing credit risk to maintain a low level of non-performing assets. We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. Our non-performing assets to total assets ratio was 0.64% at March 31, 2017 and 1.07% at December 31,

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2016, compared to 1.35% at December 31, 2015. The majority of our non-performing assets have historically related to one- to four-family residential real estate loans. At March 31, 2017, we had no non-performing commercial loans.

•	Offering a wide selection of non-deposit investment products and services. Financial Quest, a division of Seneca Savings, offers asset management, financial planning, annuities, insurance and other financial products. We have dedicated investment representatives who evaluate the needs of clients to determine suitable investment and insurance solutions to meet their short and long-term wealth management goals. We intend to continue to grow this part of our business following the stock offering as a means to increase our non-interest income. At March 31, 2017, we had $43.0 million of assets held under management.

•	Growing organically and through opportunistic branch acquisitions. We expect to consider both organic growth as well as acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. We expect to focus our growth in Onondaga County and the Syracuse MSA. We will consider expanding our branch network through the opening of additional branches or the acquisition of branches if the right opportunity occurs. The capital we are raising in the offering may also help fund improvements in our operating facilities and customer delivery services in order to enhance our competitiveness.

Anticipated Increase in Non-interest Expense

Following the completion of the reorganization and stock offering, our non-interest expense is expected to increase because of the increased costs associated with operating as a public company, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders, no earlier than six months after the completion of the reorganization and stock offering. For further information, see “Summary—Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation After the Reorganization and Offering;” “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our costs, which will reduce our income;” and “Management—Benefits to be Considered Following Completion of the Stock Offering.”

Summary of Significant Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be significant accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our significant accounting policies:

Allowance for Loan Losses. The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the date of the statement of condition and it is recorded as a reduction of loans.

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The allowance is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan and the entire allowance is available to absorb all loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on our past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified impaired, an allowance is established when the discounted cash flows or collateral value of the impaired loan are lower than the carrying value of that loan.

The general component covers pools of loans, by loan class, including commercial loans not considered impaired, as well as smaller balance homogenous loans, such as residential real estate, home equity and other consumer loans. These pools of loans are evaluated for loss exposure based on historical loss rates for each of these categories of loans, which are adjusted for qualitative factors. The qualitative factors include:

•	Lending policies and procedures, including underwriting standards and collection, charge-off and recovery practices;

•	National, regional and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans;

•	Nature and volume of the portfolio and terms of the loans;

•	Experience, ability and depth of the lending management and staff;

•	Volume and severity of past due, classified and non-accrual loans, as well as other loan modifications; and

•	Quality of our loan review system and the degree of oversight by our board of directors.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss analysis and calculation.

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

In addition, various regulatory agencies periodically review the allowance for loan losses. As a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in the process of establishing the allowance for loan losses as the process is the responsibility of Seneca Savings and any increase or decrease in the allowance is the responsibility of management.

Income Taxes. Income taxes are provided for the tax effects of certain transactions reported in the consolidated financial statements. Income taxes consist of taxes currently due plus deferred taxes related primarily to temporary differences between the financial reporting and income tax basis of the allowance for loan losses,

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premises and equipment, certain state tax credits, and deferred loan origination costs. The deferred tax assets and liabilities represent the future tax return consequences of the temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Estimation of Fair Values. Fair values for securities available-for-sale are obtained from an independent third party pricing service. Where available, fair values are based on quoted prices on a nationally recognized securities exchange. If quoted prices are not available, fair values are measured using quoted market prices for similar benchmark securities. Management generally makes no adjustments to the fair value quotes provided by the pricing source. The fair values of foreclosed real estate and the underlying collateral value of impaired loans are typically determined based on evaluations by third parties, less estimated costs to sell. When necessary, appraisals are updated to reflect changes in market conditions.

Pension Plans. Seneca Savings sponsors a qualified defined benefit pension plan. The qualified defined benefit pension plan is funded with trust assets invested in a diversified portfolio of debt and equity securities. Accounting for pensions involves estimating the cost of benefits to be provided well into the future and attributing that cost over the time period each employee works. To accomplish this, we make extensive use of assumptions about inflation, investment returns, mortality, turnover, and discount rates. We have established a process by which management reviews and selects these assumptions annually. Among other factors, changes in interest rates, investment returns and the market value of plan assets can (i) affect the level of plan funding; (ii) cause volatility in the net periodic pension cost; and (iii) increase our future contribution requirements. A significant decrease in investment returns or the market value of plan assets or a significant decrease in interest rates could increase our net periodic pension costs and adversely affect our results of operations. A significant increase in our contribution requirements with respect to our qualified defined benefit pension plan could have an adverse impact on our cash flow.  Changes in the key actuarial plan assumptions would impact net periodic benefit expense and the projected benefit obligation for our defined benefit pension plan. See Note 10 to the Consolidated Financial Statements, “Employee Benefit Plans,” for information on this plan and the assumptions used.

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Average balances and yields. The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended March 31,
	2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate (5)	Average Outstanding Balance	Interest	Yield/ Rate (5)
	(Dollars in thousands)

Interest-earning assets:
Loans(1)	$134,641	$1,498	4.45%	$109,893	$1,269	4.62%
Available-for-sale securities	19,856	90	1.81	21,239	112	2.11
FHLB stock	2,106	30	5.70	1,363	15	4.40
Other interest-earning assets	1,572	3	0.76	1,189	1	0.34
Total interest-earning assets	158,175	1,621	4.10	133,684	1,397	4.18
Non-interest-earning assets	5,730			4,727
Total assets	$163,905			$138,411

Interest-bearing liabilities:
NOW accounts	11,345	4	0.14	8,781	3	0.14
Regular savings and demand club accounts	23,257	3	0.05	23,554	3	0.05
Money market accounts	15,209	22	0.58	12,231	17	0.56
Certificates of deposit and retirement accounts	61,514	171	1.11	51,561	121	0.94
Total interest-bearing deposits	111,325	200	0.72	96,127	144	0.60
FHLB borrowings	27,882	104	1.49	17,480	67	1.53
Total interest-bearing liabilities	139,207	304	0.87	113,607	211	0.75
Non-interest-bearing deposits	13,618			14,089
Other non-interest-bearing liabilities	408			762
Total liabilities	153,233			128,458
Equity	10,672			9,953
Total liabilities and equity	$163,905			$138,411

Net interest income		$1,317			$1,186
Net interest rate spread (2)			3.23%			3.43%
Net interest-earning assets (3)	$18,968			$20,077
Net interest margin (4)			3.33%			3.55%
Average interest-earning assets to average interest-bearing liabilities	114%			118%

(1)	Includes loans held for sale.
(2)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by total interest-earning assets.
(5)	Annualized.

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	For the Year Ended December 31,
	2016			2015
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)

Interest-earning assets:
Loans(1)	$119,313	$5,457	4.57%	$95,576	$4,525	4.73%
Available-for-sale securities	19,880	310	1.56	29,517	589	2.00
FHLB Stock	1,635	72	4.40	1,213	50	4.12
Other interest-earning assets	1,161	5	0.43	1,351	3	0.22
Total interest-earning assets	141,989	5,844	4.12	127,657	5,167	4.05
Non-interest-earning assets	5,432			3,589
Total assets	$147,421			$131,246

Interest-bearing liabilities:
NOW accounts	$9,405	14	0.15	9,279	5	0.05
Regular savings and demand club accounts	23,222	12	0.05	23,711	12	0.05
Money market accounts	13,087	77	0.59	9,972	38	0.38
Certificates of deposit and retirement accounts	54,514	570	1.05	47,214	386	0.82
Total interest-bearing deposits	100,228	673	0.67	90,176	441	0.49
FHLB borrowings	20,780	319	1.54	17,109	240	1.40
Total interest-bearing liabilities	121,008	992	0.82	107,285	681	0.63
Non-interest-bearing deposits	15,472			13,767
Other non-interest-bearing liabilities	793			635
Total liabilities	137,273			121,687
Equity	10,148			9,559
Total liabilities and equity	$147,421			$131,246

Net interest income		$4,852			$4,486
Net interest rate spread (2)			3.30%			3.42%
Net interest-earning assets (3)	$20,981			$20,372
Net interest margin (4)			3.42%			3.51%
Average interest-earning assets to average interest-bearing liabilities	117%			119%

(1)	Includes loans held for sale.
(2)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31, 2017 vs. 2016			Years Ended December 31, 2016 vs. 2015
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(In thousands)

Interest-earning assets:
Loans(1)	$286	$(57)	$229	$1,124	$(192)	$932
Available-for-sale securities	(7)	(15)	(22)	(192)	(87)	(279)
FHLB stock	8	7	15	17	5	22
Other interest-earning assets	—	2	2	—	2	2

Total interest-earning assets	287	(63)	224	949	(272)	677

Interest-bearing liabilities:
NOW accounts	1	—	1	—	9	9
Regular savings and demand club accounts	—	—	—	—	—	—
Money market accounts	4	1	5	12	27	39
Certificates of deposit and retirement accounts	23	27	50	60	124	184
Total deposits	28	28	56	71	161	232

FHLB borrowings	40	(3)	37	51	28	79

Total interest-bearing liabilities	68	25	93	123	188	311

Change in net interest income	$219	$(88)	$131	$826	$(460)	$366

(1)	Includes loans held for sale.

Comparison of Financial Condition at March 31, 2017 and December 31, 2016

Total assets increased $5.9 million, or 3.7%, to $167.3 million at March 31, 2017 from $161.4 million at December 31, 2016. The increase was due to increases in cash and due from banks and loans, partially offset by a decrease in securities available-for-sale.

Cash and due from banks increased $4.0 million to $5.8 million at March 31, 2017 from $1.8 million at December 31, 2016. The increase resulted from our continued growth in deposits, which exceeded the cash needed to fund the growth in loans held in our portfolio.

Loans, net increased $2.0 million, or 1.5%, to $134.4 million at March 31, 2017 from $132.4 million at December 31, 2016, reflecting increases in commercial real estate loans and residential loans. Commercial real estate loans increased $947,000, or 5.0%, to $19.8 million at March 31, 2017 from $18.9 million at December 31, 2016 while one- to four-family residential real estate mortgage loans increased $853,000, or 0.9%, to $94.3 million at March 31, 2017 from $93.4 million at December 31, 2016. In the first quarter of 2017, we increased our portfolio of commercial real estate loans in order to increase earnings and to continue to manage interest rate risk.

Securities available-for-sale decreased by $360,000, or 1.9%, to $19.1 million at March 31, 2017 from $19.5 million at December 31, 2016. The decrease was primarily due to sales, maturities, calls, and principal repayments of $2.5 million, partially offset by purchases of $2.1 million in new securities.

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Total deposits increased $12.8 million, or 10.7%, to $132.3 million at March 31, 2017 from $119.5 million at December 31, 2016. The increase was primarily due to an increase in certificates of deposit, which increased $12.7 million, or 22.1%, to $70.3 million at March 31, 2017 from $57.6 million at December 31, 2016. This increase was primarily due to a special certificate of deposit rate promotion during the first quarter of 2017 and the increase of $4.0 million in CDARS deposits at March 31, 2017 compared to December 31, 2016. Additionally, we experienced an increase in NOW accounts of $1.4 million, or 12.6%, to $12.5 million at March 31, 2017 from $11.1 million at December 31, 2016. The increase in NOW accounts was primarily due to the addition of new commercial deposit accounts and increased marketing efforts to increase deposit accounts with our residential mortgage customers.

Total borrowings from the FHLB of New York decreased $7.0 million, or 25.0%, to $21.0 million at March 31, 2017 from $28.0 million at December 31, 2016 as we repaid shorter-term borrowings due to the growth in our deposits.

Total equity increased $205,000, or 1.9%, to $11.0 million at March 31, 2017 from $10.8 million at December 31, 2016. The increase was due to the combined effect of net income of $164,000 and a decrease in accumulated other comprehensive loss of $41,000 for the three months ended March 31, 2017.

Comparison of Operating Results for the Three Months Ended March 31, 2017 and 2016

General. Net income increased $73,000, or 80.2%, to $164,000 for the three months ended March 31, 2017, compared to $91,000 for the three months ended March 31, 2016. The increase was due to an increase in net interest income, partially offset by increases in the provision for loan losses and non-interest expense and a decrease in non-interest income.

Interest Income. Interest income increased $224,000, or 16.0%, to $1.6 million for the three months ended March 31, 2017 from $1.4 million for the three months ended March 31, 2016. Our average balance of interest-earning assets increased $24.5 million, or 18.3%, to $158.2 million for the three months ended March 31, 2017 from $133.7 million for the three months ended March 31, 2016 due primarily to the increase in the average balance of loans. Our average yield of interest-earning assets decreased eight basis points to 4.10% for the three months ended March 31, 2017 from 4.18% for the three months ended March 31, 2016.

Interest income on loans increased $229,000, or 18.0%, to $1.5 million for the three months ended March 31, 2017 from $1.3 million for the three months ended March 31, 2016 due to the increase in the average balance of loans. Our average balance of loans increased $24.7 million, or 22.5%, to $134.6 million for the three months ended March 31, 2017 from $109.9 million for the three months ended March 31, 2016. The increase in the average balance of loans resulted from our continued emphasis on growing our one- to four-family residential real estate portfolio and our recent increased focus on commercial lending. Our average yield on loans decreased 17 basis points to 4.45% for the three months ended March 31, 2017 from 4.62% for the three months ended March 31, 2016, as higher-yielding loans have been repaid or refinanced and replaced with lower-yielding loans, reflecting the current interest rate environment.

Interest income on securities decreased $7,000, or 5.5%, to $120,000 for the three months ended March 31, 2017 from $127,000 for the three months ended March 31, 2016 due primarily to decreases in the average balance and average yield of available-for-sale securities. The average balance of available-for- sale securities decreased $1.4 million, or 6.5%, to $19.9 million for the three months ended March 31, 2017 from $21.2 million for the three months ended March 31, 2016 due primarily to securities maturities. The average yield we earned on available-for- sale securities decreased 30 basis points to 1.81% for the three months ended March 31, 2017 from 2.11% for the three months ended March 31, 2016 as a result of higher premium amortization resulting from faster prepayment speeds on mortgage-backed securities.

Interest Expense. Interest expense increased $93,000, or 44.1%, to $304,000 for the three months ended March 31, 2017 from $211,000 for the three months ended March 31, 2016, due to increases in interest expense on deposits of $56,000 and borrowings of $37,000. Our average balance of interest-bearing liabilities increased $25.6 million, or 22.5%, to $139.2 million for the three months ended March 31, 2017 from $113.6 million for the three months ended March 31, 2016 due primarily to increases in the average balance of certificates of deposit and FHLB

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of New York borrowings. Our average rate on interest-bearing liabilities increased 12 basis points to 0.87% for the three months ended March 31, 2017 from 0.75% for the three months ended March 31, 2016 primarily as a result of an increase in the average rate on certificates of deposit.

Interest expense on deposits increased $56,000, or 38.9%, to $200,000 for the three months ended March 31, 2017 from $144,000 for the three months ended March 31, 2016 due to increases in the average rate paid on deposits and the average balance of deposits. The average rate paid on deposits increased to 0.87% for the three months ended March 31, 2017 from 0.75% for the three months ended March 31, 2016, primarily reflecting higher rates paid on promotional certificates of deposit and CDARS certificates of deposit. The average rate on certificates of deposit increased by 16 basis points to 1.11% for the three months ended March 31, 2017 from 0.95% for the three months ended March 31, 2016. In addition, the average balance of certificates of deposit increased by $9.9 million to $61.5 million for the three months ended March 31, 2017 from $51.6 million for the three months ended March 31, 2016, which reflected the majority of the growth in the average balance of deposits.

Interest expense on borrowings increased $37,000, or 55.2%, to $104,000 for the three months ended March 31, 2017 from $67,000 for the three months ended March 31, 2016. The increase in interest expense on borrowings reflected a $10.4 million increase in our average balance of borrowings with the FHLB of New York to $27.9 million for the three months ended March 31, 2017 from $17.5 million for the three months ended March 31, 2016, partially offset by a decrease in the average rate of these borrowings to 1.49% for the three months ended March 31, 2017 from 1.53% for the three months ended March 31, 2016. The average balance on borrowings with the FHLB of New York increased in the first quarter of 2017 as compared to the first quarter of 2016 in order to fund loan growth. The average rate on borrowings decreased due to the increased use of lower costing shorter-term borrowings.

Net Interest Income. Net interest income increased $131,000, or 11.0%, to $1.3 million for the three months ended March 31, 2017 from $1.2 million for the three months ended March 31, 2016, primarily as a result of the growth in the average balance of our loans, partially offset by an increase in the average balance of our interest-bearing liabilities. Our net interest rate spread decreased by 20 basis points to 3.23% for the three months ended March 31, 2017 from 3.43% for the three months ended March 31, 2016, and our net interest margin decreased by 22 basis points to 3.33% for the three months ended March 31, 2017 from 3.55% for the three months ended March 31, 2016.

Provision for Loan Losses. We establish a provision for loan losses which is charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb credit losses inherent in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan, and the levels of non-performing and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or conditions change. We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

Based on our evaluation of the above factors, we recorded a $40,000 provision for loan losses for the three months ended March 31, 2017 compared to a $13,000 provision for loan losses for the three months ended March 31, 2016. The increase in the provision for the three months ended March 31, 2017 was the result of additional general provisions deemed necessary to support an increased balance of loans receivable. We increased the portion of the allowance for loan losses attributable to commercial real estate loans due to loan growth in this portfolio and increased net charge-offs. Net charge-offs increased to $125,000 for the three months ended March 31, 2017 as compared to $27,000 for the three months ended March 31, 2016. The allowance for loan losses was $1.1 million, or 0.80% of net loans outstanding, at March 31, 2017 and $1.2 million, or 1.08% of net loans outstanding, at March 31, 2016.

To the best of our knowledge, we have recorded all loan losses that are both probable and reasonable to estimate at March 31, 2017 and March 31, 2016. However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for loan losses. In addition, the Office of the Comptroller of the Currency, as an integral part of its examination process, will periodically review our allowance for loan losses, and as a result of such reviews, we may

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have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

Non-Interest Income. Non-interest income decreased $11,000, or 7.1%, to $144,000 for the three months ended March 31, 2017 from $155,000 for the three months ended March 31, 2016. The decrease was primarily due to a decrease of $55,000 in income from financial services, offset by increases of $24,000 in service fees and $17,000 in earnings on bank-owned life insurance for the three months ended March 31, 2017 as compared to the same period in 2016. The decline in income from financial services was due to a departure of a key sales person in our Financial Quest services division and the resulting loss of fee income due to a loss of key annuity insurance customers, which occurred in the second quarter of 2016. Income from service fees increased due to the growth in our deposits in the first quarter of 2017 as compared to the same period in 2016 and an increase in general fees. Earnings were received on bank owned life insurance in the first quarter of 2017 for insurance which was first purchased in June 2016.

Non-Interest Expense. Non-interest expense increased by $27,000, or 2.3%, to $1.2 million for the three months ended March 31, 2017 as compared to the three months ended March 31, 2016. The increase was primarily due to an increase in professional fees of $60,000 to $97,000 for the three months ended March 31, 2017 from $37,000 for the three months ended March 31, 2016 as a result of fees incurred for completion of Seneca Savings’ first full scope independent audit. Offsetting the increase in non-interest expense was a decrease in compensation and employee benefits of $34,000, or 5.0%, to $651,000 for the three months ended March 31, 2017 from $685,000 for the three months ended March 31, 2016 as a result of a restructuring of our employees.

Non-interest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

Income Tax Expense. We incurred income tax expense of $40,000 and $47,000 for the three months ended March 31, 2017 and 2016, respectively, resulting in effective rates of 19.6% and 34.1%, respectively. The decrease in the first quarter 2017 effective tax rate and income tax expense was primarily due to the projected mix of tax-exempt income derived from our municipal bond portfolio and bank-owned life insurance in relation to our projection of pre-tax income for the current year.

Comparison of Financial Condition at December 31, 2016 and 2015

Total assets increased $24.1 million, or 17.5%, to $161.4 million at December 31, 2016 from $137.4 million at December 31, 2015. The increase was due to an increase in loans, partially offset by decreases in cash and due from banks and securities available-for-sale.

Cash and due from banks decreased $2.3 million, or 56.4%, to $1.8 million at December 31, 2016 from $4.0 million at December 31, 2015. The decrease resulted from our using excess cash to fund loan originations, partially offset by an increase in deposits.

Loans, net increased $27.1 million, or 25.8%, to $132.4 million at December 31, 2016 from $105.3 million at December 31, 2015, reflecting increases in all loan categories except for consumer loans. One- to four-family residential real estate mortgage loans increased $17.5 million, or 23.1%, to $93.4 million at December 31, 2016 from $75.9 million at December 31, 2015, while commercial real estate loans increased $4.7 million, or 32.9%, to $18.9 million at December 31, 2016 from $14.2 million at December 31, 2015, and commercial and industrial loans increased $1.7 million, or 23.2%, to $9.1 million at December 31, 2016 from $7.4 million at December 31, 2015. In 2016, we increased our portfolio of residential mortgage and commercial loans in order to increase earnings, and as it relates to the increase in our commercial loans, manage interest rate risk.

Securities available-for-sale decreased by $3.2 million, or 14.2%, to $19.5 million at December 31, 2016 from $22.7 million at December 31, 2015. The decrease was primarily due to sales, maturities, calls, and principal repayments of $20.3 million, partially offset by purchases of $17.7 million in new securities.

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Total deposits increased $10.9 million, or 10.0%, to $119.5 million at December 31, 2016 from $108.7 million at December 31, 2015. The increase was primarily due to increases in money market accounts of $4.0 million, or 35.4%, to $15.2 million at December 31, 2016 from $11.2 million at December 31, 2015 and NOW accounts of $2.1 million, or 22.9%, to $11.1 million at December 31, 2016 from $9.0 million at December 31, 2015. The increase in money market accounts and NOW accounts was primarily due to the addition of new commercial deposit accounts and increased marketing efforts to increase deposit accounts with our residential mortgage customers. Additionally, we experienced an increase in certificates of deposit, which increased $4.0 million, or 7.5%, to $57.6 million at December 31, 2016 from $53.5 million at December 31, 2015. This increase was primarily due to special rate promotions during 2016 and the increase of $350,000 in CDARS deposits at December 31, 2016 compared to December 31, 2015.

Total borrowings from the FHLB of New York increased $12.5 million, or 80.6%, to $28.0 million at December 31, 2016 from $15.5 million at December 31, 2015 as we increased borrowings to fund loan growth in 2016.

Total equity increased $684,000, or 6.8%, to $10.8 million at December 31, 2016 from $10.1 million at December 31, 2015. The growth was due to net income of $527,000 for the year ended December 31, 2016 and a decrease in accumulated other comprehensive loss of $157,000.

Comparison of Operating Results for the Years Ended December 31, 2016 and 2015

General. Net income increased $131,000, or 33.1%, to $527,000 for the year ended December 31, 2016, compared to $396,000 for the year ended December 31, 2015. The increase was due to an increase in net interest income and an increase in non-interest income, partially offset by an increase in the provision for loan losses and an increase in non-interest expense.

Interest Income. Interest income increased $677,000, or 13.1%, to $5.8 million for the year ended December 31, 2016 from $5.2 million for the year ended December 31, 2015. Our average balance of interest-earning assets increased $14.3 million, or 11.2%, to $142.0 million for the year ended December 31, 2016 from $127.7 million for the year ended December 31, 2015 due primarily to the increase in the average balance of loans. Our average yield of interest-earning assets increased seven basis points to 4.12% for the year ended December 31, 2016 from 4.05% for the year ended December 31, 2015.

Interest income on loans increased $932,000, or 20.6%, to $5.5 million for the year ended December 31, 2016 from $4.5 million for the year ended December 31, 2015 due to the increase in the average balance of loans. Our average balance of loans increased $23.7 million, or 24.8%, to $119.3 million for the year ended December 31, 2016 from $95.6 million for the year ended December 31, 2015. The increase in the average balance of loans resulted from our continued emphasis on growing our one- to four-family residential real estate portfolio and our recent increased focus on commercial lending. Our average yield on loans decreased 16 basis points to 4.57% for the year ended December 31, 2016 from 4.73% for the year ended December 31, 2015, as higher-yielding loans have been repaid or refinanced and were replaced with lower-yielding loans, reflecting the current interest rate environment.

Interest income on securities decreased $257,000, or 40.2%, to $382,000 for the year ended December 31, 2016 from $639,000 for the year ended December 31, 2015. The average balance of available-for-sale securities decreased $9.6 million, or 32.7%, to $19.9 million in 2016 from $29.5 million in 2015 due primarily to securities sales and maturities as a portion of the cash flow from the securities portfolio was redeployed to fund loan growth. The average yield we earned on available-for- sale securities decreased 44 basis points to 1.56% for the year ended December 31, 2016 from 2.00% for the year ended December 31, 2015 as yields on available-for- sale securities decreased with new purchases at lower yields replacing higher yielding maturing or sold investments.

Interest Expense. Interest expense increased $311,000, or 45.7%, to $992,000 for the year ended December 31, 2016 from $681,000 for the year ended December 31, 2015, due to increases in interest expense on deposits of $232,000 and $79,000 in interest expense on borrowings. Our average balance of interest-bearing liabilities increased $13.7 million, or 12.8%, to $121.0 million for the year ended December 31, 2016 from $107.3 million for the year ended December 31, 2015 due primarily to increases in the average balance of certificates of

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deposit and FHLB of New York borrowings. Our average rate on interest-bearing liabilities increased 19 basis points to 0.82% for the year ended December 31, 2016 from 0.63% for the year ended December 31, 2015 as a result of increases in the average rates on certificates of deposit and FHLB of New York borrowings.

Interest expense on deposits increased $232,000, or 52.6%, to $673,000 for 2016 from $441,000 for 2015 due to increases in the average rate paid on deposits and the average balance of deposits. The average rate paid on deposits increased to 0.67% for 2016 from 0.49% for 2015, primarily reflecting higher rates paid on promotional certificates of deposit and CDARS certificates of deposit. The average rate of certificates of deposit increased by 23 basis points to 1.05% in 2016 from 0.82% in 2015. In addition, the average balance of certificates of deposit increased by $7.3 million to $54.5 million in 2016 from $47.2 million in 2015, which reflected the majority of the growth in the average balance of deposits.

Interest expense on borrowings increased $79,000, or 32.9%, to $319,000 for the year ended December 31, 2016 from $240,000 for the year ended December 31, 2015. The increase in interest expense on borrowings reflected a $3.7 million increase in our average balance of borrowings with the FHLB of New York to $20.8 million for 2016 from $17.1 million for 2015, and an increase in the average rate of these borrowings to 1.54% in 2016 from 1.40% in 2015. The average balance on borrowings with the FHLB of New York increased in 2016 as compared to 2015 due to the growth in borrowings throughout the year to fund loan growth. The average rate on borrowings increased due to extending the FHLB of New York borrowing terms in order to manage interest rate risk.

Net Interest Income. Net interest income increased $366,000, or 8.1%, to $4.9 million for the year ended December 31, 2016 from $4.5 million for the year ended December 31, 2015, primarily as a result of the greater growth in the average balance of our interest-earning assets as compared to our interest-bearing liabilities and the shift in the composition of our interest-earning assets from lower yielding securities into higher yielding loans. Our net interest-earning assets increased to $21.0 million for the year ended December 31, 2016 as compared to $20.4 million for the year ended December 31, 2015. Our net interest rate spread decreased by 12 basis points to 3.30% for the year ended December 31, 2016 from 3.42% for the year ended December 31, 2015, and our net interest margin decreased by nine basis points to 3.42% for the year ended December 31, 2016 from 3.51% for the year ended December 31, 2015.

Provision for Loan Losses. We establish a provision for loan losses which is charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb credit losses inherent in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan, and the levels of non-performing and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or conditions change. We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

Based on our evaluation of the above factors, we recorded a $247,000 provision for loan losses for the year ended December 31, 2016 compared to an $8,000 provision for loan losses for the year ended December 31, 2015. The increase in the provision for 2016 was the result of increased net charge-offs, and to a lesser extent, additional general provisions deemed necessary to support an increased balance of loans receivable. Net charge-offs increased to $295,000 in 2016 as compared to $1,000 in 2015. We charged-off $153,000 for one impaired commercial loan in 2016. We also increased the portion of the allowance for loan losses attributable to one- to four-family residential real estate loans due to loan growth in this portfolio. The allowance for loan losses was $1.2 million, or 0.88% of net loans outstanding, at December 31, 2016 and $1.2 million, or 1.16% of net loans outstanding, at December 31, 2015.

To the best of our knowledge, we have recorded all loan losses that are both probable and reasonable to estimate at December 31, 2016 and December 31, 2015. However, future changes in the factors described above, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for loan losses. In addition, the Office of the Comptroller of the Currency, as an integral part of its examination process, will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly

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involved in establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

Non-Interest Income. Non-interest income increased $71,000, or 9.8%, to $794,000 for the year ended December 31, 2016 from $723,000 for the year ended December 31, 2015. The increase was primarily due to a gain on the sale of fixed assets of $158,000, increases in gains on sales of loans and securities of $62,000, earnings on bank-owned life insurance of $41,000, and an increase in service fees of $41,000 in 2016 as compared to 2015. The gain on the sale of fixed assets occurred in 2016 as we sold our former branch office which we no longer occupy following the relocation of our Liverpool branch in 2015. Gains on the sales of securities were taken to fund the growth in the loan portfolio while gains on the sales of loans resulted from our strategy to sell long-term fixed-rate one- to four-family residential real estate mortgage loans to manage interest rate risk. Earnings of $41,000 were received on bank owned life insurance for the first time in 2016 following our purchase of such insurance in June 2016. Our service fees increased due to the growth in our deposits in 2016 as compared to 2015 and an increase in general fees. Partially offsetting the increase in non-interest income was a decrease of $260,000 in income from financial services to $176,000 for the year ended December 31, 2016 from $436,000 for the year ended December 31, 2015. The decline in income from financial services was due to a departure of a key sales person in our Financial Quest services division and the resulting loss of fee income due to a loss of key annuity insurance customers, which occurred in the second quarter of 2016.

Non-Interest Expense. Non-interest expense increased by $25,000, or 0.5%, to $4.8 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. The increase was due primarily to an increase in compensation and employee benefits of $204,000, or 8.0%, to $2.8 million for the year ended December 31, 2016 from $2.6 million for the year ended December 31, 2015 as a result of a change in staffing, merit increases and increases in health insurance costs. Offsetting the increase in non-interest expense were decreases in mortgage recording tax of $134,000 and in advertising of $86,000. The decrease in mortgage recording tax was the result of a change in New York law. The decrease in advertising was due to reallocating resources for the introduction of our Kasasa deposit products.

Non-interest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

Income Tax Expense. We incurred income tax expense of $64,000 and $22,000 for the years ended December 31, 2016 and 2015, respectively, resulting in effective rates of 10.8% and 5.3%, respectively. The increase in income tax expense resulted from a $173,000, or 41.4%, increase in pre-tax income to $591,000 for the year ended December 31, 2016 from $418,000 for the year ended December 31, 2015.

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our asset/liability management committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors. We currently utilize a third-party modeling program, prepared on a quarterly basis, and consult with a third-party to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk:

•	sell our newly originated long-term, fixed-rate one- to four-family residential real estate mortgage loans;

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•	increase our commercial loan portfolio with shorter-term, higher yielding loan products;

•	invest in shorter-term repricing and/or maturing securities whenever market conditions allow;

•	extend the terms of our lower costing FHLB of New York borrowings; and

•	grow our volume of transaction deposit accounts.

We look at two types of simulations impacted by changes in interest rates, which are (1) net interest income and (2) changes in the economic value of equity.

Net Interest Income. We analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a 12-month period. We then calculate what the net interest income would be for the same period under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by +100, +200, +300, +400 and -100 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The table below sets forth, as of March 31, 2017, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.

Change in Interest Rates (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
(Dollars in thousands)

+400	$5,373	0.80%
+300	5,380	0.92%
+200	5,375	0.83%
+100	5,364	0.63%
—	5,331	—
-100	5,298	(0.61)%

(1) Expressed in basis points.

The table above indicates that at March 31, 2017, in the event of an instantaneous parallel 100 basis points decrease in interest rates, we would experience a 0.61% decrease in net interest income, and in the event of an instantaneous parallel 200 basis points increase in interest rates, we would experience a 0.83% increase in net interest income.

Economic Value of Equity Analysis. We analyze the sensitivity of our financial condition to changes in interest rates through our economic value of equity model. This analysis measures the difference between predicted changes in the fair value of our assets and predicted changes in the present value of our liabilities assuming various changes in current interest rates. The table below represents an analysis of our interest rate risk (excluding the effect of our pension plan) as measured by the estimated changes in our economic value of equity, resulting from an instantaneous and sustained parallel shift in the yield curve (+100, +200, +300 and +400 basis points and -100 basis points) at March 31, 2017.

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Change in		Estimated Increase		EVE as a Percentage of Fair Value of Assets (3)
Interest Rates	Estimated	(Decrease) in EVE		EVE	Increase
(basis points) (1)	EVE (2)	Amount	Percent	Ratio (4)	(Decrease)
(Dollars in thousands)

+400	$8,757	$(6,407)	(42.3)%	6.1%	(3.1)%
+300	10,273	(4,891)	(32.3)%	6.9%	(2.3)%
+200	11,681	(3,483)	(23.0)%	7.6%	(1.6)%
+100	13,212	(1,952)	(12.9)%	8.3%	(0.9)%
—	15,164	—	—	9.2%	—
-100	17,627	2,463	16.2%	10.3%	1.1%

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the fair value of expected cash flows from assets, less the fair value of the expected cash flows arising from our liabilities adjusted for the value of off-balance sheet contracts.
(3)	Fair value of assets represents the amount at which an asset could be exchanged between knowledgeable and willing parties in an arms-length transaction.
(4)	EVE Ratio represents EVE divided by the fair value of assets.

The table above indicates that at March 31, 2017, in the event of a 100 basis points decrease in interest rates, we would experience a 16.2% increase in our economic value of equity. In the event of a 200 basis points increase in interest rates, we would experience a decrease of 23.0% in economic value of equity.

The preceding simulation analyses do not represent a forecast of actual results and should not be relied upon as being indicative of expected operating results. These hypothetical estimates are based upon numerous assumptions, which are subject to change, including: the nature and timing of interest rate levels including the yield curve shape, prepayments on loans and securities, deposit decay rates, pricing decisions on loans and deposits, reinvestment/replacement of asset and liability cash flows, and others. Also, as market conditions vary, prepayment/refinancing levels, the varying impact of interest rate changes on caps and floors embedded in adjustable-rate loans, early withdrawal of deposits, changes in product preferences, and other internal/external variables will likely deviate from those assumed.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from calls, maturities and sales of securities. We also have the ability to borrow from the FHLB of New York. At March 31, 2017, we had a $70.2 million line of credit with the FHLB of New York and $2.5 million line of credit with Zions Bank. At March 31, 2017, we had $21.0 million in outstanding borrowings from the FHLB of New York. We have not borrowed against the line of credit with Zions Bank during the three months ended March 31, 2017 and the year ended December 31, 2016.

The board of directors is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We believe that we have enough sources of liquidity to satisfy our short and long-term liquidity needs as of March 31, 2017.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents, which includes cash and due from banks. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At March 31, 2017, cash and due from banks totaled $5.8 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $19.1 million at March 31, 2017.

 We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Certificates of

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deposit due within one year of March 31, 2017, totaled $32.3 million, or 24.4%, of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other deposits and FHLB of New York advances. Depending on market conditions, we may be required to pay higher rates on such deposits or borrowings than we currently pay. We believe, however, based on past experience that a significant portion of such deposits will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

At March 31, 2017, we exceeded all of our regulatory capital requirements, and we were categorized as well capitalized at March 31, 2017 and at December 31, 2016. Management is not aware of any conditions or events since the most recent notification that would change our category. See “Historical and Pro Forma Regulatory Capital Compliance” and Note 13 to our consolidated financial statements.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. At March 31, 2017, we had outstanding commitments to originate loans of $5.7 million. We anticipate that we will have sufficient funds available to meet our current lending commitments.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

Please refer to Note 2 to our consolidated financial statements for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The financial statements and related data presented herein have been prepared in accordance with U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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BUSINESS OF SENECA FINANCIAL CORP.

We have not engaged in any business to date. Upon completion of the reorganization and offering, we will own all of the issued and outstanding common stock of Seneca Savings. We intend to retain between 17.9% and up to 45.7% of the net proceeds from the offering depending on where in the range the offering is completed. A portion of the net proceeds we retain will be used to make a loan to fund the purchase of shares of our common stock by the Seneca Savings employee stock ownership plan. We intend to invest our capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

In the future, Seneca Financial Corp., as the holding company of Seneca Savings, will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the acquisition of banking and financial services companies. We have no plans for any mergers or acquisitions, or other diversification of the activities of Seneca Financial Corp. at the present time.

Our cash flow will depend on earnings from the investment of the net proceeds we retain, and any dividends received from Seneca Savings. Initially, Seneca Financial Corp. will neither own nor lease any property, but will instead use the premises, equipment and furniture of Seneca Savings. At the present time, we intend to employ only persons who are officers of Seneca Savings to serve as officers of Seneca Financial Corp. We will also use the support staff of Seneca Savings from time to time. These persons will not be separately compensated by Seneca Financial Corp. Seneca Financial Corp. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF SENECA FINANCIAL MHC

Seneca Financial MHC will be formed as a federal mutual holding company and will at all times own a majority of the outstanding shares of Seneca Financial Corp.’s common stock. Persons who had membership rights in Seneca Savings as of the date of the reorganization will continue to have membership rights; however, these membership rights will be in Seneca Financial MHC.

Seneca Financial MHC’s principal assets will be the common stock of Seneca Financial Corp. it receives in the reorganization and offering and $100,000 cash in initial capitalization. Presently, it is expected that the only business activity of Seneca Financial MHC will be to own a majority of Seneca Financial Corp.’s common stock. Seneca Financial MHC will be authorized, however, to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities.

Seneca Financial MHC will neither own nor lease any property, but will instead use the premises, equipment and furniture of Seneca Savings. It is anticipated that Seneca Financial MHC will employ only persons who are officers of Seneca Savings to serve as officers of Seneca Financial MHC. Those persons will not be separately compensated by Seneca Financial MHC. The initial directors of Seneca Financial MHC will consist of the current directors of Seneca Savings.

BUSINESS OF SENECA SAVINGS

General

Seneca Federal Savings and Loan Association is a federally chartered mutual savings association headquartered in Baldwinsville, New York. Seneca Federal Savings and Loan Association was originally chartered in 1928 as a New York-chartered mutual savings and loan association under the name “The Baldwinsville Savings & Loan Association.” In 1936, we converted to a federal charter under the name “Baldwinsville Federal Savings & Loan Association.” In 1958, the name was changed to “Seneca Federal Savings and Loan Association.” In July 2014, as part of a rebranding, the association began to do business as “Seneca Savings. “ Following completion of the reorganization, the new stock savings association will have the legal name Seneca Savings.

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We conduct our business from our main office and two branch offices. All of our banking offices are located in Onondaga County, northwest of Syracuse, New York. Our primary market area currently consists of Onondaga County, New York and the contiguous counties.

Our business consists primarily of taking deposits from the general public and, historically, investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, and, to a lesser extent, commercial real estate loans, home equity lines of credit, commercial and industrial loans, residential construction loans, and consumer loans. Subject to market conditions, we expect to increase our focus on originating commercial real estate loans and commercial and industrial loans in an effort to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We plan to sell in the secondary market the majority of the fixed-rate conforming one- to four-family residential real estate loans that we originate with terms of 20 years or greater. We also invest in securities, which have historically consisted primarily of mortgage-backed securities issued by U.S. government sponsored enterprises, municipal securities, corporate bonds and FHLB of New York stock. We offer a variety of deposit accounts, including demand accounts, NOW accounts, savings accounts, money market accounts and certificate of deposit accounts.

Our executive office is located at 35 Oswego Street, Baldwinsville, New York 13027, and our telephone number at this address is (315) 638-0233. Our website address is www.senecasavings.com. Information on our website is not and should not be considered a part of this prospectus.

Market Area

We conduct our business from our main office and two branch offices. All of our banking offices are located in Onondaga County, northwest of Syracuse, New York. Onondaga County, New York represents our primary geographic market area for deposits, while we make loans in Onondaga County and the contiguous counties.

Baldwinsville, New York is a village located in Onondaga County and is 15 miles northwest of Syracuse, New York. Baldwinsville has an estimated population of 7,378 and an estimated median household income of $41,143. Anheuser-Busch, the world’s largest beer maker, has a plant on a 370-acre site located in Baldwinsville. We view Onondaga County, which is part of the Syracuse, New York Metropolitan Statistical Area and is more populous than the other contiguous counties, as a primary area for growth, particularly for commercial lending and deposit areas. Onondaga county includes a high concentration of office, medical, retail, industrial, mixed use and multi-family real estate buildings and businesses. Other large employers in Onondaga County include Carrier Corporation, Lockheed Martin, Syracuse University, Upstate University Health System and St. Joseph’s Hospital Health Center. There are approximately 11,700 businesses operating in Onondaga County.

Onondaga County’s total population is estimated at 466,194. The unemployment rate in March 2017 for Onondaga County was 4.4% compared to 4.5% for the State of New York and 4.5% for the United States. The median household income in Onondaga County was approximately $55,092, which is lower than the New York state median of $55,972 but higher than the national median household income of $53,889.

We believe that we have developed products and services that will meet the financial needs of our current and future customer base; however, we plan, and believe it is necessary, to expand the range of products and services that we offer to be more competitive in our market area. Marketing strategies focus on the strength of our knowledge of local consumer and small business markets, as well as expanding relationships with current customers and reaching out to develop new, profitable business relationships. Our close proximity to Syracuse provides us access to a relatively large population for our products and services.

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Competition

We face competition within our market area both in making loans and attracting deposits. Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions. We also face competition from savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds, insurance companies and credit unions. As of June 30, 2016 (the most recent date for which data is available), our market share of deposits represented 1.2% of Federal Deposit Insurance Corporation-insured deposits in Onondaga County, ranking us 12th in market share of deposits out of 15 institutions operating in the county.

Lending Activities

General. Our historical principal lending activity has been originating one- to four-family residential real estate loans and, to a lesser extent, commercial real estate loans, commercial and industrial loans, home equity lines of credit, residential construction and consumer loans. More recently, we have sought to increase our commercial real estate and commercial and industrial lending in an effort to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. Historically, we have not sold a significant amount of loans, but beginning in 2015, we started to regularly sell a portion of our fixed-rate one- to four-family residential real estate loans in order to manage the duration and time to repricing of our loan portfolio, and to generate fee income.

Our strategic plan continues to focus on residential real estate lending and to gradually increase our commercial lending. We generally retain in our portfolio adjustable-rate or shorter-term fixed-rate residential real estate mortgage loans. Beginning in 2015, we have started regularly selling loans in the secondary market. Loans that we sell into the secondary market consist of long-term (20 years or greater), conforming fixed-rate residential real estate mortgage loans, which we primary sell to the FHLB of New York’s Mortgage Partnership Finance program, and beginning in 2017, to Freddie Mac. These loans are sold without recourse. We generally retain the servicing rights on all conforming fixed-rate residential mortgage loans that we sell. We may experience declines in the residential mortgage loan portfolio during 2017 if interest rates increase. Our commercial lending efforts will focus on the small-to-medium sized business market, targeting borrowers with outstanding loan balances of between $250,000 to $500,000. We will focus primarily on commercial real estate loans and on commercial and industrial loans in our market area. As part of the commercial loan strategy, we will seek to use our commercial relationships to grow our commercial transactional deposit accounts.

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Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated. Loans include loans held for sale of $528,000, $773,000 and $0 at March 31, 2017 and at December 31, 2016 and 2015, respectively.

			At December 31,
	At March 31, 2017		2016		2015
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Residential:
One- to four-family	$94,296	69.9%	$93,443	70.3%	$75,934	71.6%
Home equity loans and lines of credit	6,012	4.4	5,504	4.1	3,223	3.0
Construction	3,451	2.6	3,091	2.3	2,173	2.0
Commercial real estate	19,826	14.7	18,879	14.2	14,201	13.4
Commercial and industrial	8,571	6.4	9,105	6.9	7,388	7.0
Consumer and other	2,758	2.0	2,907	2.2	3,201	3.0

Total loans receivable	134,914	100.0%	132,929	100.0%	106,120	100.0%

Deferred loan costs	595		605		355
Allowance for loan losses	(1,085)		(1,170)		(1,218)

Total loans receivable, net	$134,424		$132,364		$105,257

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Loan Portfolio Maturities. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2016. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending December 31, 2017. Maturities are based on the final contractual payment date and do not reflect the impact of prepayments and scheduled principal amortization.

	One- to four- family	Home equity loans and lines of credit	Residential Construction	Commercial real estate	Commercial and industrial	Consumer and other	Total
	(In thousands)

Due During the Years Ending December 31,
2017	$1,165	$30	$—	$4	$270	$90	$1,559
2018	226	5	—	67	1,589	87	1,974
2019	230	21	—	401	283	154	1,089
2020 to 2021	1,609	21	—	—	1,916	730	4,276
2022 to 2026	6,272	27	—	179	1,917	369	8,764
2027 to 2031	12,294	1,372	—	3,846	172	762	18,446
2032 and beyond	71,647	4,028	3,091	14,382	2,958	715	96,821

Total	$93,443	$5,504	$3,091	$18,879	$9,105	$2,907	$132,929

The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2016 that are contractually due after December 31, 2017.

	Due After December 31, 2017
	Fixed	Adjustable	Total
	(In thousands)

Residential:
One- to four-family	$87,067	$5,211	$92,278
Home equity loans and lines of credit	775	4,699	5,474
Construction	—	3,091	3,091
Commercial real estate	4,596	14,279	18,875
Commercial and industrial	2,841	5,994	8,835
Consumer and other	2,817	—	2,817
Total	$98,096	$33,274	$131,370

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One- to Four-Family Residential Real Estate Lending. Our primary lending activity is the origination of one- to four-family residential real estate mortgage loans. At March 31, 2017, $94.3 million, or 69.9%, of our total loan portfolio consisted of one- to four-family residential real estate mortgage loans. We offer conforming and non-conforming, fixed-rate and adjustable-rate residential real estate mortgage loans with maturities of up to 30 years and maximum loan amounts generally of up to $424,100. Our adjustable-rate mortgage loans provide an initial fixed interest rate for one, five, seven or ten years and then adjust annually thereafter. They amortize over a period of up to 30 years.

One- to four-family residential real estate mortgage loans are generally underwritten according to Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed-rate and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Office of Federal Housing Enterprise Oversight, which at March 31, 2017 was $424,100 for single-family homes in our market area. Loans that exceed that limit are considered “jumbo loans.” At March 31, 2017, we had only $4.5 million in jumbo loans. For first mortgage loans with loan-to-value ratios in excess of 80%, we require private mortgage insurance. We do not have any loans in our loan portfolio that are considered sub-prime, or Alt-A. At March 31, 2017, we had $7.2 million in non-owner occupied one- to four-family residential real estate mortgage loans.

We currently offer several adjustable-rate mortgage loans secured by residential properties with interest rates that are fixed for an initial period ranging from one year to ten years. After the initial fixed period, the interest rate on adjustable-rate mortgage loans is generally reset every year based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one year, as published weekly by the Federal Reserve Board, subject to periodic and lifetime limitations on interest rate changes. All of our traditional adjustable-rate mortgage loans with initial fixed-rate periods of one, five, seven or ten years have initial and periodic caps of two percentage points on interest rate changes, with a cap of six percentage points for the life of the loan. Many of the borrowers who select these loans have shorter-term credit needs than those who select long-term, fixed-rate mortgage loans. We do not offer “Option ARM” loans, where borrowers can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. At March 31, 2017, we had $5.6 million in adjustable-rate one- to four-family residential real estate mortgage loans.

Adjustable-rate mortgage loans generally present different credit risks than fixed-rate mortgage loans primarily because the underlying debt service payments of the borrowers increase as interest rates increase, thereby increasing the potential for default.

We require title insurance on all of our one- to four-family residential real estate mortgage loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. A majority of our residential real estate mortgage loans have a mortgage escrow account from which disbursements are made for real estate taxes and flood insurance. We do not conduct environmental testing on residential real estate mortgage loans unless specific concerns for hazards are identified by the appraiser used in connection with the origination of the loan. If we identify an environmental problem on land that will secure a loan, the environmental hazard must be remediated before the closing of the loan.

Home Equity Lines of Credit. In addition to traditional one- to four-family residential mortgage loans, we offer home equity lines of credit that are secured by the borrower’s primary or secondary residence. At March 31, 2017, we had $6.0 million, or 4.4% of our total loan portfolio in home equity lines of credit and home equity loans. Home equity lines of credit totaled $5.4 million at March 31, 2017. At that date we also had $3.6 million of unused commitments related to home equity lines of credit. Beginning in 2015, we stopped originating home equity loans and have a remaining balance of $689,000 at March 31, 2017.

Home equity lines of credit are generally underwritten using the same criteria that we use to underwrite one- to four-family residential mortgage loans. Home equity lines of credit may be underwritten with a loan-to-value ratio of up to 80% (or 90% if we hold the first mortgage) when combined with the principal balance of the existing first mortgage loan. Our home equity lines of credit are originated with adjustable-rates based on the prime rate of interest and require interest paid monthly with terms of up to 25 years. For the first ten years during

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the draw period only interest is required to be paid. Home equity lines of credit are generally available in amounts between $50,000 and $150,000.

Home equity lines of credit secured by junior mortgages have greater risk than one- to four-family residential mortgage loans secured by first mortgages. At March 31, 2017, $2.8 million of our home equity loans and lines of credit were in a junior lien position, nearly all of which were second mortgages. We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure, after repayment of the senior mortgages, if applicable. When customers default on their loans, we attempt to foreclose on the property and resell the property as soon as possible to minimize foreclosure and carrying costs. However, the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers. Particularly with respect to our home equity lines of credit, decreases in real estate values could adversely affect our ability to fully recover the loan balance in the event of a default.

Commercial Real Estate Loans. In recent years, we have sought to increase our commercial real estate loans. Our commercial real estate loans are secured primarily by office buildings, industrial facilities, retail facilities, motels and other commercial properties, substantially all of which are located in our primary market area. At March 31, 2017, we had $19.8 million in commercial real estate loans, representing 14.7% of our total loan portfolio. This amount included $5.4 million of multi-family residential real estate loans. At March 31, 2017, we had $4.3 million in non-owner occupied commercial real estate loans (excluding multi-family residential real estate loans). At March 31, 2017, our commercial real estate loans had an average balance of $143,000.

We generally originate adjustable-rate commercial real estate loans with maximum terms of up to 20 years. Adjustable-rate commercial real estate loans are tied to the five-year FHLB of New York advance rate plus a margin, subject to an interest rate floor. The maximum loan-to-value ratio of our commercial real estate loans is generally 80% (75% for non-owner occupied). All of our commercial real estate loans are subject to our underwriting procedures and guidelines. At March 31, 2017, our largest commercial real estate loan totaled $1.6 million and was secured by a hotel located in our primary market area. At March 31, 2017, this loan was performing in accordance with its terms.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower (including credit history), profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that it is at least 120% of the monthly debt service and the ratio of the loan amount to the appraised value of the mortgaged property. All commercial real estate loans are generally appraised by outside independent appraisers approved by the board of directors. Personal guarantees are obtained from commercial real estate borrowers.

Loans secured by commercial real estate generally are larger than one- to four-family residential loans and involve greater credit risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

Commercial and Industrial Loans. We make commercial and industrial loans, primarily in our market area, to a variety of professionals, sole proprietorships and small businesses. These loans are generally secured by business assets, and we may support this collateral with junior liens on real property. At March 31, 2017, commercial and industrial loans were $8.6 million, or 6.4% of our total loan portfolio. As part of our relationship- driven focus, we encourage our commercial borrowers to maintain their primary deposit accounts with us, which enhances our interest rate spread and margin.

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Commercial lending products include term loans and revolving lines of credit. Commercial loans and lines of credit are made with either adjustable or fixed rates of interest. Adjustable rates and fixed rates are based on the prime rate as published in The Wall Street Journal, plus a margin. We are focusing our efforts on experienced, growing small- to medium-sized, privately-held companies with solid historical and projected cash flow that operate in our market areas.

When making commercial and industrial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. The debt service coverage ratio (the ratio of net operating income to debt service) must generally be at least 120% of the monthly debt service. Commercial and industrial loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial and industrial loans are made in amounts of up to 75% of the value of the collateral securing the loan, or 90% of the value on new equipment purchases. We generally do not make unsecured commercial and industrial loans.

Commercial and industrial loans generally have greater credit risk than residential real estate loans. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans generally are made on the basis of the borrower’s ability to repay the loan from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself. Further, any collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We seek to minimize these risks through our underwriting standards. At March 31, 2017, our largest commercial and industrial loan was a $999,000 loan to developers secured by building lots. This loan was performing according to its original terms at March 31, 2017.

Residential Construction Loans. We make construction loans, primarily to individuals for the construction of their primary residences and to contractors and builders of single-family homes. At March 31, 2017, our construction loans totaled $3.5 million, representing 2.6% of our total loan portfolio. At that date, we also had $2.1 million of construction loans in process. At March 31, 2017, all of our single-family construction loans were to individuals.

Most of our residential construction loans are interest-only loans that provide for the payment of interest during the construction phase, which is usually up to six months. At the end of the construction phase, the loan may convert to a permanent mortgage loan or the loan may be paid in full. Construction loans generally can be made with a maximum loan-to-value ratio of 90% of the estimated appraised market value upon completion of the project. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser and title insurance. We also generally require inspections of the property before disbursements of funds during the term of the construction loan.

At March 31, 2017, our largest construction and land loan was for $417,000, all of which was outstanding. This loan was originated in 2016 and is secured by a one- to four-family residential property. This loan was performing according to its terms at March 31, 2017.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project proves to be inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the loan.

Consumer Loans. We offer a limited range of consumer loans, principally to customers residing in our primary market area with other relationships with us and with acceptable credit ratings. Our consumer loans generally consist of loans secured by manufactured homes, deposit accounts, loans on new and used automobiles and unsecured personal loans. At March 31, 2017, consumer and other loans were $2.8 million, or 2.0% of our total

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loan portfolio. The largest portion of our consumer loan portfolio was manufactured home loans which totaled $1.6 million at March 31, 2017.

Consumer loans may entail greater risk than residential real estate loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as motor vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Originations, Purchases and Sales of Loans

Lending activities are conducted by our loan personnel operating at our main and branch office locations. We also obtain referrals from existing or past customers and from real estate brokers, builders and attorneys. All loans that we originate are underwritten pursuant to our policies and procedures, which incorporate Freddie Mac underwriting guidelines to the extent applicable. We originate both adjustable-rate and fixed-rate loans. Our ability to originate fixed or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by current market interest rates as well as anticipated future market interest rates. Our loan origination and sales activity may be adversely affected by a rising interest rate environment, which typically results in decreased loan demand.

We generally do not purchase whole loans from third parties. However, from time to time, we may purchase or sell participation interests in loans. We underwrite our participation interest in the loan that we are purchasing according to our own underwriting criteria and procedures. At March 31, 2017, we had $2.0 million of loan participation interests that we purchased, and at that date, we had no loans for which we had sold participation interests.

Historically, we have not sold a significant amount of loans, but beginning in 2015, we started to regularly sell a portion of our fixed-rate one- to four-family residential real estate loans into the secondary market in order to manage the duration and time to repricing of our loan portfolio, and to generate fee income. Loans that we sell into the secondary market consist of long-term (20 years or greater), conforming fixed-rate residential real estate mortgage loans, which we primary sell to the FHLB of New York’s Mortgage Partnership Finance program, and beginning in 2017, to Freddie Mac. These loans are sold without recourse. We generally retain the servicing rights on all conforming fixed-rate residential mortgage loans that we sell. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, supervising foreclosures and property dispositions in the event of unremediated defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. We retain a portion of the interest paid by the borrower on the loans we service as consideration for our servicing activities.

Loan Approval Procedures and Authority

Pursuant to federal law, the aggregate amount of loans that Seneca Savings is permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Seneca Savings’ unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral”). At March 31, 2017, based on the 15% limitation, Seneca Savings’ loans-to-one-borrower limit was approximately $2.1 million. Seneca Savings’ internal limit at March 31, 2017 was $1.75 million. On the same date, Seneca Savings had no borrowers with outstanding balances in excess of this amount. At March 31, 2017, our largest loan relationship with one borrower was for $1.6 million, which was secured by a hotel in our primary market area, and the underlying loan was performing in accordance with its terms on that date. Our loan-to-one borrower limitation will increase following the completion of the stock offering due to the additional capital Seneca Savings will receive.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent

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licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, bank statements and tax returns.

Residential mortgage loans up to $424,100 (the current conforming loan limit) may be approved by underwriters. Each of our President and Chief Executive Officer, Executive Vice President of Retail Banking, Vice President of Residential Lending and Vice President of Commercial Lending has individual authorization to approve residential loans up to $500,000. Residential loans greater than $500,000 and up to $750,000 must be approved by our loan committee while loans over $750,000 must be approved by our loan committee and the board of directors. Our loan committee consists of our President and Chief Executive Officer, Executive Vice President of Retail Banking, Executive Vice President and Chief Financial Officer, Vice President of Residential Lending, Vice President of Commercial Lending and two outside board members.

Commercial loans up to $100,000 may be approved by commercial loan officers (including the Executive Vice President of Retail Banking) and up to $200,000 by the Vice President of Commercial Lending. The President and Chief Executive Officer has individual authority to approve a commercial loan up to $250,000. These individuals can combine their authority to approve commercial loans up to $400,000. Our loan committee can approve commercial loans up to $750,000 in the aggregate. Commercial loans in excess of $750,000 require the approval of both the loan committee and our board of directors.

We require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

Delinquencies and Asset Quality

Delinquency Procedures. System-generated late notices are mailed to borrowers after the late payment “grace period,” which is 15 days in the case of all loans secured by residential or commercial real estate and 10 days in the case of commercial and industrial and most consumer loans. A second notice will be mailed to borrowers if the loan remains past due after 30 days, and we attempt to contact the borrower and develop a plan of repayment. By the 90th day of delinquency, we will have our attorneys issue a demand letter. The demand letter will require the borrowers to bring the loan current within 30 days in order to avoid the beginning of foreclosure proceedings for loans secured by real estate. A report of all loans 30 days or more past due is provided to the board of directors monthly.

Loans Past Due and Non-Performing Assets. Loans are reviewed on a regular basis.  Management determines that a loan is impaired or non-performing when it is probable that at least a portion of the loan will not be collected in accordance with the original terms due to a deterioration in the financial condition of the borrower or the value of the underlying collateral if the loan is collateral dependent.  When a loan is determined to be impaired, the measurement of the loan in the allowance for loan losses is based on present value of expected future cash flows, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.

When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned.  The real estate owned is recorded at the lower of carrying amount or fair value, less estimated costs to sell. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for loan losses, or, if the existing allowance is inadequate, charged to expense of the current period. After acquisition, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

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A loan is classified as a troubled debt restructuring if, for economic or legal reasons related to the borrower’s financial difficulties, we grant a concession to the borrower that we would not otherwise consider. This usually includes a modification of loan terms, such as a reduction of the interest rate to below market terms, capitalizing past due interest or extending the maturity date and possibly a partial forgiveness of the principal amount due. Interest income on restructured loans is accrued after the borrower demonstrates the ability to pay under the restructured terms through a sustained period of repayment performance, which is generally six consecutive months. At March 31, 2017 and at December 31, 2016 and 2015, we had no troubled debt restructurings.

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Delinquent Loans. The following table sets forth our loan delinquencies by type, by amount and by percentage of type at the dates indicated.

	Loans Delinquent For
	30 to 59 Days		60 to 89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At March 31, 2017
Residential:
One- to four-family	10	$926	8	$1,081	10	$929	28	$2,936
Home equity loans and lines of credit	—	—	—	—	—	—	—	—
Construction	—	—	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—	—	—
Commercial and industrial	6	266	—	—	—	—	6	266
Consumer and other	5	18	—	—	1	19	6	37
Total	21	$1,210	8	$1,081	11	$948	40	$3,239

At December 31, 2016
Residential:
One- to four-family	17	$2,154	8	$439	13	$1,321	38	$3,914
Home equity loans and lines of credit	—	—	—	—	—	—	—	—
Construction	—	—	—	—	—	—	—	—
Commercial real estate	2	577	—	—	1	269	3	846
Commercial and industrial	4	110	—	—	2	104	6	214
Consumer and other	10	132	4	99	1	19	15	250
Total	33	$2,973	12	$538	17	$1,713	62	$5,224

At December 31, 2015
Residential:
One- to four-family	15	$1,447	8	$513	11	$1,214	34	$3,174
Home equity loans and lines of credit	—	—	—	—	—	—	—	—
Construction	—	—	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—	—	—
Commercial and industrial	—	—	1	239	—	—	1	239
Consumer and other	2	21	1	39	—	—	3	60
Total	17	$1,468	10	$791	11	$1,214	38	$3,473

Total delinquent loans decreased $2.0 million to $3.2 million at March 31, 2017 from $5.2 million at December 31, 2016, due primarily to reductions in one- to four-family residential and commercial real estate delinquent loans. Delinquent loans decreased during the three months ended March 31, 2017 due to enhanced collection procedures instituted in the first quarter of 2017, the sale of a $269,000 commercial real estate loan and the transfer of a $182,000 one- to four-family residential loan to real estate owned.

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Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At March 31,	At December 31,
	2017	2016	2015
	(Dollars in thousands)

Non-accrual loans:
Residential:
One- to four-family	$929	$1,321	$1,214
Home equity loans and lines of credit	—	—	—
Construction	—	—	—
Commercial real estate	—	269	—
Commercial and industrial	—	85	640
Consumer and other	19	19	—
Total non-accrual loans	948	1,694	1,854

Accruing loans 90 days or more past due:
Residential:
One- to four-family	—	—	—
Home equity loans and lines of credit	—	—	—
Construction	—	—	—
Commercial real estate	—	—	—
Commercial and industrial	—	19	—
Consumer and other	—	—	—
Total accruing loans 90 days or more past due	—	19	—

Total non-performing loans	948	1,713	1,854

Real estate owned	130	23	—
Other non-performing assets	—	—	—

Total non-performing assets	$1,078	$1,736	$1,854

Ratios:
Total non-performing loans to total loans	0.71%	1.28%	1.76%
Total non-performing loans to total assets	0.57%	1.06%	1.35%
Total non-performing assets to total assets	0.64%	1.07%	1.35%

For the three months ended March 31, 2017, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $9,000. No interest income was recognized on such loans for the three months ended March 31, 2017.

For the year ended December 31, 2016, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $32,000. No interest income was recognized on such loans for the year ended December 31, 2016.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Office of the Comptroller of the Currency to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss allowance is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses. General

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allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports with the Office of the Comptroller of the Currency and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

The following table sets forth our amounts of classified assets and assets designated as special mention as of March 31, 2017 and December 31, 2016 and 2015. The classified assets total at March 31, 2017 includes no non-performing loans.

	At March 31,	At December 31,
	2017	2016	2015
	(In thousands)

Classification of Assets:
Substandard	$837	$1,252	$1,671
Doubtful	—	—	—
Loss	—	—	—
Total Classified Assets	$837	$1,252	$1,671
Special Mention	$364	$403	$1,819
Total Classified and Criticized Assets	$1,201	$1,655	$3,490

Allowance for Loan Losses

We provide for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is generally established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management considers the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay,

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the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, we do not separately identify individual consumer and residential loans for impairment disclosures.

We periodically evaluate the carrying value of loans and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. As an integral part of their examination process, the Office of the Comptroller of the Currency will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in the process for establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2017	2016	2016	2015
	(Dollars in thousands)

Balance at beginning of period	$1,170	$1,218	$1,218	$1,211

Charge-offs:
Residential:
One- to four-family	52	27	143	—
Home equity loans and lines of credit	—	—	—	—
Construction	—	—	—	—
Commercial real estate	12	—	—	—
Commercial and industrial	61	—	153	—
Consumer and other	—	—	—	1
Total charge-offs	125	27	296	1

Recoveries:
Residential:
One- to four-family	—	—	1	—
Home equity loans and lines of credit	—	—	—	—
Construction	—	—	—	—
Commercial real estate	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total recoveries	—	—	1	—

Net charge-offs	125	27	295	1
Provision for loan losses	40	13	247	8

Balance at end of period	$1,085	$1,204	$1,170	$1,218

Ratios:
Net charge-offs to average loans outstanding	0.09%	0.02%	0.25%	—%
Allowance for loan losses to non-performing loans at end of period	100.65%	83.61%	68.14%	71.94%
Allowance for loan losses to total loans at end of period	0.80%	1.07%	0.88%	1.15%

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

				At December 31,
	At March 31, 2017			2016			2015
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)

Residential:
One- to four-family	$655	60.4%	69.9%	701	60.0%	70.3%	659	54.1%	71.6%
Home equity loans and lines of credit	36	3.3	4.4	33	2.8	4.1	17	1.4	3.0
Construction	20	1.8	2.6	12	1.0	2.3	3	0.2	2.0
Commercial real estate	152	14.0	14.7	116	9.9	14.2	164	13.5	13.4
Commercial and industrial	90	8.3	6.4	180	15.4	6.9	276	22.7	7.0
Consumer and other	4	0.4	2.0	5	0.4	2.2	6	0.5	3.0
Total allocated allowance	957	88.2	100.0	1,047	89.5	100.0	1,125	92.4	100.0
Unallocated allowance	128	11.8	—	123	10.5	—	93	7.6	—
Total allowance for loan losses	$1,085	100.0%	100.0%	$1,170	100.0%	100.0%	$1,218	100.0%	100.0%

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Investment Activities

General. Our board of directors is responsible for approving and overseeing our investment policy. The investment policy is reviewed at least annually by management and any changes to the policy are recommended to the board of directors and are subject to its approval. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns and consistency with our interest rate risk management strategy. Our asset/liability management committee, which consists of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President of Retail Banking, Vice President of Commercial Lending and two board members, oversees our investing activities and strategies. All transactions are formally reviewed by the board of directors at least monthly.

Our current investment policy authorizes us to invest in debt securities issued by the U.S. government and its agencies or government sponsored enterprises. The policy also permits investments in mortgage-backed securities, including pass-through securities, issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as investments in federal funds and deposits in other insured institutions. In addition, management is authorized to invest in investment grade state and municipal obligations and corporate debt obligations within regulatory parameters. We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, and certain types of structured notes.

Debt and equity securities investment accounting guidance requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent. At all dates below, we have only securities available for sale portfolio which is reported at fair value.

The following table sets forth the amortized cost and fair value of our securities portfolio (excluding FHLB of New York common stock) at the dates indicated.

			At December 31,
	At March 31, 2017		2016		2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

Municipal securities	$8,812	$8,560	$10,903	$10,592	$9,649	$9,622
Mortgage-backed securities	984	978	—	—	1,542	1,529
Collateralized mortgage obligations	8,572	8,470	7,839	7,736	6,592	6,597
Corporate securities	801	813	802	807	534	530
U.S. government and agency securities	272	269	320	315	4,432	4,386
Total securities available for sale	$19,441	$19,090	$19,864	$19,450	$22,749	$22,664

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Portfolio Maturities and Yields. The composition and maturities of the available-for-sale securities portfolio at March 31, 2017 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All of our securities at this date were held as available-for-sale.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Municipal securities	$—	—%	$1,358	1.86%	$3,688	2.69%	$3,766	2.91%	$8,812	$8,560	2.65%
Mortgage-backed securities	—	—%	—	—%	—	—%	984	2.17%	984	978	2.17%
Collateralized mortgage obligations	—	—%	334	1.30%	—	—%	8,238	2.18%	8,572	8,470	2.15%
Corporate securities	—	—%	—	—%	801	2.23%	—	—%	801	813	2.23%
U.S. government and agency securities	—	—%	—	—%	272	2.54%	—	—%	272	269	2.54%
Total securities available for sale	$—	—%	$1,692	1.75%	$4,761	2.60%	$12,988	2.39%	$19,441	$19,090	2.37%

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Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily FHLB of New York advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from our primary market area. We offer a selection of deposit accounts, including demand accounts, NOW accounts, savings accounts, money market accounts and certificates of deposit and retirement accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. At March 31, 2017, we had $11.0 million in brokered deposits, all of which were CDARS deposits.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. We rely upon personalized customer service, long-standing relationships with customers, and the favorable reputation of Seneca Savings in the community to attract and retain deposits. We also seek to obtain deposits from our commercial loan customers.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

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The following table sets forth the distribution of our average total deposit accounts, by account type, for the periods indicated.

	For the Three Months Ended			For the Years Ended December 31,
	March 31, 2017			2016			2015
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
NOW accounts	$11,345	9.1%	0.14%	$9,405	8.1%	0.15%	$9,279	8.9%	0.05%
Regular savings and demand club accounts	23,257	18.6	0.05%	23,222	20.1	0.05%	23,711	22.8	0.05%
Money market accounts	15,209	12.2	0.58%	13,087	11.3	0.59%	9,972	9.6	0.38%
Certificates of deposit and retirement accounts	61,514	49.2	1.11%	54,514	47.1	1.05%	47,214	45.4	0.82%
Non-interest-bearing deposits	13,618	10.9	—%	15,472	13.4	—%	13,767	13.3	—%
Total deposits	$124,943	100.0%	0.72%	$115,700	100.0%	0.67%	$103,943	100.0%	0.49%

As of March 31, 2017, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $42.2 million. The following table sets forth the maturity of those certificates as of March 31, 2017.

At March 31, 2017
(In thousands)

Three months or less	$3,002
Over three months through six months	7,845
Over six months through one year	10,316
Over one year to three years	15,331
Over three years	5,669

Total	$42,163

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Borrowings. Our borrowings consist of advances from the FHLB of New York. At March 31, 2017, we had the ability to borrow approximately $70.2 million under our credit facilities with the FHLB of New York, of which $21.0 million was advanced. Borrowings from the FHLB of New York are secured by our investment in the common stock of the FHLB of New York as well as by a blanket pledge of our mortgage portfolio not otherwise pledged.

The following table sets forth information concerning balances and interest rates on our borrowings at and for the periods shown:

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2017	2016	2016	2015
	(Dollars in thousands)

Balance at end of period	$21,000	$17,500	$28,000	$15,500
Average balance during period	$27,882	$17,480	$20,780	$17,109
Maximum outstanding at any month end	$29,300	$18,500	$28,000	$22,000
Weighted average interest rate at end of period	2.01%	1.67%	1.50%	1.79%
Average interest rate during period	1.49%	1.53%	1.54%	1.40%

Properties

As of March 31, 2017, the net book value of our office properties was $1.6 million, and the net book value of our furniture, fixtures and equipment was $446,000. The following table sets forth information regarding our offices.

Location	Leased or Owned	Year Acquired	Net Book Value of Real Property

Main Office:
35 Oswego Street	Owned	1964	$659,000
Baldwinsville, New York 13027

Other Properties:
Liverpool Branch	Owned	2015	1,047,000
7799 Oswego Road
Liverpool, New York 13089

North Syracuse Branch	Owned	1973	310,000
201 North Main Street
North Syracuse, New York 13212

We believe that current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

Financial Services Activities and Subsidiary

Financial Quest, a division of Seneca Savings, offers asset management, financial planning, insurance, annuities and other financial products in partnership with Cetera Financial Services, a registered broker dealer. We have dedicated investment representatives who evaluate the needs of clients to determine suitable investment and insurance solutions to meet their short and long-term wealth management goals. At March 31, 2017, we had $43.0 million of assets held under management. Seneca Savings Agency Services, Inc., our subsidiary, collects fee income on fixed annuities and life insurance from legacy relationships. We are not actively using this subsidiary to generate new business.

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Legal Proceedings

We are not involved in any pending legal proceedings as a defendant other than routine legal proceedings occurring in the ordinary course of business. At March 31, 2017, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation

Seneca Savings will enter into an agreement with Seneca Financial Corp. and Seneca Financial MHC to provide them with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, Seneca Savings and Seneca Financial Corp. will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of March 31, 2017, we had 37 full-time employees and four part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good working relations with our employees.

TAXATION

Seneca Savings is, and Seneca Financial MHC and Seneca Financial Corp. will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize material income tax matters and is not a comprehensive description of the tax rules applicable to Seneca Financial MHC, Seneca Financial Corp. and Seneca Savings.

Our federal and state tax returns have not been audited for the past five years.

Federal Taxation

Method of Accounting. For federal income tax purposes, Seneca Savings currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal income tax returns. Seneca Financial Corp. and Seneca Savings will file a consolidated federal income tax return. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for income taxes on bad debt reserves by savings institutions. For taxable years beginning after 1995, Seneca Savings has been subject to the same bad debt reserve rules as commercial banks. It currently utilizes the specific charge-off method under Section 582(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. After the computation of taxes for the year ended December 31, 2016, Seneca Savings will not have tax credit carryforward to utilize in the future.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At March 31, 2017, Seneca Savings had no federal net operating loss carryforwards.

Capital Loss Carryovers. A corporation cannot recognize capital losses in excess of capital gains generated. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to

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which it is carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At March 31, 2017, Seneca Savings had no capital loss carryovers.

Corporate Dividends. Seneca Financial Corp. may generally exclude from its income 100% of dividends received from Seneca Savings as a member of the same affiliated group of corporations.

State Taxation

New York State Taxation. Effective January 1, 2015, banking corporations are taxed under the New York State General Business Corporation Franchise Tax provisions. The New York State tax rate on “entire net income” has been reduced from 7.1% to 6.5% effective January 1, 2016, and various modifications are available to community banks (defined as banks with less than $8 billion in average total assets) regarding deductions associated with interest income.

REGULATION AND SUPERVISION

General

As a federal savings association, Seneca Savings is subject to examination, supervision and regulation, primarily by the Office of the Comptroller of the Currency, and, secondarily, by the Federal Deposit Insurance Corporation (“FDIC”) as deposits insurer. Prior to July 21, 2011, the Office of Thrift Supervision was Seneca Savings’ primary federal regulator. However, the Dodd-Frank Act, which is discussed further below, eliminated the Office of Thrift Supervision and transferred the Office of Thrift Supervision’s functions relating to federal savings associations, including rulemaking authority, to the Office of the Comptroller of the Currency, effective July 21, 2011. The federal system of regulation and supervision establishes a comprehensive framework of activities in which Seneca Savings may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund.

Seneca Savings is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” which governs the reserves to be maintained against deposits and other matters. In addition, Seneca Savings is a member of and owns stock in the FHLB of New York, which is one of the 11 regional banks in the Federal Home Loan Bank System. Seneca Savings’ relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a lesser extent, state law, including in matters concerning the ownership of deposit accounts and the form and content of Seneca Savings’ loan documents.

As a savings and loan holding company, Seneca Financial Corp. will be subject to examination and supervision by, and be required to file certain reports with, the Federal Reserve Board. The Office of Thrift Supervision’s functions relating to savings and loan holding companies were transferred to the Federal Reserve Board on July 21, 2011 pursuant to the Dodd-Frank Act regulatory restructuring. Seneca Financial Corp. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to Seneca Savings and Seneca Financial Corp. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Seneca Savings and Seneca Financial Corp. Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on Seneca Financial Corp., Seneca Savings and their operations.

Dodd-Frank Act

As noted above, the Dodd-Frank Act made significant changes to the regulatory structure for depository institutions and their holding companies. However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions. The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions. Subsequent regulations issued by the Federal Reserve Board generally

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exempted from these requirements bank and savings and loan holding companies of less than $1 billion of consolidated assets. The legislation also established a floor for capital of insured depository institutions, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Seneca Savings, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets continue to be examined for compliance by their applicable bank regulators. The new legislation also weakened the federal preemption available for national banks and federal savings associations, and gave state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for FDIC insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution. The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor. The Dodd-Frank Act increased stockholder influence over boards of directors by requiring publicly traded companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The legislation also directed the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank and savings and loan holding company executives, regardless of whether the company is publicly traded. Further, the legislation required that originators of securitized loans retain a percentage of the risk for transferred loans, directed the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contained a number of reforms related to mortgage originations.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations. The implementation of the legislation is an ongoing process and the impact on operations cannot yet fully be assessed. The Dodd-Frank Act has resulted in, may continue to result in, an increased regulatory burden and increased compliance, operating and interest expense for Seneca Savings. However, in February 2017, the President issued an executive order that a policy of his administration would be making regulation efficient, effective, and appropriately tailored, and directed certain regulatory agencies to review and identify laws and regulations that inhibit federal regulation of the U.S. financial system in a manner consistent with the policies stated in the executive order. Any changes in laws or regulation as a result of this review could result in a repeal, amendment to or delayed implementation of the Dodd-Frank Act.

Proposed Legislation – The Financial CHOICE Act of 2017

In June 2017, the U.S. House of Representatives passed the Financial CHOICE Act of 2017 (the “CHOICE Act”), which is intended to repeal or amend many of the provisions of the Dodd-Frank Act. The CHOICE Act contains a broad range of legislation that primarily affect larger banks. It also contains a range of provisions that would facilitate capital raising by community banks in both mutual and stock form, and simplify the regulation and examination of community banks and mutual holding companies.

Significant provisions of the CHOICE Act, as it relates to community banks, include the following: (i) a bank of any size that maintains a leverage capital ratio of at least 10% may elect to be regulated as a “qualifying banking organization,” and thereby would be exempt from laws and regulations that address capital and liquidity requirements, capital distributions to stockholders, and the enhanced prudential standards of the Dodd-Frank Act including mandatory stress testing, resolution plans and short-term debt and leverage limit requirements, as well as other laws and regulations. Qualifying banking organizations would also be considered “well capitalized” for purposes of the prompt corrective action rules, restrictions on brokered deposits, restrictions on interstate branching and merger transactions, and other laws and regulations; (ii) the small bank holding company exemption would be increased from $1.0 billion to $10.0 billion; (iii) mutual and stock federal savings banks would be able to elect to exercise the same powers as national banks without converting charters; and (iv) the establishment of a safe-harbor from “ability to repay” requirements for mortgage loans held by a depository institution since their origination.

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With respect to the Securities and Exchange Commission and corporate governance compliance, the CHOICE Act reverses a number of changes required by the Dodd-Frank Act. These include: prohibiting universal proxy ballots in proxy contests; modernizing stockholder proposal thresholds; repealing the requirement that publicly traded companies disclose the ratio of median employee versus CEO pay; and increasing the exemption from complying with an outside auditor’s attestation of a company’s internal financial controls to issuers with market capitalizations of up to $500 million.

Under the CHOICE Act, all federally-chartered mutual holding companies would be permitted to waive the receipt of dividends from their mid-tier holding company or savings bank subsidiaries without obtaining a member vote and without dilution to minority stockholders in the event the mutual holding company converts to stock form at a future date.

Management believes that, if enacted, the CHOICE Act would provide substantial benefits to community banks and their holding companies. There can be no assurance, however, that the CHOICE Act or any of its provisions will be enacted into law.

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, Seneca Savings may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. The Dodd-Frank Act authorized, for the first time, the payment of interest on commercial checking accounts. Seneca Savings may also establish, subject to specified investment limits, service corporation subsidiaries that may engage in certain activities not otherwise permissible for Seneca Savings, including real estate investment and securities and insurance brokerage.

Examinations and Assessments. Seneca Savings is primarily supervised by the Office of the Comptroller of the Currency. Seneca Savings is required to file reports with and is subject to periodic examination by the Office of the Comptroller of the Currency. Seneca Savings is required to pay assessments to the Office of the Comptroller of the Currency to fund the agency’s operations.

Capital Requirements. Federal regulations require FDIC-insured depository institutions, including federal savings associations, to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio, a Tier 1 capital to risk-based assets ratio, a total capital to risk-based assets and a Tier 1 capital to total assets leverage ratio. The existing capital requirements were effective January 1, 2015 and are the result of a final rule implementing regulatory amendments based on recommendations of the Basel Committee on Banking Supervision and certain requirements of the Dodd-Frank Act.

The capital standards require the maintenance of common equity Tier 1 capital, Tier 1 capital and Total capital to risk-weighted assets of at least 4.5%, 6% and 8%, respectively. The regulations also establish a minimum required leverage ratio of at least 4% Tier 1 capital. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and Additional Tier 1 capital. Additional Tier 1 capital generally includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus Additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”) such as Seneca Savings, up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

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In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, an institution’s assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests), are multiplied by a risk weight factor assigned by the regulations based on the risk deemed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four-family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement is being phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented at 2.5% on January 1, 2019.

At March 31, 2017, Seneca Savings’ capital exceeded all applicable requirements. See “Historical and Pro Forma Regulatory Capital Compliance.”

Loans-to-One Borrower. Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by “readily marketable collateral,” which generally includes certain financial instruments (but not real estate). As of March 31, 2017, Seneca Savings was in compliance with the loans-to-one borrower limitations.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Prompt Corrective Action. Under the federal Prompt Corrective Action statute, the Office of the Comptroller of the Currency is required to take supervisory actions against undercapitalized institutions under its jurisdiction, the severity of which depends upon the institution’s level of capital. An institution that has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a common equity Tier 1 ratio of less than 4.5% or a leverage ratio of less than 4% is considered to be “undercapitalized.” A savings institution that has total risk-based capital of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a common equity Tier 1 ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be “significantly undercapitalized.” A savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be “critically undercapitalized.”

Generally, the Office of the Comptroller of the Currency is required to appoint a receiver or conservator for a federal savings association that becomes “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of the Comptroller of the Currency within 45 days of the date that a federal savings association is deemed to have received notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company of a federal savings association that is required to submit a capital restoration plan must guarantee performance under the plan in an amount of up to the lesser of 5.0% of the savings association’s assets at the time it was deemed to be undercapitalized by the Office of the Comptroller of the Currency or the amount necessary to restore the savings association to adequately capitalized status. This guarantee remains in place until the Office of the Comptroller of

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the Currency notifies the savings association that it has maintained adequately capitalized status for each of four consecutive calendar quarters. Institutions that are undercapitalized become subject to certain mandatory measures such as restrictions on capital distributions and asset growth. The Office of the Comptroller of the Currency may also take any one of a number of discretionary supervisory actions against undercapitalized federal savings associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At March 31, 2017, Seneca Savings met the criteria for being considered “well capitalized,” which means that its total risk-based capital ratio exceeded 10%, its Tier 1 risk-based ratio exceeded 8.0%, its common equity Tier 1 ratio exceeded 6.5% and its leverage ratio exceeded 5.0%

Qualified Thrift Lender Test. As a federal savings association, Seneca Savings must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Seneca Savings must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of every 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Alternatively, Seneca Savings may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

A savings association that fails the QTL test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At March 31, 2017, Seneca Savings satisfied the QTL test.

Capital Distributions. Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•	the savings association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•	the savings association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as Seneca Savings, must file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend.

An application or notice related to a capital distribution may be disapproved if:

•	the federal savings association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

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In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement.

Community Reinvestment Act and Fair Lending Laws. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings association, the Office of the Comptroller of the Currency is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of the Comptroller of the Currency, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating. Seneca Savings received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with an insured depository institution such as Seneca Savings. Seneca Financial Corp. will be an affiliate of Seneca Savings because of its control of Seneca Savings. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

Seneca Savings’ authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Seneca Savings’ capital.

In addition, extensions of credit in excess of certain limits must be approved by Seneca Savings’ board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The Office of the Comptroller of the Currency has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the Office of the Comptroller of the Currency may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution to the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a

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finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day. The FDIC also has the authority to terminate deposit insurance or recommend to the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular savings association. If such action is not taken, the FDIC has authority to take the action under specified circumstances.

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as Seneca Savings. Deposit accounts in Seneca Savings are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts.

The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund. Under the FDIC’s risk-based assessment system, insured institutions were assigned a risk category based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s rate depended upon the category to which it is assigned, and certain adjustments specified by FDIC regulations. Institutions deemed less risky pay lower FDIC assessments.

Effective July 1, 2016, the FDIC adopted changes that eliminated the risk categories. Assessments for most institutions are now based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of failure within three years. In conjunction with the Deposit Insurance Fund reserve ratio achieving 1.15%, the assessment range (inclusive of possible adjustments) was reduced for most banks and savings associations to 1.5 basis points to 30 basis points.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended March 31, 2017, the annualized FICO assessment was equal to 0.56 of a basis point of total assets less tangible capital.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Seneca Savings. Seneca Savings cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Federal Home Loan Bank System. Seneca Savings is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the FHLB of New York, Seneca Savings is required to acquire and hold shares of capital stock in the FHLB of New York. As of March 31, 2017, Seneca Savings was in compliance with this requirement. While Seneca Savings’ ability to borrow from the FHLB of New York provides an additional source of liquidity, Seneca Savings has historically not used FHLB of New York advances to fund its operations.

Other Regulations

Interest and other charges collected or contracted for by Seneca Savings are subject to state usury laws and federal laws concerning interest rates. Seneca Savings’ operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

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•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Seneca Savings also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	The USA PATRIOT Act, which requires savings associations to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

General. Seneca Financial Corp. and Seneca Financial MHC will be non-diversified savings and loan holding companies within the meaning of the Home Owners’ Loan Act. As such, Seneca Financial Corp. and Seneca Financial MHC will be registered with the Federal Reserve Board and be subject to the regulation, examination, supervision and reporting requirements applicable to savings and loan holding companies. In addition, the Federal Reserve Board has enforcement authority over Seneca Financial Corp., Seneca Financial MHC and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

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Permissible Activities. Under present law, the business activities of Seneca Financial Corp. and Seneca Financial MHC are generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, provided certain conditions are met and financial holding company status is elected, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to regulatory approval, and certain additional activities authorized by federal regulations. Seneca Financial Corp. and Seneca Financial MHC will not elect financial holding company status following the completion of the reorganization and offering.

Federal law prohibits a savings and loan holding company, including Seneca Financial Corp. and Seneca Financial MHC, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company, without prior Federal Reserve Board approval. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board considers factors such as the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

•	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

•	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

Capital. Savings and loan holding companies have historically not been subjected to consolidated regulatory capital requirements. The Dodd-Frank Act required the Federal Reserve Board to establish for all bank and savings and loan holding companies minimum consolidated capital requirements that are as stringent as those required for the insured depository subsidiaries. However, pursuant to legislation passed in December 2014, the Federal Reserve Board extended to savings and loan holding companies the applicability of the “Small Bank Holding Company” exception to its consolidated capital requirements and increased the threshold for the exception from $500 million of assets to $1.0 billion, effective May 15, 2015. As a result, savings and loan holding companies with less than $1.0 billion in consolidated assets are generally not subject to the capital requirements unless otherwise advised by the Federal Reserve Board.

Source of Strength. The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve Board has issued regulations requiring that all savings and loan holding companies serve as a source of strength to their subsidiary depository institutions.

Dividends and Stock Repurchases. The Federal Reserve Board has issued a policy statement regarding the payment of dividends by holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall supervisory financial condition. Separate regulatory guidance provides for prior consultation with Federal Reserve Bank staff concerning dividends in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate or earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a savings and loan holding company to pay dividends may be restricted if a subsidiary savings association becomes undercapitalized. The regulatory guidance also states that a savings and loan holding company should inform Federal Reserve Bank supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the savings and loan holding company is experiencing financial weaknesses or the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of

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Seneca Financial Corp. to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Waivers of Dividends by Seneca Financial MHC. Seneca Financial Corp. may pay dividends on its common stock to public stockholders. If it does, it is also required to pay dividends to Seneca Financial MHC, unless Seneca Financial MHC elects to waive the receipt of dividends. Under the Dodd-Frank Act, Seneca Financial MHC must receive the approval of the Federal Reserve Board before it may waive the receipt of any dividends from Seneca Financial Corp. The Federal Reserve Board has issued an interim final rule providing that it will not object to dividend waivers under certain circumstances, including circumstances where the waiver is not detrimental to the safe and sound operation of the savings association and a majority of the mutual holding company’s members have approved the waiver of dividends by the mutual holding company within the previous twelve months. In addition, for a “non-grandfathered” mutual holding company such as Seneca Financial MHC, each officer or director of Seneca Financial Corp. and Seneca Savings, and any tax-qualified stock benefit plan or non-tax-qualified stock benefit plan in which such individual participates that holds any shares of stock to which the waiver would apply, must waive the right to receive any such dividend declared. In addition, any dividends waived by Seneca Financial MHC must be considered in determining an appropriate exchange ratio in the event of a conversion of the mutual holding company to stock form.

Conversion of Seneca Financial, MHC to Stock Form. Federal Reserve Board regulations permit Seneca Financial MHC to convert from the mutual form of organization to the capital stock form of organization (a “Conversion Transaction”). There can be no assurance when, if ever, a Conversion Transaction will occur, and the board of directors has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction, a new stock holding company would be formed as the successor to Seneca Financial Corp. (the “New Holding Company”), Seneca Financial MHC’s corporate existence would end, and certain depositors and borrowers of Seneca Savings would receive the right to subscribe for shares of the New Holding Company. In a Conversion Transaction, each share of common stock held by stockholders other than Seneca Financial MHC (“Minority Stockholders”) would be automatically converted into a number of shares of common stock of the New Holding Company determined pursuant to an exchange ratio that ensures that Minority Stockholders own the same percentage of common stock in the New Holding Company as they owned in Seneca Financial Corp. immediately prior to the Conversion Transaction. The total number of shares of common stock held by Minority Stockholders after a Conversion Transaction also would be increased by any purchases by Minority Stockholders in the stock offering conducted as part of the Conversion Transaction. Any Conversion Transaction would be subject to approvals by Minority Stockholders and members of Seneca Financial MHC. Minority Stockholders will not be able to force a Conversion Transaction without the consent of Seneca Financial MHC since such transaction also requires, under federal corporate law, the approval of a majority of all of the outstanding voting stock, which can only be achieved if Seneca Financial MHC voted to approve such transaction.

Acquisition. Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company. Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the company’s outstanding voting stock, unless the Federal Reserve Board has found that the acquisition will not result in control of the company. A change in control definitively occurs upon the acquisition of 25% or more of the company’s outstanding voting stock. Under the Change in Bank Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.

Federal Securities Laws

Seneca Financial Corp.’s common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Seneca Financial Corp. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

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Emerging Growth Company Status

The JOBS Act, which was enacted in April 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” Seneca Financial Corp. qualifies as an emerging growth company under the JOBS Act.

An “emerging growth company” may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, Seneca Financial Corp. will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates). Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. Seneca Financial Corp. has elected to comply with new or amended accounting pronouncements in the same manner as a private company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

MANAGEMENT

Shared Management Structure

The directors of Seneca Financial Corp. will be those same persons who are the directors of Seneca Savings. In addition, each executive officer of Seneca Financial Corp. will be an executive officer of Seneca Savings. Although there are no present plans to do so, both Seneca Financial Corp. and Seneca Savings may choose to appoint additional or different persons as directors and executive officers in the future. We expect that Seneca Financial Corp. and Seneca Savings will continue to have common executive officers until there is a business reason to establish separate management structures. To date, directors and executive officers have been compensated for their services to Seneca Savings. These individuals may receive additional compensation, such as director fees, for their services to Seneca Financial Corp in the future.

Our Directors

The board of directors of Seneca Financial Corp. will initially consist of seven members. Directors will serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders. The following table states our directors’ names, their ages as of March 31, 2017, and the calendar years when they began serving as directors of Seneca Savings.

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Directors	Position(s) Held With Seneca Financial Corp. and Seneca Savings	Age	Director Since	Current Term to Expire

Vincent J. Fazio	Executive Vice President, Chief Financial Officer and Director	56	2017	2018
William J. Gould	Director	72	1988	2020
James Hickey	Director	50	2016	2019
Joan M. Johnson	Director	62	2008	2020
William Le Beau	Chairman of the Board	69	2013	2019
Francis R. Marlowe	Director	69	2003	2018
Joseph G. Vitale	President, Chief Executive Officer and Director	45	2015	2020

The business experience for the past five years of each of our directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for the past five years.

Vincent J. Fazio has served as Executive Vice President and Chief Financial Officer of Seneca Savings since August 2013 and has served as a member of the board of directors since May 2017. Prior to joining Seneca Savings, Mr. Fazio was a consultant with ProNexus, LLC, a consulting firm which specializes in working with banks, from May 2012 until June 2013. Mr. Fazio has over 30 years of financial and accounting experience with community banks. Prior to being employed with Seneca Savings, Mr. Fazio has served in various roles, including chief financial officer, with other companies including Patriot Federal Bank, Liberty Enterprise, Central National Bank and Albany Savings Bank. Mr. Fazio also serves as a member of the board of directors of the Baldwinsville Community Scholarship Fund.

Mr. Fazio’s extensive financial and accounting expertise provides the board of directors with experience when assessing our accounting practices and the financial implications of our strategic and corporate initiatives.

William J. Gould has served as a member of the board of directors of Seneca Savings since 1988. Mr. Gould is a former certified public accountant and served in various executive officer roles with Seneca Savings from 1987 until 2010, including previously serving as Chief Financial Officer.

As a result of Mr. Gould’s 30 years of experience, including 23 years as an executive officer of Seneca Savings, and leadership skills and extensive accounting and financial expertise, Mr. Gould is an invaluable resource to Seneca Savings and the board of directors.

James Hickey is currently owner of Charles Signs, Inc., a family business located in Liverpool, New York, which has provided signs and custom graphic designs for businesses with signage needs since 1968. In this capacity, Mr. Hickey is responsible for day-to-day operations and management of Charles Signs, Inc.

Mr. Hickey’s strong business background provides the board of directors and Seneca Savings with invaluable insight to the needs of the local communities that Seneca Savings serves.

Joan M. Johnson has served as a member of the board of directors of Seneca Savings since 2008. Ms. Johnson is currently a professor at State University of New York, where she has taught since 1981. Her current responsibilities as a professor also include the integration of technology throughout the curriculum and the development of new academic programs. She also served as Dean and Associate Professor in the School of Management, Health and Food Technology of State University of New York. She was also a Professor at Rochester Institute of Technology from 2002 until 2010.

Ms. Johnson is an executive director of the Global Food Service Initiative, which focuses on the issuances of certifications related to food safety and food security. Ms. Johnson is also President of Madison County Tourism Committee, Inc., a non-profit corporation with the goal of increasing tourism in Madison County, New York. She also serves on the Upstate Revitalization Initiative Central New York Tourism Committee. Ms. Johnson’s leadership skills, academic background and extensive community involvement in upstate New York provide valuable insight to the board of directors.

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William Le Beau was first appointed to the board of directors of Seneca Savings in April 2013 and has served as Chairman of Seneca Savings since January 2017. Mr. Le Beau previously served in various roles at Seneca Savings, including Interim President and Chief Executive Officer from April 2013 to October 2013, Executive Vice President from October 2012 until April 2013 and Senior Vice President. Prior to joining Seneca Savings, Mr. Le Beau has over 30 years’ experience in various roles with New York community banks and financial institutions, including OnBank, M&T Bank, BSB Bank & Trust Company, and Partners Trust Financial Group. From 1971 to 1988, Mr. Le Beau was a bank examiner for the FDIC.

Mr. Le Beau’s leadership skills, extensive background in the financial services industry and his experience working for Seneca Savings brings extensive knowledge of the financial services industry in general and our organization and local markets to the board directors.

Francis R. Marlowe is the Chief of Police of the Town of Manlius, New York Police Department, and he has served in such role since 2001. Mr. Marlowe’s leadership skills and years of service as a law enforcement officer in our community provides valuable insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations.

Joseph G. Vitale has served as President, Chief Executive Officer and director of Seneca Savings since October 2013. Before joining Seneca Savings in 2013, Mr. Vitale served as Executive Vice President and in other various senior management and employee positions at Savannah Bank, NA from 1996 until July 2013. Mr. Vitale also served as a Credit Analyst at Cayuga Savings Bank from 1993 until 1996.

Mr. Vitale’s extensive knowledge of the banking industry and strong leadership skills provide the board of directors and Seneca Savings with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

Executive Officer Who is Not a Director

The following sets forth information regarding our executive officer who is not a director. Age information is as of March 31, 2017. The executive officers of Seneca Financial Corp. and Seneca Savings are elected annually.

George J. Sageer, age 59, is our Executive Vice President and Director of Retail Banking, and has served in those positions since December 2015. Mr. Sageer is in charge of our residential lending. Mr. Sageer previously served as our Vice President of Retail Banking from December 2014 until December 2015. Prior to joining Seneca Savings, Mr. Sageer served as Vice President of Residential Lending at Solvay Bank until 2007. Mr. Sageer has served in various lending roles with other companies including Alliance Bank. Mr. Sageer filed for a personal bankruptcy in 2014.

Board Independence

The board of directors has determined that each of our directors, with the exception of President and Chief Executive Officer Joseph G. Vitale and Executive Vice President and Chief Financial Officer Vincent J. Fazio, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Messrs. Vitale and Fazio are not considered independent because they are executive officers of Seneca Financial Corp.

In determining the independence of our directors, the board of directors considered relationships between Seneca Savings and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below. Charles Signs, Inc., a business owned by Mr. Hickey, received from Seneca Savings payments totaling $2,250 during the year ended December 31, 2016 for designing and installing various signs for Seneca Savings.

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Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, Seneca Financial Corp. will adopt several policies to govern the activities of both Seneca Financial Corp. and Seneca Savings, including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

•	the composition, responsibilities and operation of our board of directors;

•	the establishment and operation of board committees, including audit, nominating and corporate governance and compensation committees;

•	convening executive sessions of independent directors; and

•	our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer and our two other most highly compensated executive officers for the year ended December 31, 2016. Each individual listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)(1)	All other Compensation ($)(2)	Total ($)

Joseph G. Vitale, President and Chief Executive Officer	2016	155,769	25,000	46	180,815
Vincent J. Fazio, Executive Vice President and Chief Financial Officer	2016	106,142	15,000	87	121,229
George J. Sageer, Executive Vice President and Director of Retail Banking	2016	93,173	15,000	108	108,281

(1)	Represents discretionary cash bonuses, which were paid during the year ending December 31, 2016.
(2)	Amount in column represents each named executive officer’s imputed income related to split dollar life insurance that was provided by Seneca Savings for the year ended December 31, 2016. For the year ended December 31, 2016, no named executive officer had perquisites, the aggregate value of which exceeded $10,000.

Bonus Program

The board of directors has historically awarded discretionary bonuses to each full-time employee of Seneca Savings, including the named executive officers. While strict numerical formulas are not used to quantify the bonus payments, the board of directors and senior management assess the corporate performance of Seneca Savings and the individual performance of each employee in determining bonus payments. Company-wide performance objectives focus on earnings, growth, expense control and asset quality, which are customary metrics used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation.

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For the year ended December 31, 2016, Seneca Savings awarded bonuses that totaled $140,000, which included discretionary bonuses of $25,000, $15,000 and $15,000 that were paid to Messrs. Vitale, Fazio and Sageer, respectively, in recognition of their performance and efforts.

As described below (see “—Benefit Plans and Agreements—Employee Stock Ownership Plan”), we intend to adopt an employee stock ownership plan in connection with the reorganization, which is a broad-based tax-qualified retirement plan designed to provide additional retirement benefits to our employees. As a result, for 2017 and beyond we may decide to reduce employee bonuses pursuant to our bonus program to offset the additional compensation expense that we will incur as a result of the adoption of the employee stock ownership plan.

Benefit Plans and Agreements

Employment Agreements. On April 6, 2017, Seneca Savings entered into individual employment agreements with Joseph G. Vitale, Vincent J. Fazio and George J. Sageer, each of which (with the exception of Mr. Sageer’s agreement) has an initial term of three years. Mr. Sageer’s agreement has an initial term of one year. Commencing on January 1, 2018 and continuing on each January 1st thereafter (the “Renewal Date”), the agreements will renew for an additional year, such that the remaining term for Messrs. Vitale’s and Fazio’s agreements will be three years and the remaining term for Mr. Sageer’s agreement will be one year. In order for the agreements to renew, the disinterested members of the Board must, at least 30 days prior to the Renewal Date, conduct a comprehensive performance evaluation of each executive for purposes of determining whether to take action regarding the renewal of his employment agreement.

The employment agreements provide a base salary for Messrs. Vitale, Fazio and Sageer in the amounts of $171,600, $109,710 and $102,850, respectively. The base salaries may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, each executive will be entitled to participate in any bonus program and benefit plan made available to senior management employees, and will be reimbursed for all reasonable business expenses incurred.

In the event of each executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” (a “qualifying termination event”), the executive will receive a lump sum cash severance payment equal to the amount of base salary that he would have earned had he remained employed for the duration of his “benefit period.” The benefit period is 12 months or, if greater, the remaining term of his agreement as of the executive’s date of termination. In addition, each executive will be entitled to receive life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage maintained by Seneca Savings for the benefit period or, if earlier, until the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits. For purposes of the employment agreements, “good reason” is defined as: (1) a material reduction in base salary or benefits (other than reduction by Seneca Savings that is part of a good faith, overall reduction of such benefits applicable to all employees); (2) a material reduction in the executive’s duties or responsibilities; (3) a relocation of the executive’s principal place of employment by more than 50 miles from the executive’s principal place of employment as of the initial effective date of the employment agreement; or (4) a material breach of the employment agreement by Seneca Savings. In order to be entitled to the severance benefits set forth above, the executive will be required to enter into a release of claims against Seneca Savings related to his employment.

If the executive’s qualifying termination event occurs on or after the effective date of a change in control of Seneca Financial Corp. or Seneca Savings, the executive will be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times (or one times for Mr. Sageer) the executive’s highest annual rate of base salary and bonus paid, or earned, during the calendar year of the change in control or either of the two calendar years immediately preceding the change in control. Such payment will be payable in a lump sum within 30 days following the executive’s date of termination. In addition, Seneca Savings (or its successor) will continue to provide the executive with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to the executive immediately prior to his date of termination at no cost to the executive. Such continued coverage will cease upon the earlier of: (1) the date which is three years (or one year for Mr. Sageer) after the executive’s date of termination; or (2) the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits.

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In addition, if the executive dies while employed, the executive’s estate or beneficiary will be paid his base salary for one year following death, and his family will continue to receive non-taxable medical and dental coverage for one year after his death. The executive will not receive any additional compensation or benefits under his employment agreement in the event he becomes disabled.

Upon termination of employment (other than a termination in connection with a change in control), each executive will be required to adhere to one-year non-competition and non-solicitation covenants.

Supplemental Executive Retirement Agreements. Seneca Savings entered into individual supplemental executive retirement agreements with each named executive officer on June 20, 2016 (the “SERPs”). The SERPs are designed to provide non-qualified supplemental retirement income to Messrs. Vitale, Fazio and Sageer as an incentive for their continued service with Seneca Savings. The benefits payable under the SERPs described below are funded by the life insurance policies owned by Seneca Savings with respect to the lives of Messrs. Vitale, Fazio and Sageer.

Under the SERPs, upon retirement or other separation from service without cause (including due to death or disability) on or after attaining the normal retirement age (which is age 65 for Messrs. Vitale and Fazio and age 68 for Mr. Sageer), Messrs. Vitale, Fazio and Sageer (or their beneficiaries) are each entitled to a supplemental annual benefit equal to $25,000, $15,000 and $10,000, respectively, payable in equal monthly installments for 15 years (the “Normal Retirement Benefit”). In the event of the executive’s termination of employment for any reason (other than for cause and including due to death or disability) on or after his early retirement age (which is age 50 for Mr. Vitale, age 61 for Mr. Fazio and age 63 for Mr. Sageer) but prior to his normal retirement age, the Normal Retirement Benefit would be reduced ratably based on the executive’s age on his date of termination, as determined pursuant to the executive’s individual SERP agreement (the “Early Retirement Benefit”). The Early Retirement Benefit is payable in equal monthly installments for 15 years.

In the event of the executive’s involuntary termination without cause, voluntary termination for “good reason,” death or disability prior to his early retirement age, the executive (or his beneficiary) would be entitled to the amount accrued under the SERP as of the date of termination, as determined in accordance with generally accepted accounting principles (the “Accrued Benefit”). The Accrued Benefit is payable in a cash lump sum within 60 days following the executive’s date of termination. If the executive voluntarily resigns without good reason prior to his early retirement age, he would receive no benefit under the SERP.

Notwithstanding the foregoing, upon the executive’s termination of employment for any reason (except for cause) within two years following a change in control of Seneca Savings, the executive would be entitled to his Normal Retirement Benefit, regardless of his age on the date of termination. The Normal Retirement Benefit is payable in equal monthly installments for 15 years, commencing on the first day of the month following the executive’s date of termination.

Executive Split Dollar Agreements. Seneca Savings has entered into individual Executive Split Dollar Agreements with Messrs. Vitale, Fazio and Sageer. Under the agreements, each executive’s designated beneficiary is entitled to share in the proceeds under a life insurance policy owned by Seneca Savings in the event of the executive’s death. If the executive’s death occurs while employed with Seneca Savings, the death benefit payable to the executive’s designated beneficiary is equal to the lesser of: (1) $150,000; or (2) the net death benefit (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured). If Mr. Vitale’s death occurs after his date of termination (other than for cause) and he has at least 10 years of service with Seneca Savings, the death benefit payable would decrease to the lesser of: (1) $25,000; or (2) the net death benefit (the “Reduced Benefit”). If Mr. Fazio’s death occurs after his date of termination (other than for cause) and he has at least seven years of service with Seneca Savings, the death benefit payable would decrease to the Reduced Benefit. If Mr. Sageer’s death occurs after his date of termination (other than for cause) after attaining both age 62 and completing five years of service, the death benefit payable would decrease to the Reduced Benefit.

If the executives terminate employment without having met their respective age and years of service requirements described above or terminate employment due to cause, then their designated beneficiaries will not be entitled to any death benefit under their agreements.

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Pension Plan. Seneca Savings maintains the Pension Plan for Employees of Seneca Savings, a qualified noncontributory defined benefit plan (the “pension plan”) for employees. Employees of Seneca Savings who attained age 21 and completed one year of service are eligible to accrue benefits under the pension plan.

Contributions to the Plan are made in order to satisfy the actuarially determined minimum funding requirements according to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A participant will become 100% vested in his or her accrued benefit under the plan after five years of service with Seneca Savings.

Upon attainment of the normal retirement date (the later of age 65 or the fifth anniversary of participation in the plan), a participant is entitled to receive the normal retirement benefit, which is an annual benefit calculated by multiplying the participant’s average annual compensation up to the integration level by 1.4% for each year of credited service up to 30 years, plus multiplying the participant’s average annual compensation in excess of the “integration level” by 1.9% of each year of credited service up to 30 years. The “integration level” for the pension plan is a 35-year average of the taxable wage bases published by the Social Security Administration. If a participant terminates employment prior to his or her normal retirement date, the participant would be entitled to the vested portion of his or her accrued benefit as of the date of termination. The normal form of payment of the normal retirement benefit is a 50% joint and survivor annuity for a married participant or a single life annuity for a participant who is not married. If a participant dies while the participant is still employed by Seneca Savings or if the participant dies after he retires or terminates employment but before benefit payments start, the surviving spouse will be entitled to a life annuity based on the value of the participant’s vested accrued benefit.

On December 31, 2016, Seneca Savings recorded a net pension plan liability of $249,000 (consisting of a total benefit plan liability of $10.23 million and net assets having a fair market value of $9.98 million). The pension plan liability is calculated based on various actuarial assumptions, including mortality expectations, discount rates and expected long-term rates of return on plan assets. To protect against unfavorable returns on plan assets, a decrease in the discount rate and/or changes in the mortality assumptions used to determine the funding status of the pension plan and its outstanding benefit obligations, Seneca Savings has adopted a risk management approach for its plan assets. The overall objective of this approach is to further reduce the risk of changes to the actuarial assumptions used in determining pension plan’s obligations by allocating a larger portion of the plan’s assets to investments expected to hedge against actuarial assumption changes that adversely impact the plan’s obligations. Over time, the target asset allocation percentage for the assets of the pension plan is expected to decrease for equity and other “return seeking” investments and increase for fixed income and other “hedging” investments in order to mitigate risk. Moreover, to further reduce risks related to the pension plan, we may offer former employees who are not in pay status the right to elect to receive a lump sum payment to replace their annuity payments that are payable under the pension plan.

Employee Stock Ownership Plan. In connection with the reorganization, we intend to adopt an employee stock ownership plan (“ESOP”), a tax-qualified retirement plan for eligible employees. The named executive officers are eligible to participate in the ESOP just like other employees. Eligible employees will begin participation in the ESOP on the later of the effective date of the reorganization or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 21.

The ESOP trustee is expected to purchase, on behalf of the ESOP, 3.92% of the total number of shares of Seneca Financial Corp. common stock outstanding (including shares issued to Seneca Financial MHC). We anticipate that the ESOP will fund its stock purchase with a loan from Seneca Financial Corp. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Seneca Savings’ discretionary contributions to the ESOP and any dividends payable on common stock held by the ESOP over the anticipated 30-year term of the loan. The interest rate for the ESOP loan is expected to equal the prime rate, as published in The Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the ESOP repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become vested in his or her account balance at a rate of 20% per year over a six-year period, beginning in the second year of credited service. Participants who were employed by Seneca Savings

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immediately prior to the reorganization will receive credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service in accordance with the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The ESOP will permit participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Seneca Savings will record a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the earnings of Seneca Financial Corp.

Director Compensation

The following table sets forth for the year ended December 31, 2016 certain information as to the total remuneration we paid to our directors. Mr. Vitale did not receive director fees for the year ended December 31, 2016.

Director Compensation for the Year Ended December 31, 2016
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)

William J. Gould	23,600	—	23,600
James Hickey	20,900	—	20,900
Joan M. Johnson	24,000	—	24,000
William Le Beau	26,450	—	26,450
Francis R. Marlowe	27,000	—	27,000

(1) For the year ending December 31, 2016, no director had perquisites, the aggregate value of which exceeded $10,000.

Director Fees

Directors each earn an annual retainer of $2,000 and a monthly fee of $1,600 (or $2,000 for the Chairman). Directors currently receive fees of $250 per meeting for service on the audit or ALCO committees and $200 per meeting for service on the loan committee. In addition, each director serving on the board of directors of Seneca Savings Insurance Agency, Inc., the wholly-owned subsidiary of Seneca Savings, receives a quarterly fee of $300.

Each person who will serve as a director of Seneca Financial Corp. and Seneca Financial MHC will also serve as a director of Seneca Savings and will initially earn a monthly fee only in his or her capacity as a board or committee member of Seneca Savings. Upon completion of the reorganization, additional director fees may be paid for Seneca Financial Corp. director meetings, although no such determination has been made at this time.

Transactions With Certain Related Persons

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Seneca Savings. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Seneca Savings’ directors and officers are made in conformity with the Federal Reserve Act and applicable regulations. Federal regulations permit executive officers and directors to receive the

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same terms that are widely available to other employees as long as the executive officer or director is not given preferential treatment compared to other participating employees. Seneca Savings makes certain loans to its directors, executive officers and employees through an employee loan program pursuant to which loans are made at reduced rates. The reduced rate is 25 basis points and 100 basis points over market rates for residential real estate and consumer loans, respectively.

The following tables sets forth loans made by Seneca Savings to its directors and executive officers where the largest amount of all indebtedness outstanding during the years ended December 31, 2016 and December 31, 2015 exceeded $120,000, and where the borrowers received reduced interest rates pursuant to the employee loan program described above. There were no such loans outstanding for the year ended December 31, 2014. Except for the reduced interest rates, all loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Seneca Savings, and did not involve more than the normal risk of collectability or present other unfavorable features.

Name	Type of Loan	Largest Aggregate Balance from January 1, 2016 to December 31, 2016	Interest Rate on December 31, 2016	Principal balance on December 31, 2016	Amount of Principal Paid from January 1, 2016 to December 31, 2016	Amount of Interest Paid from January 1, 2016 to December 31, 2016

Vitale, Joseph	Residential Real Estate	$167,083	3.625%	$157,879	$9,204	$5,968
	Home Equity Line of Credit	$30,181	3.500%	$—	$30,181	$336
	Automobile	$19,795	2.125%	$17,052	$2,743	$195
	Automobile	$15,000	2.125%	$14,744	$256	$8
	Automobile	$7,794	1.875%	$—	$7,794	$57

Name	Type of Loan	Largest Aggregate Balance from January 1, 2015 to December 31, 2015	Interest Rate on December 31, 2015	Principal balance on December 31, 2015	Amount of Principal Paid from January 1, 2015 to December 31, 2015	Amount of Interest Paid from January 1, 2015 to December 31, 2015

Vitale, Joseph	Residential Real Estate	$167,600	3.625%	$167,083	$517	$1,228
	Home Equity Line of Credit	$20,950	3.500%	$19,450	$1,500	$108
	Automobile	$12,193	1.875%	$7,794	$4,400	$193

Other than as described above and except for directors and executive officers whose loans were made with reduced interest rates but for which the principal balance has been less than $120,000 since January 1, 2014, all loans made by Seneca Savings to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Seneca Savings, and did not involve more than the normal risk of collectability or present other unfavorable features. Seneca Savings is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors.

Any transactions that would be required to be reported under this section of this prospectus must be reviewed by our audit committee or another independent body of the board of directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the board of directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no more favorable than those that would be available to us from an unrelated third party through an arms-length transaction. The aggregate amount of our loans to our executive officers and directors was $197,000 at March 31, 2017. As of March 31, 2017, these loans were performing according to their original repayment terms.

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Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and awards of shares of restricted common stock. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted common stock, not to exceed 4.90% and 1.96%, respectively, of the shares issued in the offering (including shares issued to Seneca Financial MHC). These limitations may not apply if the plans are implemented more than one year after the reorganization and offering, subject to any applicable regulatory approvals.

The stock-based benefit plans will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders, as well as a majority of the votes eligible to be cast by our stockholders other than Seneca Financial MHC. If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders, as well as a majority of votes cast by our stockholders other than Seneca Financial MHC.

Certain additional restrictions would apply to our stock-based benefit plans if adopted within one year after the stock offering, including:

•	non-employee directors in the aggregate may not receive more than 30% of the options and shares of restricted common stock authorized under the plans;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any individual may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	the options and shares of restricted common stock may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Seneca Financial Corp. or Seneca Savings.

We have not yet determined whether we will present stock-based benefit plans for stockholder approval within one year following the completion of the reorganization or whether we will present plans for stockholder approval more than one year after the completion of the reorganization. In the event of changes in applicable regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of our directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Reorganization and Offering—Offering of Common Stock—Limitations on Purchase of Shares.”

Name and Title	Number of Shares (1)	Aggregate Purchase Price (1)	Percent of Outstanding Shares at Minimum of Offering Range (2)

William J. Gould, Director	1,500	$15,000	*
James Hickey, Director	1,500	15,000	*
Joan M. Johnson, Director	15,000	150,000	1.18%
William Le Beau, Chairman of the Board	20,000	200,000	1.57
Francis R. Marlowe, Director	1,000	10,000	*
Joseph G. Vitale, President, Chief Executive Officer and Director	10,000	100,000	*
Vincent J. Fazio, Executive Vice President, Chief Financial Officer and Director	1,000	10,000	*
George J. Sageer, Executive Vice President and Director of Retail Banking	500	5,000	*
All directors and executive officers as a group (8 persons)	50,500	$505,000	3.96%

*	Less than 1.0%.
(1)	Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above, the named individuals are not aware of any other purchases by a person who or entity that would be considered an associate of the named individuals under the plan of reorganization.
(2)	At the adjusted maximum of the offering range, directors and executive officers would own 2.5% of our outstanding shares of common stock.

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THE REORGANIZATION AND OFFERING

The board of directors of Seneca Savings has approved the plan of reorganization. The plan of reorganization must also be approved by Seneca Savings’ members. A special meeting of members has been called for this purpose. We have filed an application with respect to the reorganization and stock offering with the Federal Reserve Board. We also have filed certain applications with respect to the reorganization with the Office of the Comptroller of the Currency and the FDIC. The final approvals of the Federal Reserve Board, the Office of the Comptroller of the Currency and the FDIC are required before we can consummate the reorganization and stock offering. Any approval by the Federal Reserve Board, the Office of the Comptroller of the Currency and the FDIC does not constitute a recommendation or endorsement of the plan of reorganization.

General

On May 10, 2017, our board of directors unanimously adopted the plan pursuant to which we will reorganize from a federally chartered mutual savings and loan association into a two-tier federal mutual holding company structure. After the reorganization, Seneca Financial Corp. will be the mid-tier stock holding company and Seneca Financial MHC will be the top-tier mutual holding company. After the offering, purchasers in the offering will own 46% and Seneca Financial MHC will own 54% of the outstanding shares of common stock of Seneca Financial Corp.

Consummation of the reorganization and stock offering is subject to, among other things, approval of the plan of reorganization by the members of Seneca Savings as of the voting record date. A special meeting of members has been called for this purpose, to be held on September 28, 2017. The reorganization will be completed as follows, or in any manner approved by regulators that is consistent with the purposes of the plan of reorganization and applicable laws and regulations:

(i)	Seneca Savings will organize an interim stock savings association as a wholly owned subsidiary (“Interim Bank”);

(ii)	After Interim Bank receives approval from the FDIC for insurance of accounts and the FDIC has issued it a certificate number, Seneca Savings will transfer pursuant to a purchase and assumption agreement all of its assets and liabilities, except $100,000 in cash, to Interim Bank, and Interim Bank will become the stock savings association resulting from the reorganization, including the purchase and assumption transaction pursuant to the plan (the “Stock Association”);

(iii)	Seneca Savings will amend its charter and bylaws to read in the form of a federal mutual holding company and will become Seneca Financial MHC;

(iv)	Seneca Financial MHC will organize Seneca Financial Corp. as a wholly-owned subsidiary, and transfer $1,000 to Seneca Financial Corp. in exchange for 100 shares of Seneca Financial Corp. common stock; and

(v)	Seneca Financial MHC will transfer all of the initially issued stock of the Stock Association to Seneca Financial Corp. in exchange for additional shares of Seneca Financial Corp. common stock, and the Stock Association will become a wholly-owned subsidiary of Seneca Financial Corp.

Concurrently with the reorganization, Seneca Financial Corp. will offer for sale 46% of its common stock, representing 46% of the pro forma market value of Seneca Financial Corp. and Seneca Savings.

We have mailed to each person eligible to vote at the special meeting a proxy statement containing information concerning the business purposes of the reorganization and the effects of the reorganization on voting rights, liquidation rights, existing savings accounts, deposit insurance, loans and Seneca Savings’ business. The proxy statement also describes the manner in which the plan may be amended or terminated. Included with the proxy statement is a proxy card that can be used to vote on the plan of reorganization.

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The following is a summary of the material aspects of the plan of reorganization and the offering. The plan of reorganization should be consulted for a more detailed description of its terms.

Reasons for the Reorganization

The primary purpose of the reorganization is to establish a holding company and to convert Seneca Savings to the stock form of ownership in order to compete and expand more effectively in the financial services marketplace. The stock form of ownership is the corporate form used by commercial banks, most major businesses and a large number of savings institutions. The reorganization also will enable customers, employees, management and directors to have an equity ownership interest in our company. Management believes that this will enhance the long-term growth and performance of Seneca Savings and Seneca Financial Corp. by enabling us to attract and retain qualified employees who have a direct interest in our financial success and that customer ownership may enhance our connection with our customers. The reorganization will permit us to issue and sell capital stock, which is a source of capital not available to mutual savings institutions. The reorganization also will give us greater flexibility to structure and finance the expansion of our operations and increase our capital to support future growth and profitability, including the potential acquisition of other financial institutions, and to diversify into other financial services, to the extent permissible by applicable law and regulation. Although there are no current arrangements, understandings or agreements regarding any such opportunities, we will be in a position after the reorganization, subject to regulatory limitations and our financial condition, to take advantage of any such opportunities that may arise, and to compete more effectively in the financial services marketplace. The reorganization and the capital raised in the offering are expected to increase our lending capacity by providing us with additional capital to support new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risk and expand our asset base. Lastly, the reorganization will enable us to better manage our capital by providing broader investment opportunities through the holding company structure and by enabling us to repurchase our common stock as market conditions permit. Although the reorganization and offering will create a stock savings institution and stock holding company, only a minority of the common stock will be offered for sale in the offering. As a result, our mutual form of ownership and our ability to provide community-oriented financial services will be preserved through the mutual holding company structure.

Our board of directors believes that the advantages of the mutual holding company structure outweigh the potential disadvantages of the mutual holding company structure to minority stockholders, including the inability of stockholders other than Seneca Financial MHC to own a majority of the common stock of Seneca Financial Corp. A majority of our voting stock will be owned by Seneca Financial MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. Seneca Financial MHC will be able to elect all the members of Seneca Financial Corp.’s board of directors, and will be able to control the outcome of nearly all matters presented to our stockholders for resolution by vote. No assurance can be given that Seneca Financial MHC will not take action adverse to the interests of stockholders other than Seneca Financial MHC. For example, Seneca Financial MHC could prevent the sale of control of Seneca Financial Corp., or defeat a candidate for the board of directors of Seneca Financial Corp. or other proposals put forth by stockholders.

Since we will not be offering all of our common stock for sale in the offering, the reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. We are not undertaking a standard mutual-to-stock conversion at this time since we do not believe we could effectively deploy that amount of additional capital on a short-term or near-term basis. The reorganization, however, will allow us to raise additional capital in the future because a majority of our common stock will be available for sale in the event of a conversion of Seneca Financial MHC to stock form. Our board of directors has determined that offering 46% of our outstanding shares of common stock for sale in the offering allows for an efficient use of net proceeds for Seneca Financial Corp. and Seneca Savings over the next several years.

The reorganization does not preclude the future conversion of Seneca Financial MHC from the mutual to stock form of organization. No assurance can be given when, if ever, Seneca Financial MHC will convert to stock form or what conditions the Federal Reserve Board or other regulatory agencies may impose on such a transaction. See “Summary—Possible Conversion of Seneca Financial MHC to Stock Form.”

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Effects of the Reorganization and Offering on Depositors and Borrowers of Seneca Savings

Continuity. While the reorganization is being accomplished, and after its completion, our routine business of accepting deposits and making loans will continue without interruption. Seneca Savings will continue to be subject to regulation by the Office of the Comptroller of the Currency and the FDIC. After the reorganization, we will continue to provide services for depositors and borrowers under current policies by our management and staff.

Liquidation Rights. Following the completion of the reorganization, all depositors who had liquidation rights with respect to Seneca Savings as of the effective date of the reorganization will continue to have such rights solely with respect to Seneca Financial MHC so long as they continue to hold their deposit accounts with Seneca Savings. In addition, all persons who become depositors of Seneca Savings subsequent to the reorganization will have such liquidation rights with respect to Seneca Financial MHC.

Deposit Accounts and Loans. Under the plan of reorganization, each depositor of Seneca Savings at the time of the reorganization will automatically continue as a depositor after the reorganization, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent such deposit is reduced by withdrawals to purchase common stock in the offering. All insured deposit accounts of Seneca Savings will continue to be federally insured by the FDIC up to the legal maximum limit in the same manner as deposit accounts existing in Seneca Savings immediately prior to the reorganization. Furthermore, no loan outstanding will be affected by the reorganization, and the amounts, interest rates, maturity and security for each loan will remain the same as they were prior to the reorganization.

Voting Rights. Following the completion of the reorganization and offering, members of Seneca Savings will no longer have voting rights in Seneca Savings, but will have voting rights in Seneca Financial MHC. Following the completion of the reorganization and offering, voting rights in Seneca Financial Corp. will be held exclusively by its stockholders. Each share of outstanding common stock held by a stockholder will entitle the stockholder to one vote on matters considered by Seneca Financial Corp. stockholders. Although Seneca Financial Corp. will have the power to issue shares of capital stock to persons other than Seneca Financial MHC, as long as Seneca Financial MHC is in existence, Seneca Financial MHC will be required to own a majority of the voting stock of Seneca Financial Corp., and consequently will be able to control the outcome of nearly all matters put to a vote of stockholders. Seneca Financial Corp. must own 100% of the voting stock of Seneca Savings.

Offering of Common Stock

Under the plan of reorganization, up to 793,500 shares (subject to increase to up to 912,525 shares) of Seneca Financial Corp. common stock will be offered for sale, subject to certain restrictions described below, through a subscription and community offering.

Subscription Offering. The subscription offering will expire at 12:00 noon, Eastern Time, on September 19, 2017, unless otherwise extended by Seneca Savings. Regulations require that all shares to be offered in the offering be sold within a period ending not more than 90 days after regulatory approval of the plan of reorganization or a longer period as may be approved by the Federal Reserve Board or, despite approval of the plan of reorganization by our members, the reorganization and offering will not be effected. This period expires on November 3, 2017, unless extended with the approval of the Federal Reserve Board. If the offering is not completed by November 3, 2017, all subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest. In the event of an extension of this type, all subscribers will be notified in writing of the time period within which subscribers must notify Seneca Savings of their intention to maintain, modify or rescind their subscriptions. If the subscriber rescinds or does not respond in any manner to Seneca Savings’ notice, the funds submitted will be refunded to the subscriber with interest at 0.05% per annum, which is Seneca Savings’ current passbook savings rate, and/or the subscriber’s withdrawal authorizations will be terminated. In the event that the offering is not consummated, all funds submitted and not previously refunded pursuant to the subscription and community offering will be promptly refunded to subscribers with interest at 0.05% per annum, and all withdrawal authorizations will be terminated.

Subscription Rights. Under the plan of reorganization, nontransferable subscription rights to purchase the shares of common stock have been issued to persons and entities entitled to purchase the shares of common stock in

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the subscription offering. The amount of shares of common stock that these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of reorganization. Subscription priorities have been established for the allocation of common stock to the extent that the common stock is available. These priorities are as follows:

Category 1: Eligible Account Holders. Subject to the maximum purchase limitations, each depositor with $50.00 or more on deposit at Seneca Savings as of the close of business on March 31, 2016 will receive nontransferable subscription rights to subscribe for up to the greater of the following:

•	$150,000 of common stock;

•	one-tenth of one percent of the total offering of common stock; or

•	15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make the person’s total allocation equal to the lesser of 100 shares or the number of shares for which the person has actually subscribed. Thereafter, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled; however, no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied. Subscription rights received by officers, directors and their associates in this category based on their increased deposits in Seneca Savings in the one-year period preceding March 31, 2016 are subordinated to the subscription rights of other eligible account holders.

To ensure proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on March 31, 2016. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation in the event the offering is oversubscribed.

Category 2: Tax-Qualified Employee Plans. The plan of reorganization provides that tax-qualified employee plans of Seneca Savings, such as the employee stock ownership plan, will receive nontransferable subscription rights to purchase up to 4.90% of the shares of common stock issued and outstanding following the completion of the offering. The employee stock ownership plan intends to purchase 3.92% of our outstanding shares (including shares issued to Seneca Financial MHC). In the event the number of shares offered in the offering is increased above the maximum of the valuation range, tax-qualified employee plans will have a priority right to purchase any shares exceeding that amount up to 4.90% of the common stock issued and outstanding following the completion of the offering. The employee stock ownership plan may, with Federal Reserve Board approval, purchase some or all of the shares of common stock in the open market or may purchase shares of common stock directly from Seneca Financial Corp.

Category 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by eligible account holders and the tax-qualified employee plans, and subject to the maximum purchase limitations, each depositor with $50.00 or more on deposit as of the close of business on June 30, 2017, will receive nontransferable subscription rights to subscribe for up to the greater of:

•	$150,000 of common stock;

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•	one-tenth of one percent of the total offering of common stock; or

•	15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make the person’s total allocation equal to the lesser of 100 shares or the number of shares for which the person has actually subscribed. Thereafter, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled; however, no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more supplemental eligible account holders, the excess shall be reallocated, one or more times as necessary, among those supplemental eligible account holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied. Directors, officers and their associates do not qualify as supplemental eligible account holders.

To ensure proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2017. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation in the event the offering is oversubscribed.

Category 4: Other Members. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by eligible account holders, the tax-qualified employee plans and supplemental eligible account holders, and subject to the maximum purchase limitations, each member of Seneca Savings who is not an eligible account holder, or supplemental eligible account holder, as of the close of business on July 31, 2017, including borrowers from Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on July 31, 2017, will receive nontransferable subscription rights to purchase up to $150,000 of common stock.

If there is an oversubscription in this category, the available shares of common stock will be allocated proportionately based on the size of such other members’ orders.

To ensure proper allocation of stock, each other member must list on his or her stock order form all deposit and loan accounts in which he or she had an ownership interest on July 31, 2017. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation in the event the offering is oversubscribed.

Seneca Savings and Seneca Financial Corp. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for shares of common stock pursuant to the plan of reorganization reside. However, no shares of common stock are required to be registered in a state of the United States in which less than ten eligible holders (consisting of eligible account holders, supplemental eligible account holders or other members), who otherwise would be eligible to subscribe for shares under the plan of reorganization reside, or to an eligible holder who resides in a foreign country. We will make reasonable efforts to assist eligible holders who reside in a state where no registration has taken place for such persons to qualify for applicable state securities law exemptions, which would allow such eligible holders to subscribe for shares. However, if no applicable state securities law exemption exists for this transaction, we will not be able to offer shares of our common stock to such subscriber. No payments will be made in lieu of the granting of subscription rights to any person.

Community Offering. Any shares of common stock which have not been purchased in the subscription offering may be offered by Seneca Financial Corp. in a community offering to members of the general public to

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whom Seneca Financial Corp. delivers a copy of this prospectus and a stock order form, with preference given to natural persons (including trusts of natural persons) residing in the New York Counties of Cayuga, Cortland, Madison, Oneida and Onondaga. Subject to the maximum purchase limitations, these persons may purchase up to $150,000 of common stock. The community offering, if any, may be undertaken concurrently with, during, or promptly after the subscription offering, and may terminate at any time without notice. Subject to any required regulatory approvals, Seneca Financial Corp. will determine in its sole discretion the advisability of a community offering, the commencement and termination dates of any community offering, and the methods of finding potential purchasers in such offering. The opportunity to purchase shares of common stock in the community offering category is subject to the right of Seneca Financial Corp. and Seneca Savings, in their sole discretion, to accept or reject these orders in whole or in part either at the time of receipt of an order or as soon as practicable thereafter.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in the New York Counties of Cayuga, Cortland, Madison, Oneida and Onondaga whose orders are accepted by Seneca Savings, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in the New York Counties of Cayuga, Cortland, Madison, Oneida and Onondaga, whose orders remain unsatisfied on an equal number of shares basis per order. If, after allocation of shares to natural persons (including trusts of natural persons) residing in the New York Counties of Cayuga, Cortland, Madison, Oneida and Onondaga, we do not have sufficient shares of common stock available to fill the orders of other members of the general public, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among members of the general public whose orders remain unsatisfied on an equal number of shares basis per order.

Syndicated Community Offering. The plan of reorganization provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Raymond James, acting as our agent. In such capacity, Raymond James may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Neither Raymond James nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Raymond James has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until prior to the commencement of the syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Federal Reserve Board. See “—Community Offering” above for a discussion of rights of purchasers in the event an extension is granted.

The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

The price at which shares of common stock are sold in the syndicated community offering will be the same price as in the subscription and community offerings. Subject to the overall purchase limitations, no person by himself or herself may subscribe for or purchase more than $150,000 of common stock.

In the event of a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to Seneca Financial Corp. for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Seneca Savings or wire transfers). See “—Procedure for Purchasing Shares.”

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If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The Federal Reserve Board and FINRA must approve any such arrangements.

Limitations on Purchase of Shares. The plan of reorganization provides for certain limitations on the purchase of shares of common stock in the offering. These limitations are as follows:

A.	The aggregate amount of outstanding common stock of Seneca Financial Corp. owned or controlled by persons other than Seneca Financial MHC at the close of the reorganization and offering shall be less than 50% of Seneca Financial Corp.’s total outstanding common stock.

B.	The maximum purchase of common stock in the subscription offering by a person or group of persons through a single deposit account is $150,000. No person by himself, with an associate or group of persons acting in concert, may purchase more than $200,000 of the common stock offered in the offering, except that: (i) Seneca Financial Corp. may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 9.9% of the number of shares sold in the offering, provided that the total number of shares purchased by persons, their associates and those persons with whom they are acting in concert, to the extent such purchases exceed 5% of the shares sold in the offering, shall not exceed, in the aggregate, 10% (or such higher percentage as may be determined by our board of directors with the approval of federal banking regulators) of the total number of the shares sold in the offering; (ii) the tax-qualified employee plans may purchase up to 10% of the shares offered in the offering; and (iii) for purposes of this paragraph B shares to be held by any tax-qualified employee plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

C.	The aggregate amount of common stock acquired in the offering, plus all prior stock offerings by Seneca Financial Corp., by any non-tax-qualified employee plan or any management person (as defined in the plan) and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Seneca Financial Corp., at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Seneca Financial Corp. or Seneca Savings that are attributable to such person shall not be counted.

D.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Seneca Financial Corp., by any non-tax-qualified employee plans, or any management person and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the stockholders’ equity of Seneca Financial Corp. at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Seneca Financial Corp. or Seneca Savings that are attributable to such person shall not be counted.

E.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Seneca Financial Corp., by any one or more tax-qualified employee plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Seneca Financial Corp. at the conclusion of the offering.

F.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Seneca Financial Corp., by any one or more tax-qualified employee plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders’ equity of Seneca Financial Corp. at the conclusion of the offering.

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G.	The amount of common stock that may be encompassed under all stock option plans and restricted stock plans of Seneca Financial Corp. may not exceed, in the aggregate, 25% of the outstanding shares of common stock of Seneca Financial Corp. held by persons other than Seneca Financial MHC at the conclusion of the offering.

H.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Seneca Financial Corp., by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 32% (or such higher percentage as may be set by our board of directors with the approval of federal banking regulators) of the outstanding shares of common stock held by persons other than Seneca Financial MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates under this paragraph or paragraph I. below, shares held by any tax-qualified employee plan or non-tax-qualified employee plan that are attributable to such persons shall not be counted.

I.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Seneca Financial Corp., by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 32% of the stockholders’ equity of Seneca Financial Corp. held by persons other than Seneca Financial MHC at the conclusion of the offering.

J.	Notwithstanding any other provision of the plan of reorganization, no person shall be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of FINRA. Seneca Financial Corp. and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

K.	The board of directors of Seneca Financial Corp. has the right in its sole discretion to reject any order submitted by a person whose representations our board of directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan.

L.	A minimum of 25 shares of common stock must be purchased by each person purchasing shares in the offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of common stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by our board of directors.

For purposes of the plan of reorganization, the members of our board of directors are not deemed to be acting in concert solely by reason of their board membership. The term “associate” is used above to indicate any of the following relationships with a person:

•	any corporation or organization, other than Seneca Financial MHC, Seneca Financial Corp. or Seneca Savings or a majority-owned subsidiary of Seneca Financial MHC, Seneca Financial Corp. or Seneca Savings, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

•	any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes relating to subscriptions in the offering and the sale of common stock following the reorganization, a person who has a substantial beneficial interest in any non-tax-qualified employee plan or any tax-qualified employee plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by officers and directors, the term “associate” does not include any tax-qualified employee plan; or

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•	any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of Seneca Financial MHC, Seneca Financial Corp. or Seneca Savings or a subsidiary thereof.

As used above, the term “acting in concert” means:

•	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

•	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

Persons or companies who file jointly a Schedule 13D or Schedule 13G with any regulatory agency will be deemed to be acting in concert.

The board of directors of Seneca Financial Corp. may, in its sole discretion, and without notice to or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 9.9% of the number of shares sold in the offering, provided that the total number of shares purchased by persons, their associates and those persons with whom they are acting in concert, to the extent such purchases exceed 5% of the shares sold in the offering, shall not exceed, in the aggregate, 10% (or such higher percentage as may be determined by our board of directors with the approval of the federal banking regulators) of the total number of shares sold in the offering. Requests to purchase shares of Seneca Financial Corp. common stock under this provision will be allocated by the board of directors of Seneca Financial Corp. in accordance with the priority rights and allocation procedures set forth above. Depending upon market and financial conditions, and subject to certain regulatory limitations, the board of directors of Seneca Financial Corp., with the approval of the federal banking regulators and without further approval of the members, may increase or decrease any of the above purchase limitations at any time. To the extent that shares are available, each subscriber must subscribe for a minimum of 25 shares. In computing the number of shares of common stock to be allocated, all numbers will be rounded down to the next whole number.

Shares of common stock purchased in the offering will be freely transferable except for shares of common stock purchased by executive officers and directors of Seneca Savings or Seneca Financial Corp. and except as described below. In addition, under FINRA guidelines, members of FINRA and their associates are subject to certain reporting requirements upon purchase of these securities.

Plan of Distribution and Marketing Arrangements

Offering materials for the offering initially have been distributed to certain persons by mail, with additional copies made available through our Stock Information Center and Raymond James.

To assist in the marketing of the common stock, we have retained Raymond James, which is a broker-dealer registered with FINRA. Raymond James will assist us in the offering as follows:

•	assist us in assessing the financial and securities market implications of the plan of reorganization;

•	assist in structuring our stock offering and in communicating the terms of the plan of reorganization;

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•	assist in the preparation of all documents for the execution of the plan of reorganization, including the prospectus, stock order and certification form and all marketing materials (we are responsible for the preparation and filing of such documents);

•	assist in analyzing proposals from outside vendors in connection with execution of the plan of reorganization, as needed;

•	assist in scheduling and preparing for meetings with potential investors and/or other broker dealers, as needed;

•	establish a stock information center at Raymond James’ office in Chicago, Illinois;

•	assist in the training of Seneca Savings’ personnel for interaction with customers during the offering period; and

•	such other financial advisory and investment banking services in connection with the offering as may be agreed upon by Raymond James and Seneca Savings.

For these services, Raymond James will receive a success fee of $250,000 at the closing of the offering. Raymond James has received a management fee of $25,000, which will be credited against the success fee to be received upon closing.

In the event shares of common stock are sold in a syndicated community offering, we will pay fees of 6.0% of the aggregate dollar amount of shares of common stock sold in the syndicated community offering to Raymond James and any other broker-dealers included in the syndicated community offering. Any such offering will be on a best efforts basis, and Raymond James will serve as sole book-running manager in such an offering. All fees payable with respect to a syndicated community offering will be in addition to fees payable with respect to the subscription and community offerings.

We also will reimburse Raymond James for its reasonable expenses associated with its marketing effort in an amount not to exceed $20,000 and for attorney’s fees and expenses not to exceed $75,000. The expenses may be increased in the event of a material delay or resolicitation. Under such circumstances, the expense limitations may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of Raymond James and an additional $15,000 in the case of additional fees and expenses of Raymond James’s legal counsel.

We will indemnify Raymond James against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

Raymond James has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the stock to be sold. Raymond James expresses no opinion as to the prices at which the shares of common stock to be issued may trade.

Our directors and executive officers may participate in the solicitation of offers to purchase shares of common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. We will rely on Rule 3a4-1 of the Exchange Act so as to permit officers, directors, and employees to participate in the sale of shares of common stock. No officer, director or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock. Raymond James will solicit orders and conduct sales of the common stock of Seneca Financial Corp. in states in which our directors and executive officers are not permitted to offer and sell our shares of common stock.

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Records Management

We have also engaged Raymond James to act as our records agent in connection with the stock offering. In its role as records agent, Raymond James will, among other things:

•	process our customer account records for each record date required by the plan of reorganization, consolidate customer accounts by ownership, determine subscription priorities, calculate member votes, sort customer records for householding purposes and coordinate with our financial printer for all required subscriber and member mailings;

•	process all stock orders received in the reorganization and report to management daily or as requested; allocate shares to qualifying subscribers if the offering is oversubscribed; coordinate with our transfer agent for stock issuance, required interest/refund check processing and 1099-INT reporting;

•	provide member proxy tabulation and reporting services, target group identification and reporting for solicitation efforts, proxy reminder mailings; and

•	act as, or support as needed, the inspector of election for the special meeting of members.

For these services, Raymond James will receive a fee of $25,000, of which $5,000 has already been paid.

How We Determined the Stock Pricing and the Number of Shares to be Issued

The plan of reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation RP Financial, LC. will receive a fee of $37,500 and will receive a fee of $7,500 for each appraisal update. RP Financial, LC. will be reimbursed for its expenses up to $2,500.

We are not affiliated with RP Financial, LC., and neither we nor RP Financial, LC. has an economic interest in, or is held in common with, the other. RP Financial, LC. represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the reorganization regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway RP Financial, LC. from serving in the role of our independent appraiser.

We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (1) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (2) the pro forma price-to-earnings approach applied to reported and core earnings; and (3) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies identified by RP Financial, LC., subject to valuation adjustments applied by RP Financial, LC. to account for differences between us and our peer group. RP Financial, LC. placed the greatest emphasis on the price-to-book value approach in estimating pro forma market value. RP Financial, LC. did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or low earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including our financial statements. RP Financial, LC. also considered the following factors, among others:

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•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the reorganization and the offering on our equity and earnings potential;

•	our proposed dividend policy; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan holding companies that RP Financial, LC. considered comparable to us under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of 10 peer group companies are selected from the universe of all publicly-traded savings institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial, LC. limited the peer group companies to the following three selection criteria: (i) Mid-Atlantic institutions with assets less than $525 million, tangible equity-to-assets ratios of greater than 7.5% and positive reported and core earnings; (ii) New England institutions with assets less than $525 million, tangible equity-to-assets ratios of greater than 7.5% and positive reported and core earnings; and (iii) Midwest institutions with assets less than $525 million, tangible equity-to-assets ratios of greater than 7.5% and positive reported and core earnings. The regulatory appraisal guidelines that require RP Financial, LC. to select a minimum of ten peer companies, whose equity securities are traded on an exchange, resulted in most of the peer companies having greater assets than we do, even though the peer companies selected represent the ten smallest savings and loan holding companies, based on asset size, traded on the Nasdaq Stock Market, comply with the regulatory guidelines, and possess a tangible equity-to-assets ratios of greater than 7.5% with positive reported and core earnings.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of us with the peer group. RP Financial, LC. advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group:

•	a slight downward adjustment was made for profitability, growth and viability of earnings due to Seneca Savings’ less favorable core earnings measures, lower pro forma return as a percentage of assets, less favorable earnings growth potential based on pro forma leverage capacity and similar degree of interest rate risk exposure on a pro forma basis;

•	a slight downward adjustment was made for liquidity of the shares due to Seneca Financial Corp.’s lower pro forma market capitalization and shares outstanding relative to the peer group’s market capitalization and shares outstanding. Additionally, all of the stocks of the peer group companies are traded on Nasdaq and Seneca Financial Corp.’s stock is expected to be quoted on the OTC Pink Marketplace; and

•	a slight downward adjustment was made for dividends due to the mutual holding company ownership structure and dividend waiver regulations in place for mutual holding companies that impact minority ownership ratios, in comparison to the fully-converted peer group companies.

RP Financial made no adjustments for financial condition, asset growth, primary market area, marketing of the issue, management, or effect of government regulations and regulatory reform.

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Included in the independent valuation were certain assumptions as to our pro forma earnings after the reorganization that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 1.96% of the shares common stock to be outstanding by the stock-based benefit plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

On the basis of the foregoing, RP Financial, LC. advised us that as of May 12, 2017, the estimated pro forma market value of the common stock, assuming we were selling a minority of our shares in the offering, was $15.0 million. Based on applicable regulations, this forms a midpoint of a valuation range with a minimum of $12.8 million and a maximum of $17.3 million. Our board of directors determined to offer the shares of common stock in the offering at the purchase price of $10.00 per share and that 46% of the shares issued should be held by purchasers in the offering and 54% should be held by Seneca Financial MHC. Based on the estimated valuation range and the purchase price of $10.00 per share, the total number of shares of common stock that Seneca Financial Corp. will issue will range from 1,275,000 to 1,725,000 shares, with a midpoint of 1,500,000 shares (including in each case shares issued to Seneca Financial MHC), and the number of shares sold in the offering will range from 586,500 shares to 793,500 shares, with a midpoint of 690,000 shares.

Our board of directors reviewed the independent valuation and, in particular, considered (i) our financial condition and results of operations for the two years ended December 31, 2016 and for the quarter ended March 31, 2017, (ii) financial comparisons to other financial institutions, and (iii) stock market conditions generally and, in particular, for financial institutions. All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation. The estimated valuation range may be amended with the approval of the Federal Reserve Board, if necessitated by subsequent developments in our financial condition or market conditions generally.

Following commencement of the subscription offering, the maximum of the estimated valuation range may be increased by up to 15%, to up to $19.8 million and the maximum number of shares that will be outstanding immediately following the offering may be increased up to 15% to up to 1,983,750 shares. Under such circumstances the number of shares sold in the offering will be increased to up to 912,525 shares and the number of shares held by Seneca Financial MHC will be increased to up to 1,071,225 shares. The increase in the valuation range may occur to reflect demand for the shares or changes in market conditions, without the resolicitation of subscribers. The minimum of the estimated valuation range and the minimum of the offering range may not be decreased without a resolicitation of subscribers. The purchase price of $10.00 per share will remain fixed. See “—Offering of Common Stock—Limitations On Purchase of Shares” as to the method of distribution and allocation of additional shares of common stock that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. RP Financial, LC. did not independently verify the financial statements and other information provided by Seneca Savings, nor did RP Financial, LC. value independently the assets or liabilities of Seneca Savings. The independent valuation considers Seneca Savings as a going concern and should not be considered as an indication of its liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the purchase price.

The independent valuation will be updated at the time of the completion of the offering. If the update to the independent valuation at the conclusion of the offering results in an increase in the pro forma market value of the common stock to more than $19.8 million or a decrease in the pro forma market value to less than $12.8 million, then Seneca Financial Corp., after consulting with the Federal Reserve Board, may terminate the plan of reorganization and return all funds promptly, with interest on payments made by check, certified or teller’s check, bank draft or money order; extend or hold a new subscription offering, community offering, or both; establish a new offering range and commence a resolicitation of subscribers; or take such other actions as may be permitted by the Federal Reserve Board in order to complete the reorganization and offering. In the event that a resolicitation is commenced due to a change in the independent valuation, all funds will be promptly returned to investors and

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investors will be given the opportunity to place a new order for a period of time. A resolicitation, if any, following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by regulators for periods of up to 90 days not to extend beyond 24 months following the special meeting of members, or September 28, 2019.

An increase in the independent valuation and the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Seneca Financial Corp.’s pro forma earnings and stockholders’ equity on a per share basis while decreasing pro forma earnings and increasing stockholders’ equity on an aggregate basis. A decrease in the independent valuation and the number of shares of common stock to be issued in the offering would increase both a subscriber’s ownership interest and Seneca Financial Corp.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma net income and decreasing stockholders’ equity on an aggregate basis. For a presentation of the effects of such changes, see “Pro Forma Data.”

Copies of the appraisal report of RP Financial, LC. and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Seneca Savings and the other locations specified under “Where You Can Find More Information.”

No sale of shares of common stock may occur unless, prior to such sale, RP Financial, LC. confirms to Seneca Savings and the Federal Reserve Board that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause RP Financial, LC. to conclude that the independent valuation is incompatible with its estimate of the pro forma market value of the common stock of Seneca Financial Corp. at the conclusion of the offering. Any change that would result in an aggregate purchase price that is below the minimum or above the maximum of the estimated valuation range would be subject to regulatory approval. If such confirmation is not received, we may extend the offering; reopen the offering or commence a new offering; establish a new estimated valuation range and commence a resolicitation of all purchasers with the approval of federal regulators; or take such other actions as permitted in order to complete the offering.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or stock order form by means other than U.S. Mail. Execution of a stock order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus and stock order form in electronic format may be made available on Internet sites or through other online services maintained by Raymond James or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Raymond James or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 12:00 noon, Eastern Time, on September 19, 2017, unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to subscribers in the offering. Any extension of the subscription and/or community offering

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beyond November 3, 2017 would require regulatory approval. If the offering is extended past November 3, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.05% per annum from the date your stock order was processed. No single extension will exceed 90 days. Aggregate extensions may not go beyond September 28, 2019, which is two years after the special meeting of members. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.05% per annum from the date of processing as described above.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of reorganization.

Use of Stock Order Forms. In order to purchase shares of common stock, you must complete and sign an original stock order form, a notarized investor affidavit (if applicable) and remit full payment. We will not be required to accept incomplete stock order forms, unsigned stock order forms, or orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received, not postmarked, prior to 12:00 noon, Eastern Time, September 19, 2017. We will not accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so. You may submit your stock order form, a notarized investor affidavit (if applicable) and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address indicated for that purpose on the stock order form or by hand-delivery to our main office, located at 35 Oswego Street, Baldwinsville, New York. If you have any questions regarding the reorganization and offering, please call the Stock Information Center at (844) 661-4103. The Stock Information Center will be open Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern Time. The Stock Information Center will not be open on bank holidays. Please do not mail stock order forms to Seneca Savings. We encourage subscribers to consider in-person or overnight delivery to increase the likelihood that your order is received before the deadline. Once tendered, an order form cannot be modified or revoked unless the offering is terminated or is extended beyond November 3, 2017, or the number of shares of common stock to be sold is increased to more than 912,525 shares or decreased to less than 586,500 shares. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.

To ensure that eligible account holders, supplemental eligible account holders, and other members are properly identified as to their stock purchase priorities, such parties must list all deposit and loan accounts on the stock order form giving all names on each deposit and loan account and the account numbers at the applicable eligibility date.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Seneca Savings or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed stock order forms for the purchase to be valid. Payment for shares may be made by:

•	personal check, bank check or money order, payable to Seneca Financial Corp.; or

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•	authorization of withdrawal from Seneca Savings deposit account(s), other than checking accounts or individual retirement accounts (“IRAs”).

Appropriate means for designating withdrawals from deposit accounts at Seneca Savings are provided in the stock order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest will remain in the account. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the rate of 0.05% per annum subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Seneca Savings and will earn interest at a rate of 0.05% per annum from the date payment is processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned.

Regulations prohibit Seneca Savings from knowingly lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not pay by wire transfer. You may not submit cash or use a check drawn on a Seneca Savings line of credit. We will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Seneca Financial Corp. You may not designate on your stock order form a direct withdrawal from a Seneca Savings retirement account. See “—Using Retirement Account Funds” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Seneca Savings deposit accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the stock offering, provided there is a loan commitment from either an unrelated financial institution or Seneca Financial Corp. to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering.

Using Retirement Account Funds. If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Seneca Savings’ individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in a Seneca Savings individual retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your Seneca Savings individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. A one-time and/or annual administrative fee may be payable to the independent custodian or trustee. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the September 19, 2017 end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations

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imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Purchased

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the stock offering. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company, subject to any necessary regulatory approval. We expect trading in the stock to begin on the day of completion of the stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

Federal Reserve Board regulations prohibit any person with subscription rights, specifically the eligible account holders, supplemental eligible account holders and other members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on a qualifying deposit or loan account with the same subscription priority as you.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished. Seneca Savings and Seneca Financial Corp. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for shares of common stock pursuant to the plan of reorganization reside. However, no shares of common stock are required to be registered in a state of the United States in which less than ten eligible holders (consisting of eligible account holders, supplemental eligible account holders or other members), who otherwise would be eligible to subscribe for shares under the plan of reorganization reside, or to an eligible holder who resides in a foreign country. We will make reasonable efforts to assist eligible holders who reside in a state where no registration has taken place for such persons to qualify for applicable state securities law exemptions, which would allow such eligible holders to subscribe for shares. However, if no applicable state securities law exemption exists for this transaction, we will not be able to offer shares of our common stock to such subscriber. No payments will be made in lieu of the granting of subscription rights to any person.

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How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the reorganization or offering, please call our Stock Information Center. The telephone number is (844) 661-4103. The Stock Information Center is open for telephone calls Monday through Friday, between 10:00 a.m. and 5:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Material Income Tax Consequences

Consummation of the reorganization is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the reorganization will not be a taxable transaction to Seneca Savings, Seneca Financial Corp., eligible account holders, supplemental eligible account holders and other members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Seneca Savings or Seneca Financial Corp. would prevail in a judicial proceeding.

Seneca Savings and Seneca Financial Corp. have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the reorganization, which includes the following:

1.	The reorganization of Seneca Savings to Seneca Financial MHC will qualify as a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(F).

2.	The transfer by Seneca Savings in mutual form (the “Mutual Association”) of substantially all of its assets and liabilities to Seneca Savings in stock form (the “Stock Association”) qualifies as an exchange under Internal Revenue Code Section 351 and the Mutual Association will recognize no gain or loss upon the transfer of substantially all of its assets and liabilities solely in exchange for the voting common stock of the Stock Association.

3.	The Mutual Association’s holding period in the common stock of the Stock Association received in the reorganization will include the holding period during which the property exchanged was held.

4.	The Mutual Association will recognize no income with respect to its bad debt reserve established under Internal Revenue Code Section 593.

5.	The Stock Association will recognize no gain or loss upon its receipt of property from the Mutual Association in exchange for its stock.

6.	The Stock Association’s basis in the property received from the Mutual Association will be the same as the basis of such property in the hands of the Mutual Association immediately prior to the reorganization.

7.	The Stock Association’s holding period for the property received from the Mutual Association will include the period during which such property was held by the Mutual Association.

8.	The transfer by the Seneca Financial MHC of $1,000 in cash to Seneca Financial Corp. in exchange for common stock of Seneca Financial Corp. qualifies as an exchange under Internal Revenue Code Section 351 and Seneca Financial MHC will recognize no gain or loss upon the transfer.

9.	Seneca Financial Corp. will recognize no gain or loss upon its receipt of $1,000 in cash from Seneca Financial MHC in exchange for 100 shares of its common stock.

10.	Seneca Savings’ members will recognize no gain or loss by reason of the reorganization.

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11.	No gain or loss will be recognized by eligible account holders, supplemental eligible account holders or other members of the Mutual Association on the issuance to them of withdrawable deposit accounts in the Stock Association plus liquidation rights with respect to Seneca Financial MHC, in exchange for their deposit accounts in the Mutual Association or to the other depositors on the issuance to them of withdrawable deposit accounts.

12.	It is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Accordingly, no gain or loss will be recognized by eligible account holders, supplemental eligible account holders or other members upon the distribution to them of the nontransferable subscription rights to purchase shares of stock of Seneca Financial Corp. Gain realized, if any, by the eligible account holders, supplemental eligible account holders and other members on the distribution to them of nontransferable subscription rights to purchase shares of common stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible account holders and supplemental eligible account holders will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.

13.	The basis of the deposit accounts in the Stock Association to be received by the eligible account holders, supplemental eligible account holders and other members of the Mutual Association will be the same as the basis of their deposit accounts in Mutual Association surrendered in exchange therefor. The basis of the interests in the liquidation rights in Seneca Financial MHC to be received by the eligible account holders, supplemental eligible account holders, and other members of the Mutual Association shall be zero.

14.	Seneca Financial MHC and the persons who purchased common stock of Seneca Financial Corp. in the subscription and community offering (“minority stockholders”) will recognize no gain or loss upon the transfer of Stock Association stock and cash, respectively, to Seneca Financial Corp. in exchange for stock in Seneca Financial Corp.

15.	Seneca Financial Corp. will recognize no gain or loss on its receipt of the Stock Association stock and cash in exchange for Seneca Financial Corp. common stock.

16.	Seneca Financial MHC’s basis in the Seneca Financial Corp. common stock received will be the same as its basis in the Stock Association stock transferred.

17.	Seneca Financial MHC’s holding period in Seneca Financial Corp. common stock received will include the period during which it held the Stock Association common stock, provided that the property was a capital asset on the date of the exchange.

18.	Seneca Financial Corp.’s basis in the Stock Association stock received from Seneca Financial MHC will be the same as the basis of such property in the hands of Seneca Financial MHC.

19.	Seneca Financial Corp.’s holding period for the Stock Association stock received from Seneca Financial MHC will include the period during which the property was held by Seneca Financial MHC.

20.	It is more likely than not that the basis of Seneca Financial Corp. common stock to its stockholders will be the purchase price thereof. The holding period of the common stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised.

 We believe that that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Seneca Financial Corp., Seneca Financial MHC, Seneca Savings and persons receiving subscription rights. The tax opinions as to items 12 and 20 above are based on the position that subscription rights to be received by eligible account holders, supplemental eligible account holders and other

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members do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. In addition, in the view of RP Financial, LC. (which is acting as independent appraiser of the value of the shares of Seneca Financial Corp. common stock in connection with the reorganization), the subscription rights do not have any value for the reasons set forth above. RP Financial, LC.’s view is not binding on the Internal Revenue Service. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted are deemed to have an ascertainable value, receipt of these rights could result in taxable gain, in an amount equal to the ascertainable value, to those eligible account holders, supplemental eligible account holders and other members who exercise the subscription rights, and Seneca Financial Corp. and/or the Stock Association could recognize gain on a distribution of the subscription rights. Eligible account holders, supplemental eligible account holders and other members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Seneca Savings, the members of Seneca Savings, Seneca Financial Corp., eligible account holders, supplemental eligible account holders and other members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that Seneca Financial Corp. or Seneca Savings would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Seneca Financial Corp.’s registration statement. An opinion regarding the New York state income tax consequences consistent with the federal tax opinion has been issued by Baker Tilly Virchow Krause, LLP, tax advisors to Seneca Savings and Seneca Financial Corp.

Restrictions on Purchase or Transfer of Our Shares after Reorganization

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an executive officer of Seneca Financial Corp. or Seneca Savings generally may not be sold for a period of one year following the closing of the reorganization, except in the event of the death of the director or executive officer. For restricted shares, our transfer agent will be given notice of restrictions on transfer, and instructions will be issued to the effect that any transfer within this time period of record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Seneca Financial Corp. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the reorganization may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board and the Office of the Comptroller of the Currency. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, or to purchases of our common stock by one or more tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Federal regulations prohibit Seneca Financial Corp. from repurchasing its shares of common stock during the first year following the reorganization unless compelling business reasons exist for such repurchases, or to fund

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management recognition plans that have been ratified by stockholders (with regulatory approval) or tax-qualified employee stock benefit plans.

RESTRICTIONS ON THE ACQUISITION OF SENECA FINANCIAL CORP. AND SENECA SAVINGS

The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Seneca Financial Corp., Seneca Savings or their respective capital stock are described below. Also discussed are certain provisions in Seneca Financial Corp.’s charter and bylaws that may be deemed to affect the ability of a person, firm or entity to acquire Seneca Financial Corp.

Mutual Holding Company Structure

Seneca Financial MHC will own a majority of the outstanding common stock of Seneca Financial Corp. after the offering and, through its board of directors, will be able to exercise voting control over virtually all matters put to a vote of stockholders. For example, Seneca Financial MHC may exercise its voting control to prevent a sale or merger transaction or to defeat a stockholder nominee for election to the board of directors of Seneca Financial Corp. It will not be possible for another entity to acquire Seneca Financial Corp. without the consent of Seneca Financial MHC. Seneca Financial MHC, as long as it remains in the mutual form of organization, will control a majority of the voting stock of Seneca Financial Corp.

Federal Law

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.

Control, as defined under federal law, means ownership, control, or holding with power to vote, of 25% or more of any class of voting stock. Federal regulations establish a rebuttable presumption of control upon ownership, control, or holding with power to vote, of 10% or more of a class of voting stock where (i) the company has registered securities under Section 12 of the Securities Exchange Act of 1934 or (ii) no other person will own control or hold the power to vote a greater percentage of that class of voting securities.

The Federal Reserve Board may deny an acquisition of control if it finds, among other things, that:

•	the acquisition would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•	the acquisition would have an adverse effect on the Deposit Insurance Fund.

For a period of three years following completion of the offering, Federal Reserve Board regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Seneca Financial Corp. or Seneca Savings without the Federal Reserve Board’s prior approval.

Charters and Bylaws of Seneca Financial Corp. and Seneca Savings

The following discussion is a summary of provisions of the charter and bylaws of Seneca Financial Corp. and Seneca Savings that may be deemed to affect the ability of a person, firm or entity to acquire Seneca Financial Corp. The description is necessarily general and qualified by reference to the charter and bylaws.

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Classified Board of Directors. The board of directors of Seneca Financial Corp. is required by the charter and bylaws to be divided into three staggered classes that are as equal in size as is possible. Each year one class will be elected by stockholders of Seneca Financial Corp. for a three-year term. A classified board promotes continuity and stability of management of Seneca Financial Corp., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

Authorized but Unissued Shares of Capital Stock. Following the offering, Seneca Financial Corp. will have authorized but unissued shares of preferred stock and common stock. See “Description of Capital Stock of Seneca Financial Corp.” Although these shares could be used by the board of directors of Seneca Financial Corp. to make it more difficult or to discourage an attempt to obtain control of Seneca Financial Corp. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes since Seneca Financial MHC will own a majority of the common stock for so long as we remain in the mutual holding company structure.

How Shares are Voted. Seneca Financial Corp.’s charter provides that there will not be cumulative voting by stockholders for the election of Seneca Financial Corp.’s directors. No cumulative voting rights means that Seneca Financial MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Seneca Financial Corp. to be elected at that meeting. This could prevent minority stockholder representation on Seneca Financial Corp.’s board of directors.

Restrictions on Acquisitions of Shares. A section in Seneca Financial Corp.’s charter provides that for a period of five years from the closing of the offering, no person, other than Seneca Financial MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Seneca Financial Corp. held by persons other than Seneca Financial MHC, and that any shares acquired in excess of this limit will not be entitled to be voted and will not be counted as voting stock in connection with any matters submitted to the stockholders for a vote. Seneca Savings’ charter will contain a similar provision, except the ownership restriction will apply to persons other than Seneca Financial MHC and Seneca Financial Corp.

Procedures for Stockholder Nominations and Proposals for New Business. Seneca Financial Corp.’s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Seneca Financial Corp. at least five days before the date of the annual meeting. Management believes that it is in the best interests of Seneca Financial Corp. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Limitations on Calling Special Meetings of Stockholders. Seneca Financial Corp.’s charter provides that special meetings of our stockholders may be called by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of our outstanding shares of voting stock.

Purpose and Anti-Takeover Effects of Seneca Financial Corp.’s Charter and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the stock offering. We believe these provisions are in the best interests of Seneca Financial Corp. and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Seneca Financial Corp. and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Seneca Financial Corp. and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction

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at a price reflective of the true value of Seneca Financial Corp. and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Seneca Financial Corp.’s charter and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. We believe, however, that the potential benefits outweigh the possible disadvantages.

Benefit Plans

In addition to the provisions of Seneca Financial Corp.’s charter and bylaws described above, benefit plans of Seneca Financial Corp. and Seneca Savings that may authorize the issuance of equity to its board of directors, officers and employees adopted in connection with or following the offering contain or may contain provisions which also may discourage hostile takeover attempts which the board of directors of Seneca Savings might conclude are not in the best interests of Seneca Financial Corp. and Seneca Savings or Seneca Financial Corp.’s stockholders.

DESCRIPTION OF CAPITAL STOCK OF SENECA FINANCIAL CORP.

General

Seneca Financial Corp. is authorized to issue 19,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of serial preferred stock, par value of $0.01 per share. Each share of Seneca Financial Corp.’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan or reorganization and stock issuance plan, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of the features of Seneca Financial Corp.’s capital stock that are deemed material to an investment decision with respect to the offering. The common stock of Seneca Financial Corp. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Seneca Financial Corp. currently expects that it will have a maximum of up to 1,983,750 shares of common stock outstanding after the offering, of which up to 912,525 shares will be held by persons other than Seneca Financial MHC. Our board of directors can, without stockholder approval, issue additional shares of common stock, although Seneca Financial MHC, so long as it is in existence, must own a majority of Seneca Financial Corp.’s outstanding shares of common stock. Seneca Financial Corp.’s issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Seneca Financial Corp. has no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.

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Common Stock

Distributions. Seneca Financial Corp. can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of common stock of Seneca Financial Corp. will be entitled to receive and share equally in such dividends as may be declared by the board of directors of Seneca Financial Corp. out of funds legally available therefor. Dividends from Seneca Financial Corp. will depend, in large part, upon receipt of dividends from Seneca Savings, because Seneca Financial Corp. initially will have no source of income other than dividends from Seneca Savings, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments with respect to Seneca Financial Corp.’s loan to the employee stock ownership plan. Regulations of the Federal Reserve Board and the Office of the Comptroller of the Currency impose limitations on “capital distributions” by savings institutions.

If Seneca Financial Corp. pays dividends to its stockholders, it would likely pay dividends to Seneca Financial MHC, unless Seneca Financial MHC is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board’s current regulations significantly restrict the ability of mutual holding companies organized after December 1, 2009 to waive dividends declared by their subsidiaries. Accordingly, because dividends would be required to be paid to Seneca Financial MHC along with all other stockholders, the amount of dividends available for all other stockholders would be less than if Seneca Financial MHC were permitted to waive the receipt of dividends.

Pursuant to our charter, Seneca Financial Corp. is authorized to issue preferred stock. If Seneca Financial Corp. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon the effective date of the offering, the holders of common stock of Seneca Financial Corp. will possess exclusive voting rights in Seneca Financial Corp. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Seneca Financial Corp. issues preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation. In the event of any liquidation, dissolution or winding up of Seneca Savings, Seneca Financial Corp., as holder of Seneca Savings’ capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Seneca Savings, including all deposit accounts and accrued interest thereon, all assets of Seneca Savings available for distribution. In the event of liquidation, dissolution or winding up of Seneca Financial Corp., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Seneca Financial Corp. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Rights to Buy Additional Shares. Holders of the common stock of Seneca Financial Corp. will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if Seneca Financial Corp. issues more shares in the future. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Seneca Financial Corp.’s authorized preferred stock will be issued in the offering. Such stock may be issued with such preferences and designations as our board of directors may from time to time determine. Our board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Seneca Financial Corp. has no present plans to issue preferred stock.

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TRANSFER AGENT AND REGISTRAR

American Stock Transfer & Trust Company, LLC, Brooklyn, New York, will act as the transfer agent and registrar for the common stock.

LEGAL AND TAX MATTERS

The legality of the common stock and the federal income tax consequences of the reorganization and offering have been passed upon for Seneca Savings and Seneca Financial Corp. by the firm of Luse Gorman, PC, Washington, D.C. The New York state income tax consequences of the reorganization and offering have been passed upon for Seneca Savings and Seneca Financial Corp. by Baker Tilly Virchow Krause, LLP, Pittsburgh, Pennsylvania. Luse Gorman, PC and Baker Tilly Virchow Krause, LLP have consented to the references in this prospectus to their opinions. Certain legal matters regarding the reorganization and offering will be passed upon for Raymond James by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

EXPERTS

The financial statements of Seneca Savings as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus and registration statement in reliance upon such report of such firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication in this prospectus of the summary of its report to Seneca Savings and Seneca Financial Corp. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the reorganization and offering and its letter with respect to subscription rights.

WHERE YOU CAN FIND MORE INFORMATION

Seneca Financial Corp. has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. This information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549 and copies of the material can be obtained from the Securities and Exchange Commission at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission’s website on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

Seneca Financial Corp. and Seneca Savings have filed applications with the Federal Reserve Board, the Office of the Comptroller of the Currency and the FDIC with respect to the reorganization and offering. Pursuant to the rules and regulations of the Federal Reserve Board, this prospectus omits certain information contained in such applications. To obtain a copy of non-confidential portions of the applications filed with the Federal Reserve Board, the Office of the Comptroller of the Currency and the FDIC, you may contact William Wisser, Vice President of the Federal Reserve Bank of Philadelphia, at (215) 574-7267, the Northeastern District Office of the Office of the Comptroller of the Currency located at 340 Madison Avenue, Fifth Floor, New York, New York 10173, and the New York Regional Office of the FDIC located at 350 Fifth Avenue, Suite 1200 New York, New York 10118.

A copy of the charter and bylaws of Seneca Financial Corp. is available without charge from Seneca Savings.

137

REGISTRATION REQUIREMENTS

In connection with the offering, Seneca Financial Corp. will register its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934. Upon this registration, Seneca Financial Corp. and the holders of its shares of common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of reorganization, Seneca Financial Corp. has undertaken that it will not terminate this registration for a period of at least three years following the reorganization.

138

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
SENECA FEDERAL SAVINGS AND LOAN ASSOCIATION

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Statements of Financial Condition at March 31, 2017 (unaudited), December 31, 2016 and 2015	F-3

Consolidated Statements of Income for the three months ended March 31, 2017 and 2016 (unaudited) and the years ended December 31, 2016 and 2015	F-4

Consolidated Statements of Comprehensive Income (Loss) for the three months ended March 31, 2017 and 2016 (unaudited) and for the years ended December 31, 2016 and 2015	F-5

Consolidated Statements of Equity for the three months ended March 31, 2017 (unaudited) and for the years ended December 31, 2016 and 2015	F-6

Consolidated Statements of Cash Flows for the three months ended March 31, 2017 and 2016 (unaudited) and for the years ended December 31, 2016 and 2015	F-7

Notes to Consolidated Financial Statements	F-8

* * *

Separate financial statements for Seneca Financial Corp. have not been included in this prospectus because Seneca Financial Corp. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors of

Seneca Federal Savings and Loan Association and Subsidiary

Baldwinsville, New York

We have audited the accompanying consolidated statements of financial condition of Seneca Federal Savings and Loan Association and Subsidiary (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of income, comprehensive income (loss), equity and cash flows for each of the years in the two-year period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Seneca Federal Savings and Loan Association and Subsidiary as of December 31, 2016 and 2015 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

Pittsburgh, Pennsylvania

June 14, 2017

F-2

SENECA FEDERAL SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands)

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
ASSETS

Cash and due from banks	$5,784	$1,762	$4,045
Securities, available-for-sale	19,090	19,450	22,664
Loans, net of allowance for loan losses of $1,085, $1,170 and $1,218	134,424	132,364	105,257
Federal Home Loan Bank of New York stock, at cost	1,833	2,090	1,247
Interest receivable	604	630	634
Premises and equipment, net	2,016	2,050	2,313
Bank owned life insurance	2,158	2,141	-
Other assets	1,416	924	1,199
Total assets	$167,325	$161,411	$137,359

LIABILITIES AND EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$10,860	$12,393	$12,303
Interest bearing	121,478	107,149	96,369
Total Deposits	132,338	119,542	108,672

Federal Home Loan Bank advances	21,000	28,000	15,500
Advances from borrowers for taxes and insurance	1,586	2,008	1,673
Pension liability	249	249	617
Other liabilities	1,167	832	801

Total liabilities	156,340	150,631	127,263

EQUITY
Retained earnings	13,731	13,567	13,040
Accumulated other comprehensive loss	(2,746)	(2,787)	(2,944)

Total equity	10,985	10,780	10,096

Total liabilities and equity	$167,325	$161,411	$137,359

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SENECA FEDERAL SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2017	2016	2016	2015
	(Unaudited)

INTEREST INCOME
Loans, including fees	$1,498	$1,269	$5,457	$4,525
Securities	120	127	382	639
Other	3	1	5	3
Total interest income	1,621	1,397	5,844	5,167
INTEREST EXPENSE
Deposits	200	144	673	441
Advances and borrowings	104	67	319	240
Total interest expense	304	211	992	681
Net interest income	1,317	1,186	4,852	4,486
PROVISION FOR LOAN LOSSES	40	13	247	8
Net interest income after provision for loan losses	1,277	1,173	4,605	4,478
NON-INTEREST INCOME
Service fees	44	20	113	72
Income from financial services	37	92	176	436
Fee income	24	21	81	73
Earnings on bank-owned life insurance	17	-	41	-
Net gains on sale of residential mortgage loans	18	15	105	91
Net gains on sales of available-for-sale securities	1	7	96	48
Gain (loss) on sale of fixed assets	-	-	158	(3)
Gain on sale of foreclosed real estate	3	-	23	-
Other	-	-	1	6
Total non-interest income	144	155	794	723
NON-INTEREST EXPENSE
Compensation and employee benefits	651	685	2,760	2,556
Core processing	150	136	544	502
Premises and equipment	106	115	450	424
Professional fees	97	37	199	151
Postage & Office Supplies	28	41	155	152
FDIC premiums	25	35	119	173
Advertising	29	17	66	152
Mortgage recording tax	15	19	84	218
Other	116	105	431	455
Total non-interest expenses	1,217	1,190	4,808	4,783
Income before provision for income taxes	204	138	591	418
PROVISION FOR INCOME TAXES	40	47	64	22
Net income	$164	$91	$527	$396

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SENECA FEDERAL SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2017	2016	2016	2015
	(Unaudited)

NET INCOME	$164	$91	$527	$396

OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX
Unrealized gains (losses) on available-for-sale securities:
Unrealized holding (losses) gains arising during period	63	216	(233)	124
Reclassification adjustment for net gains included in net income	(1)	(7)	(96)	(48)

Net unrealized gains (losses) on available-for-sale securities	62	209	(329)	76

Defined benefit pension plan:
Net gains (losses) arising during the period	-	-	337	(2,948)
Reclassification of amortization of net losses recognized in net periodic pension cost	-	-	237	175

Net changes in defined benefit pension plan	-	-	574	(2,773)

OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX	62	209	245	(2,697)

Tax effect	21	83	88	(831)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	41	126	157	(1,866)

TOTAL COMPREHENSIVE INCOME (LOSS)	$205	$217	$684	$(1,470)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SENECA FEDERAL SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2017 (UNAUDITED) AND YEARS ENDED

DECEMBER 31, 2016 AND 2015

(Dollars in thousands)

		Accumulated
		Other
	Retained	Comprehensive	Total
	Earnings	Income (Loss)	Equity

BALANCE, DECEMBER 31, 2014	$12,644	$(1,078)	$11,566

Net income	396	-	396
Other comprehensive loss	-	(1,866)	(1,866)

BALANCE, DECEMBER 31, 2015	13,040	(2,944)	10,096

Net income	527	-	527
Other comprehensive income	-	157	157

BALANCE, DECEMBER 31, 2016	$13,567	$(2,787)	$10,780

Net income	164	-	164
Other comprehensive income	-	41	41

BALANCE, MARCH 31, 2017	$13,731	$(2,746)	$10,985

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SENECA FEDERAL SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2017	2016	2016	2015
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$164	$91	$527	$396
Adjustments to reconcile net income to net cash flow
from operating activities:
Depreciation and amortization	39	39	159	155
Provision for loan losses	40	13	247	8
Net amortization of premiums and discounts on securities	69	72	365	418
Gain on sale of residential mortgage loans	(18)	(15)	(105)	(91)
Proceeds from sale of residential mortgage loans held for sale	1,202	1,225	6,669	5,888
Origination of residential mortgage loans held for sale	(1,184)	(1,210)	(6,564)	(5,797)
Gain on sale of foreclosed assets	(3)	-	(23)	-
Gain on sale of available-for-sale securities	(1)	(7)	(96)	(48)
(Gain) loss on disposal of equipment	-	-	(158)	3
Amortization of deferred loan fees	4	-	15	-
Earnings on investment in bank owned life insurance	(17)	-	(41)	-
Decrease (Increase) in accrued interest receivable	26	62	4	(82)
(Increase) Decrease in other assets	(492)	(16)	275	(378)
(Decrease) Increase in pension liability	-	-	(368)	2,864
Increase (Decrease) in other liabilities	60	61	31	(101)
Net cash flow (used in) provided by operating activities	(111)	315	937	3,235
CASH FLOWS FROM INVESTING ACTIVITIES:
Activity in securities available-for-sale
Proceeds from calls and maturities	825	2,250	6,395	7,354
Proceeds from sales	1,224	3,965	11,787	17,304
Principal repayments	418	402	2,106	2,155
Purchases	(2,113)	(4,795)	(17,672)	(13,488)
Purchases of Federal Home Loan Bank of New York stock	(237)	(235)	(1,395)	(1,501)
Redemptions of Federal Home Loan Bank of New York stock	494	94	552	1,310
Purchase of bank owned life insurance	-	-	(2,100)	-
Loan originations and principal collections, net	(2,432)	(6,218)	(27,424)	(21,452)
Disposal of fixed assets	-	-	453	-
Proceeds from sales of foreclosed assets	310	-	564	-
Purchases or premises and equipment	(5)	(30)	(191)	(1,217)
Net cash flow used in investing activities	(1,516)	(4,567)	(26,925)	(9,535)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in deposits	12,796	793	10,870	9,220
(Decrease) increase in advances from borrowers for taxes and insurance	(147)	(119)	335	316
Proceeds from long-term advances	3,000	-	-	-
Increase (decrease) in FHLB advances	(10,000)	2,000	12,500	(1,500)
Net cash flow provided by financing activities	5,649	2,674	23,705	8,036
Net change in cash and cash equivalents	4,022	(1,578)	(2,283)	1,736
CASH AND CASH EQUIVALENTS - beginning of year	1,762	4,045	4,045	2,309
CASH AND CASH EQUIVALENTS - end of year	$5,784	$2,467	$1,762	$4,045
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Interest on deposits and borrowed funds	$292	$211	$984	$672
Income taxes	$1	$-	$36	$6
Transfer of loans to other real estate owned	$451	$-	$564	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

SENECA FEDERAL SAVINGS AND LOAN

ASSOCIATION AND SUBSIDIARy

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

1.	THE ORGANIZATION

Seneca Federal Savings and Loan Association (the “Association” or the "Company") maintains its executive offices and main branch in Baldwinsville, New York, with branches in Liverpool and North Syracuse, New York. The Association is a community-oriented savings and loan institution whose business primarily consists of accepting deposits from customers within its market area and investing those funds primarily in residential mortgage loans.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Association has one wholly-owned subsidiary: Seneca Savings Insurance Agency, Inc. dba Financial Quest ("Quest"). Quest offers financial planning and investment advisory services and sells various insurance and investment products through broker networks.

The consolidated financial statements include the accounts of the Association and Quest. All significant intercompany balances and transactions have been eliminated in consolidation. The "Company," as used in the consolidated financial statements, refers to the consolidated group.

Interim Financial Statements

The interim financial statements at March 31, 2017, and for the three months ended March 31, 2017 and 2016 are unaudited and reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2017, are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2017, or any other period.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated statements of financial condition, such items, along with net income, are components of comprehensive income (loss).

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, deferred tax assets, the assumptions used in the actuarial valuation and the estimation of fair values for accounting and disclosure purposes.

The Company is subject to the regulations of various governmental agencies. The Company also undergoes periodic examinations by the regulatory agencies which may subject it to further changes with respect to asset valuations, amounts of required loss allowances, and operating

F-8

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates (Continued)

restrictions resulting from the regulators’ judgements based on information available to them at the time of their examinations.

Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and amounts due from banks and interest-bearing deposits in the Federal Home Loan Bank of New York with original maturities of three months or less.

Securities

The Company classifies investment securities as available-for-sale. The Company does not hold any securities considered to be trading or held to maturity. Available-for-sale securities are reported at fair value, with net unrealized gains and losses reflected as a separate component of stockholders’ equity, net of the applicable income tax effect.

Gains or losses on investment security transactions are based on the amortized cost of the specific securities sold. Premiums and discounts on securities are amortized and accreted into income using the interest method over the period to maturity or earliest call date.

When the fair value of an available-for-sale security is less than its amortized cost basis, an assessment is made at the balance sheet date as to whether other-than-temporary impairment (“OTTI”) is present. The Company considers numerous factors when determining whether potential OTTI exists and the period over which the debt security is expected to recover. The principal factors considered are (1) the length of time and the extent to which the fair value has been less than amortized cost basis, (2) the financial condition of the issuer (and guarantor, if any) and adverse conditions specifically related to the security industry or geographic area, (3) failure of the issuer of the security to make scheduled interest or principal payments, (4) any changes to the rating of a security by a rating agency, and (5) the presence of credit enhancements, if any, including the guarantee of the federal government or any of its agencies.

For debt securities, OTTI is considered to have occurred if (1) the Company intends to sell the security, (2) it is more likely than not the Company will be required to sell the security before recovery of its amortized cost basis, or (3) if the present value of expected cash flows is not sufficient to recover the entire amortized cost basis or carrying value.

For debt securities, credit-related OTTI is recognized in earnings while noncredit-related OTTI on securities not expected to be sold is recognized in other comprehensive income (loss). Credit-related OTTI is measured as the difference between the present value of an impaired security’s expected cash flows and its amortized cost basis or carrying value. Noncredit-related OTTI is measured as the difference between the fair value of the security and its amortized cost, or carrying value, less any credit-related losses recognized. For securities classified as held-to-maturity, the amount of OTTI recognized in other comprehensive income (loss) is accreted to the credit-adjusted expected cash flow amounts of the securities over future periods.

Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the accompanying financial statements.

F-9

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Home Loan Bank of New York Stock

Federal law requires a member institution of the Federal Home Loan Bank System to hold stock of its district Federal Home Loan Bank (“FHLB”) according to a predetermined formula. This restricted stock is carried at cost.

Management’s determination of whether this investment is impaired is based on their assessment of the ultimate recoverability of its cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB.

Loans

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by residential mortgage loans in Onondaga County located in Upstate New York. The ability of the Company's debtors to honor their contracts is dependent upon the real estate market and general economic conditions in these areas.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their unpaid principal balances, less the allowance for loan losses and net deferred fees or costs on originated loans. Interest income is generally recognized when income is earned using the interest method. Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized over the life of the loan using the interest method, resulting in a constant effective yield over the loan term. Deferred fees are recognized in income and deferred costs are charged to income immediately upon prepayment of the related loan.

The loans receivable portfolio is segmented into mortgage loans on real estate, commercial and industrial loans, and consumer loans. The mortgage loans on real estate segment consists of the following classes of loans: one-to-four family first-lien residential mortgages, residential construction, home equity loans and lines of credit, and commercial loans. Consumer loans includes home equity lines of credit on real estate, loans with junior liens and other consumer loans.

Mortgage loans on real estate:

· One- to four-family first-lien residential– are loans secured by first lien collateral on residential real estate primarily held in the Western New York region. These loans can be affected by economic conditions and the value of underlying properties. Western New York’s housing market has consistently demonstrated stability in home prices despite economic conditions. Furthermore, the Company has conservative underwriting standards and its residential lending policies and procedures ensure that its one- to four-family residential mortgage loans generally conform to secondary market guidelines.

· Home equity loans and lines of credit - are loans or lines of credit secured by first or second liens on owner-occupied residential real estate primarily held in the Western New York region. These loans can also be affected by economic conditions and the values of underlying properties.

F-10

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

Home equity loans may have increased risk of loss if the Company does not hold the first mortgage resulting in the Company being in a secondary position in the event of collateral liquidation. The Company does not originate interest only home equity loans.

· Commercial – are loans used to finance the purchase of real property, which generally consists of developed real estate that is held as first lien collateral for the loan. These loans are secured by real estate properties that are primarily held in the Western New York region. Commercial real estate lending involves additional risks compared with one- to four-family residential lending, because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, and/or the collateral value of the commercial real estate securing the loan, and repayment of such loans may be subject to adverse conditions in the real estate market or economic conditions to a greater extent than one- to four-family residential mortgage loans. Also, commercial real estate loans typically involve relatively large loan balances to single borrowers or groups of related borrowers. Accordingly, the nature of these types of loans make them more difficult for the Company to monitor and evaluate.

· Residential Construction – are loans to finance the construction of either one- to four-family owner occupied homes or commercial real estate. At the end of the construction period, the loan automatically converts to either a one- to four-family or commercial mortgage, as applicable. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion compared to the actual cost of construction. The Company limits its risk during construction as disbursements are not made until the required work for each advance has been completed and an updated lien search is performed. The completion of the construction progress is verified by a Company loan officer or inspections performed by an independent appraisal firm. Construction delays may also impair the borrower’s ability to repay the loan.

· Commercial and industrial loans – Includes business installment loans, lines of credit, and other commercial loans. Most of our commercial loans have fixed interest rates, and are for terms generally not in excess of 5 years. Whenever possible, we collateralize these loans with a lien on business assets and equipment and require the personal guarantees from principals of the borrower. Commercial loans generally involve a higher degree of credit risk because the collateral underlying the loans may be in the form of intangible assets and/or inventory subject to market obsolescence. Commercial loans can also involve relatively large loan balances to a single borrower or groups of related borrowers, with the repayment of such loans typically dependent on the successful operation of the commercial business and the income stream of the borrower. Such risks can be significantly affected by economic conditions. Although commercial loans may be collateralized by equipment or other business assets, the liquidation of collateral in the event of a borrower default may be an insufficient source of repayment because the equipment or other business assets may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial loan depends primarily on the credit worthiness of the borrowers (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

F-11

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

· Consumer loans – Consist of loans secured by collateral such as an automobile or a deposit account, unsecured loans, and lines of credit. Consumer loans tend to have a higher credit risk due to the loans being either unsecured or secured by rapidly depreciable assets. Furthermore, consumer loan payments are dependent on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan in the consolidated statements of income.

Allowance for Loan Losses

The allowance for loan losses represents management's estimate of losses inherent in the loan portfolio as of the date of the statement of condition and it is recorded as a reduction of loans. The allowance is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Non-residential consumer loans are generally charged off no later than 180 days past due on a contractual basis, unless productive collection efforts are providing results. Consumer loans may be charged off earlier in the event of bankruptcy, or if there is an amount that is deemed uncollectible. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan and the entire allowance is available to absorb all loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified impaired, an allowance is established when the discounted cash flows or collateral value of the impaired loan are lower than the carrying value of that loan.

F-12

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The general component covers pools of loans, by loan class, including commercial loans not considered impaired, as well as smaller balance homogenous loans, such as residential real estate, home equity and other consumer loans. These pools of loans are evaluated for loss exposure based on historical loss rates for each of these categories of loans, which are adjusted for qualitative factors. The qualitative factors include:

•	Lending policies and procedures, including underwriting standards and collection, charge-off and recovery practices

•	National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans

•	Nature and volume of the portfolio and terms of the loans

•	Experience, ability and depth of the lending management and staff

•	Volume and severity of past due, classified, and non-accrual loans, as well as other loan modifications

•	Quality of the Company's loan review system and the degree of oversight by the Company's Board of Directors

Each factor is assigned a value to reflect improving, stable or declining conditions based on management's best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss analysis and calculation.

An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and shortfalls on a case-by case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length and reason for the delay, the borrower's prior payment record and the amount of shortfall in relation to what is owed. Impairment is measured by either the present value of the expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral if the loan is collateral dependent.

F-13

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

An allowance for loan loss is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all the Company's impaired loans are measured based on the estimated fair value of the loan's collateral.

For loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal, and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is the estimated fair value. The discounts also include estimated costs to sell the property.

For commercial and industrial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower's financial statements, inventory reports, account receivable aging or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual residential mortgage loans, home equity and other consumer loans for impairment disclosures, unless such loans are related to borrowers with impaired commercial loans or they are the subject to a troubled debt restructuring agreement.

Loans whose terms are modified are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in the interest rate or an extension of a loan's stated maturity date. Loans classified as troubled debt restructurings are designated as impaired and evaluated as discussed above.

The allowance estimation methodology includes further segregation of loan classes into risk rating categories. The borrower's overall financial condition, repayment sources, guarantors, and value of the collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise on all loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. See Note 5 for a description of these regulatory classifications.

In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management's comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

F-14

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Recognition on Impaired and Nonaccrual Loans

For residential and commercial classes of loans receivable, the accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan may be currently performing. For other loan classes of loans receivable, the accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan may be currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on non-accrual status, unpaid interest is reversed and charged to interest income. Interest received on non-accrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management's judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period and the ultimate collectability of the total contractual principal and interest is no longer in doubt. Nonaccrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification.

For non-accrual loans, when future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a non-accrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

Foreclosed Real Estate

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated selling costs at the date of foreclosure. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new basis or fair value less any costs to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to earnings, if necessary, to reduce the carrying value of the property to the lower of its cost or fair value less cost to sell. Foreclosed real estate at March 31, 2017 was $130,000 and $23,000 at December 31, 2016. There was no foreclosed real estate at December 31, 2015. The Company had residential real estate loans in the process of foreclosure of $318,000 at March 31, 2017 and $217,000 and $556,000 at December 31, 2016 and 2015, respectively.

Premises and Equipment

Land is carried at cost. Land improvements, buildings and building improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are generally seven to 39 years for buildings and building improvements and three to 10 years for furniture, fixtures, and equipment.

F-15

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income taxes are provided for the tax effects of certain transactions reported in the consolidated financial statements. Income taxes consist of taxes currently due plus deferred taxes related primarily to temporary differences between the financial reporting and income tax basis of the allowance for loan losses, premises and equipment, certain state tax credits, and deferred loan origination costs. The deferred tax assets and liabilities represent the future tax return consequences of the temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company’s Federal and New York State tax returns, constituting the returns of the major taxing jurisdictions, are subject to examination by the authorities for 2013, 2014 and 2015 as prescribed by applicable statute. No waivers have been executed that would extend the period subject to examination beyond the period prescribed by statute.

Advertising

The Company charges the costs associated with advertising to expense as incurred. Advertising expenses charged to operations for the periods ended March 31, 2017 and 2016 was $28,270 and $16,955, respectively, and for the years ended December 31, 2016 and 2015 was $65,710 and $152,003, respectively.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial lines of credit. Such financial instruments are recorded when they are funded. The Company does not engage in the use of derivative financial instruments.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Revenue Recognition

The Company recognizes revenue in the consolidated statements of income as it is earned and when collectability is reasonably assured. The primary source of revenue is interest income from interest earning assets, which is recognized on the accrual basis of accounting using the effective interest method. The recognition of revenues from interest earning assets is based upon formulas from underlying loan agreements, securities contracts, or other similar contracts. Non-interest income is recognized on the accrual basis of accounting as services are provided or as transactions occur. Non-interest income includes earnings on bank-owned life insurance, fees from brokerage and advisory service, deposit accounts, merchant services, ATM and debit card fees, mortgage banking activities, and other miscellaneous services and transactions.

F-16

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Group Concentrations of Credit Risk

Most of the Company's activities are with customers located primarily in Onondaga County of New York State. A large portion of the Company's portfolio is centered in residential and commercial real estate. The Company closely monitors real estate collateral values and requires additional reviews of commercial real estate appraisals by a qualified third party for commercial real estate loans more than $249,999. All residential loan appraisals are reviewed by an individual or third party who is independent of the loan origination or approval process and was not involved in the approval of appraisers or selection of the appraiser for the transaction, and has no direct or indirect interest, financial or otherwise in the property or the transaction. Note 3 discusses the types of securities that the Company invests in. Note 4 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Bank-owned life insurance

The Company invests in bank-owned life insurance (BOLI) as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner and beneficiary of the life insurance policies, and as such, the investment is carried at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies is included in noninterest income in the consolidated statements of income. The BOLI policies are an asset that can be liquidated, if necessary, with associated tax costs. However, the Company intends to hold these policies and, accordingly, has not provided for deferred income taxes on the earnings from the increases in cash surrender value.

Pension and Postretirement Plans

The Company sponsors qualified defined benefit pension plan and supplemental executive retirement plan (SERP). The qualified defined benefit pension plan is funded with trust assets invested in a diversified portfolio of debt and equity securities. Accounting for pensions and other postretirement benefits involves estimating the cost of benefits to be provided well into the future and attributing that cost over the time period each employee works. To accomplish this, we make extensive use of assumptions about inflation, investment returns, mortality, turnover, and discount rates. The Company has established a process by which management reviews and selects these assumptions annually.  Among other factors, changes in interest rates, investment returns and the market value of plan assets can (i) affect the level of plan funding; (ii) cause volatility in the net periodic pension cost; and (iii) increase our future contribution requirements. A significant decrease in investment returns or the market value of plan assets or a significant decrease in interest rates could increase our net periodic pension costs and adversely affect our results of operations. A significant increase in our contribution requirements with respect to our qualified defined benefit pension plan could have an adverse impact on our cash flow.  Changes in the key actuarial assumptions would impact net periodic benefit expense and the projected benefit obligation for our defined benefit and other postretirement benefit plan.  See Note 10, “Employee Benefit Plans,” for information on these plans and the assumptions used.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to December 31, 2016 and through the date the consolidated financial statements are being issued for items that should potentially be recognized or disclosed in these consolidated financial statements.

F-17

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

In March 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-08, Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The amended guidance shortens the amortization period for the premium paid on some classes of callable debt to the earliest call date instead of the bond’s maturity. The amendment more closely aligns the interest income recorded on bonds held at a premium or a discount with the economics of the underlying instrument. Public companies will have to begin applying the revisions to FASB ASC 310-20, Receivables – Nonrefundable Fees and Other Costs, and the related amendments in their first fiscal years that start after December 15, 2018. The changes will have to be used for the quarterly reports for those years. The FASB issued the amendment in response to the concerns that were brought to it about the requirements in ASC 310-20 that sometimes forced bondholders to record a loss once a bond was called by its issuer. The amended guidance largely affects municipal bonds but also could affect the accounting treatment of some callable corporate debt.

For PBEs that are U.S. Securities and Exchange Commission (SEC) filers, such as the Company, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. An entity will apply the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The provisions of this new accounting standard are complex and will require substantial analysis prior to the ASU’s implementation. The Company’s management is currently in the process of evaluating the impact that this standard will have on its consolidated financial statements, however, management does not expect the adoption of this ASU to have a material impact on its consolidated financial statements and results of operations.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 requires credit losses on most financial assets measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (“CECL”) model). Under the CECL model entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments, but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exits) from the date of initial recognition of that instrument. Further, ASU 2016-13 made certain targeted amendments to the existing impairment model for available for sale (“AFS”) debt securities. For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis.  ASU 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2019 for all public business entities that are U.S. Securities and Exchange Commission (“SEC”) filers. Early application is permitted as of the annual reporting periods beginning after December 15, 2018, including interim periods within those periods. An entity will apply the amendments in this ASU 2016-13 through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. We are currently assessing the potential impact on our consolidated financial statements; however, due to the significant differences in the revised guidance from existing GAAP, the implementation of this guidance may result in material changes in our accounting for credit losses on financial instruments. We are also reviewing the impact of additional disclosures required under ASU 2016-13 on our ongoing financial reporting.

F-18

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements.

Under the new guidance a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend primarily on its classification as a finance or an operating lease (i.e., the classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases under the previous guidance). However, unlike current GAAP, which requires only capital leases to be recognized on the balance sheet, ASU No. 2016-02 will require both operating and finance leases to be recognized on the balance sheet. Additionally, the ASU will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. Lessor accounting will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014.

The amendments in ASU No. 2016-02 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for (1) public business entities, (2) not-for-profit entities that have issued, or are conduit bond obligors for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market, and (3) employee benefit plans that file financial statements with the SEC. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all entities. The Company is currently evaluating the effects of the ASU 2016-02 on its financial statements and disclosures, if any.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The objective of ASU 2014-09 is to align the recognition of revenue with the transfer of promised goods or services provided to customers in an amount that reflects consideration which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 will replace most existing revenue recognition guidelines under GAAP when it becomes effective. In August 2015, the FASB issued an amendment (ASU 2015-14) which defers the effective date of this new guidance by one year. More detailed implementation guidance on ASU 2014-09 was issued in March 2016 (ASU 2016-08), April 2016 (ASU 2016-10) and May 2016 (ASU 2016-12), and the effective date and transition requirements for these ASUs are the same as the effective date and transition requirements of ASU 2014-09. The amendments in ASU 2014-09 are effective for public business entities for annual periods, beginning after December 15, 2017. The guidance allows an entity to apply the new standard either retrospectively or through a cumulative effect adjustment as of January 1, 2018. ASU 2014-09 does not apply to revenue associated with financial instruments, including loans, securities, and derivatives, that are accounted for under other U.S. GAAP guidance. For that reason, we do not expect it to have a material impact on our consolidated results of operations for elements of the statement of income associated with financial instruments, including securities gains, interest income and

F-19

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

interest expense. However, we do believe the new standard will result in new disclosure requirements. We are currently in the process of reviewing contracts to assess the impact of the new guidance on our service offerings, that are in the scope of the guidance, and included in non-interest income such as service charges, payment processing fees, and other services fees. The Company is continuing to evaluate the effect of the new guidance on revenue sources other than financial instruments on our financial position and consolidated results of operations.

3.	Securities

The amortized cost and fair values of securities, with gross unrealized gains and losses are as follows:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	(In Thousands of Dollars)
Available-for-sale Securities:

March 31, 2017 (Unaudited):
Municipal securities	$8,812	$-	$(252)	$8,560
Mortgage-backed securities and collateralized mortgage obligations	9,556	6	(114)	9,448
US government and agency obligations	272	-	(3)	269
Corporate securities	801	12	-	813
	$19,441	$18	$(369)	$19,090

December 31, 2016:
Municipal securities	$10,903	$1	$(312)	$10,592
Mortgage-backed securities and collateralized mortgage obligations	7,839	6	(109)	7,736
US government and agency obligations	320	-	(5)	315
Corporate securities	802	5	-	807
	$19,864	$12	$(426)	$19,450

December 31, 2015:
Municipal securities	$9,649	$32	$(59)	$9,622
Mortgage-backed securities and collateralized mortgage obligations	8,133	44	(51)	8,126
US government and agency obligations	4,432	-	(46)	4,386
Corporate securities	534	-	(4)	530
	$22,748	$76	$(160)	$22,664

F-20

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

3.	Securities (Continued)

Mortgage backed securities and collateralized mortgage obligations consist of securities that are issued by Fannie Mae (“FNMA”), Freddie Mac (“FHLMC”), Ginnie Mae (“GNMA”), Small Business Administration (“SBIC”) and are collateralized by residential mortgages. U.S. Government and agency obligations include notes and bonds with both fixed and variable rates. Municipal securities consist of government obligation and revenue bonds. Corporate securities consist of fixed and variable rate bonds with large financial institutions.

Investment securities with carrying amounts of $8,634,365 and $7,022,571 and $11,061,873 were pledged to secure deposits and for other purposes required or permitted by law for the periods ended March 31, 2017 and December 31, 2016 and 2015, respectively.

The amortized cost and fair value of debt securities based on the contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	March 31, 2017
	(Unaudited)		December 31, 2016

	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands of Dollars)
Due in one year or less	$-	$-	$575	$575
Due after one year through five years	1,358	1,332	861	857
Due after five years through ten years	4,761	4,687	5,928	5,821
Due after ten years	3,766	3,623	4,661	4,461
Mortgage-backed securities and collateralized mortgage obligations	9,556	9,448	7,839	7,736
	$19,441	$19,090	$19,864	$19,450

During the periods ended March 31, 2017 and 2016, the Company sold available-for-sale securities with gross realized gains of $1,140 and $6,849, respectively, and gross realized losses of $118 and $0, respectively. During the years ended December 31, 2016 and 2015, the Company sold available-for-sale securities with gross realized gains of $112,967 and $87,840, respectively, and gross realized losses of $16,521 and $39,465, respectively.

Management has reviewed its loan, mortgage backed securities and collateralized mortgage obligations portfolios and determined that, to the best of its knowledge, little or no exposure exists to sub-prime or other high-risk residential mortgages. The Company is not in the practice of investing in, or originating, these types of investments or loans.

F-21

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

3.	Securities (Continued)

Information pertaining to securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:

	Less than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In Thousands of Dollars)

March 31, 2017 (Unaudited):
Municipal securities	$(252)	$8,560	$-	$-
Mortgage-backed securities and collateralized mortgage obligations	(113)	7,462	(1)	263
US government and agency obligations	(3)	269	-	-
	$(368)	$16,291	$(1)	$263
December 31, 2016:
Municipal securities	$(312)	$9,435	$-	$-
Mortgage-backed securities and collateralized mortgage obligations	(108)	6,073	(1)	290
US government and agency obligations	(5)	315	-	-
	$(425)	$15,823	$(1)	$290
December 31, 2015:
Municipal securities	$(51)	$5,891	$(8)	$1,125
Mortgage-backed securities and collateralized mortgage obligations	(40)	4,597	(11)	962
US government and agency obligations	(40)	4,142	(6)	245
Corporate securities	(4)	531	-	-
	$(135)	$15,161	$(25)	$2,332

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. For the periods ended March 31, 2017 and 2016 and the years ended December 31, 2016 and 2015, the Company did not record an other-than-temporary impairment charge.

At March 31, 2017, one collateralized mortgage obligation was in a continuous loss position for more than twelve months. At March 31, 2017, twenty-four municipal securities, one mortgage-backed security, nine collateralized mortgage obligations and one U.S. government and agency obligation were in a continuous loss position for less than twelve months.

At December 31, 2016, one collateralized mortgage obligation was in a continuous loss position for more than twelve months. At December 31, 2016, twenty-seven municipal securities, one U.S. government and agency obligation and eight collateralized mortgage obligations were in a continuous loss position for less than twelve months.

F-22

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

3.	Securities (Continued)

The mortgage-backed securities and collateralized mortgage obligations were issued by U.S. Government sponsored agencies. All are paying in accordance with their terms with no deferrals of interest or defaults. Because the decline in fair value is attributable to changes in interest rates, not credit quality, and because management does not intend to sell and will not be required to sell these securities prior to recovery or maturity, no declines are deemed to be other-than-temporary.

4.	LOANS

Net loans for the period ended March 31, 2017 and December 31, 2016 and 2015 are as follows:

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Mortgage loans on real estate:
One-to-four family first lien residential	$94,296	$93,443	$75,934
Residential construction	3,451	3,091	2,173
Home equity loans and lines of credit	6,012	5,504	3,223
Commercial	19,826	18,879	14,201

Total mortgage loans on real estate	$123,585	$120,917	$95,531

Commercial and industrial	8,571	9,105	7,388

Consumer loans	2,758	2,907	3,201

Total loans	134,914	132,929	106,120

Allowance for credit losses	(1,085)	(1,170)	(1,218)
Net deferred loan origination costs	595	605	355

Net loans	$134,424	$132,364	$105,257

Loan Origination / Risk Management

The Company has lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis. A reporting system supplements the review process by frequently providing management with reports related to loan production, loan quality, loan delinquencies, non-performing and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations in economic conditions.

F-23

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

Risk Characteristics of Portfolio Segments

The risk characteristics within the loan portfolio vary depending on the loan segment. Consumer loans generally are repaid from personal sources of income. Risks associated with consumer loans primarily include general economic risks such as declines in the local economy creating higher rates of unemployment. Those conditions may also lead to a decline in collateral values should the Company be required to repossess the collateral securing consumer loans. These economic risks also impact the commercial loan segment, however commercial loans are considered to have greater risk than consumer loans as the primary source of repayment is from the cash flow of the business customer. Real estate loans, including residential mortgages, manufactured housing, commercial and home equity loans, comprise approximately 92% of the portfolio at March 31, 2017 and 91% and 90% of the portfolio at December 31, 2016 and 2015, respectively. Loans secured by real estate provide the best collateral protection and thus significantly reduce the inherent risk in the portfolio

Management has reviewed its loan portfolio and determined that, to the best of its knowledge, little or no exposure exists to sub-prime or other high-risk residential mortgages. The Company is not in the practice of originating these types of loans.

Description of Credit Quality Indicators

Real estate, commercial and consumer loans are assigned a "Pass" rating unless the loan has demonstrated signs of weakness as indicated by the ratings below:

•	Special Mention: The relationship is protected but are potentially weak. These assets may constitute an undue and unwarranted credit risk but not to the point of justifying a substandard rating. All loans 60 days past due are classified Special Mention. The loan is not upgraded until it has been current for six consecutive months.

•	Substandard: The relationship is inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledge, if any. Assets so classified have a well-defined weakness or a weakness that jeopardized the liquidation of the debt. All loans 90 days past due are classified Substandard. The loan is not upgraded until it has been current for six consecutive months.

•	Doubtful: The relationship has all the weaknesses inherent in substandard with the added characteristic that the weaknesses make collection based on currently existing facts, conditions, and value, highly questionable or improbable. The possibility of some loss is extremely high.

•	Loss: Loans are considered uncollectible and of such little value that continuance as bankable assets are not warranted. It is not practicable or desirable to defer writing off this basically worthless asset even though partial recovery may be possible in the future.

The risk ratings are evaluated at least annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial, real estate or consumer loans. See further discussion of risk ratings in Note 2.

F-24

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

The following table presents the classes of the loan portfolio, not including net deferred loan costs, summarized by the aggregate pass rating and the classified ratings within the Company's internal risk rating system as of March 31, 2017 and December 31, 2016 and 2015:

	March 31, 2017 (Unaudited)
	(Dollars in thousands)
	Pass	Special Mention	Substandard	Loss	Total
Mortgage loans on real estate:
One-to-four family first lien residential	$94,296	$-	$-	$-	$94,296
Residential construction	3,451	-	-	-	3,451
Home equity loans and lines of credit	6,012	-	-	-	6,012
Commercial	19,255	-	571	-	19,826
Total mortgage loans on real estate	123,014	-	571	-	123,585
Commercial and industrial	7,941	364	266		8,571
Consumer loans	2,758	-	-	-	2,758
Total loans	$133,713	$364	$837	$-	$134,914

	December 31, 2016
	(Dollars in thousands)
	Pass	Special Mention	Substandard	Loss	Total
Mortgage loans on real estate:
One-to-four family first lien residential	$93,443	$-	$-	$-	$93,443
Residential construction	3,091	-	-	-	3,091
Home equity loans and lines of credit	5,504	-	-	-	5,504
Commercial	18,033	-	846	-	18,879
Total mortgage loans on real estate	120,071	-	846	-	120,917
Commercial and industrial	8,296	403	406		9,105
Consumer loans	2,907	-	-	-	2,907
Total loans	$131,274	$403	$1,252	$-	$132,929

	December 31, 2015
	(Dollars in thousands)
	Pass	Special Mention	Substandard	Loss	Total
Mortgage loans on real estate:
One-to-four family first lien residential	$75,934	$-	$-	$-	$75,934
Residential construction	2,173	-	-	-	2,173
Home equity loans and lines of credit	3,223	-	-	-	3,223
Commercial	12,389	1,097	715	-	14,201
Total mortgage loans on real estate	93,719	1,097	715	-	95,531
Commercial and industrial	5,710	722	956		7,388
Consumer loans	3,201	-	-	-	3,201
Total loans	$102,630	$1,819	$1,671	$-	$106,120

F-25

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

Loans are considered past due if the required principal and interest payments have not been received within thirty days of the payment due date. An age analysis of past due loans, segregated by class of loans, are as follows:

	March 31, 2017 (Unaudited)
	(Dollars in thousands)
	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due	Total Past Due	Current	Total Loans Receivable
Mortgage loans on real estate:
One-to-four family first lien residential	$926	$1,081	$929	$2,936	$91,360	$94,296
Residential construction	-	-	-	-	3,451	3,451
Home equity loans and lines of credit	-	-	-	-	6,012	6,012
Commercial	-	-	-	-	19,826	19,826
Total mortgage loans on real estate	926	1,081	929	2,936	120,649	123,585
Commercial and industrial	266	-	-	266	8,305	8,571
Consumer loans	18	-	19	37	2,721	2,758
Total loans	$1,210	$1,081	$948	$3,239	$131,675	$134,914

	December 31, 2016
	(Dollars in thousands)
	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due	Total Past Due	Current	Total Loans Receivable
Mortgage loans on real estate:
One-to-four family first lien residential	$2,154	$439	$1,321	$3,914	$89,529	$93,443
Residential construction	-	-	-	-	3,091	3,091
Home equity loans and lines of credit	-	-	-	-	5,504	5,504
Commercial	577	-	269	846	18,033	18,879
Total mortgage loans on real estate	2,731	439	1,590	4,760	116,157	120,917
Commercial and industrial	110	-	104	214	8,891	9,105
Consumer loans	132	99	19	250	2,657	2,907
Total loans	$2,973	$538	$1,713	$5,224	$127,705	$132,929

	December 31, 2015
	(Dollars in thousands)
	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due	Total Past Due	Current	Total Loans Receivable
Mortgage loans on real estate:
One-to-four family first lien residential	$1,447	$513	$1,214	$3,174	$72,760	$75,934
Residential construction	-	-	-	-	2,173	2,173
Home equity loans and lines of credit	-	-	-	-	3,223	3,223
Commercial	-	-	-	-	14,201	14,201
Total mortgage loans on real estate	1,447	513	1,214	3,174	92,357	95,531
Commercial and industrial	-	239	-	239	7,149	7,388
Consumer loans	21	39	-	60	3,141	3,201
Total loans	$1,468	$791	$1,214	$3,473	$102,647	$106,120

F-26

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

Nonaccrual loans, segregated by class of loan as of March 31, 2017 and December 31, 2016 and 2015 are as follows:

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Mortgage loans on real estate	$929	$1,321	$1,214
Commercial and industrial loans	-	354	640
Consumer loans	19	19	-
Total nonaccrual loans	$948	$1,694	$1,854

At March 31, 2017 and December 31, 2016 and 2015, there were no loans considered to be troubled debt restructurings.

F-27

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

The following table summarizes impaired loans information by portfolio class:

	March 31, 2017 (Unaudited)
	(Dollars in thousands)

	Recorded Investment	Unpaid Principal Balance	Related Allowance
With an allowance recorded:
Mortgage loans on real estate	$-	$-	$-
Commercial and industrial loans	-	-	-
	-	-	-
With no allowance recorded:
Mortgage loans on real estate	929	929	-
Commercial and industrial loans	-	-	-
	929	929	-

Total	$929	$929	$-

	December 31, 2016
	(Dollars in thousands)

	Recorded Investment	Unpaid Principal Balance	Related Allowance
With an allowance recorded:
Mortgage loans on real estate	$183	$183	$41
Commercial and industrial loans	85	340	52
	268	523	93
With no allowance recorded:
Mortgage loans on real estate	970	970	-
Commercial and industrial loans	269	269	-
	1,239	1,239	-

Total	$1,507	$1,762	$93

	December 31, 2015
	(Dollars in thousands)

	Recorded Investment	Unpaid Principal Balance	Related Allowance
With an allowance recorded:
Mortgage loans on real estate	$556	$556	$44
Commercial and industrial loans	241	241	146
	797	797	190
With no allowance recorded:
Mortgage loans on real estate	1,074	1,074	-
Commercial and industrial loans	-	-	-
	1,074	1,074	-

Total	$1,871	$1,871	$190

F-28

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

The following table presents the average recorded investment in impaired loans

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Mortgage loans on real estate	$1,169	$1,391	$1,349
Commercial and industrial loans	325	298	286

Total	$1,494	$1,689	$1,635

The following table presents interest income recognized on impaired loans for the periods ended March 31, 2017 and 2016 and the years ended December 31, 2016 and 2015:

	March 31,	March 31,	December 31,
	2017	2016	2016	2015
	(Unaudited)
	(Dollars in thousands)

Mortgage loans on real estate	$2	$1	$4	$5
Commercial and industrial loans	9	5	39	19

Total	$11	$6	$43	$24

F-29

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

Changes in the allowance for loan losses for the three months ended March 31, 2017 and 2016 are as follows:

	March 31, 2017 (Unaudited)
	(Dollars in thousands)

	Mortgage loans on real estate	Commercial and Industrial Loans	Consumer Loans	Unallocated	Total
Allowance for loan losses:
Beginning balance	$862	$180	$5	$123	$1,170
Charge-offs	(64)	(61)	-	-	(125)
Recoveries	-	-	-	-	-
Provision	65	(29)	(1)	5	40
Ending balance	$863	$90	$4	$128	$1,085

Ending balance:
Related to loans individually evaluated for impairment	-	-	19	-	19
Related to loans collectively evaluated for impairment	844	90	4	128	1,066
Ending balance	$844	$90	$23	$128	$1,085

Loans receivable balance:
Individually evaluated for impairment	-	-	19	-	19
Collectively evaluated for impairment	123,585	8,571	2,739	-	134,895
Ending balance	$123,585	$8,571	$2,758	$-	$134,914

	March 31, 2016 (Unaudited)
	(Dollars in thousands)

	Mortgage loans on real estate	Commercial and Industrial Loans	Consumer Loans	Unallocated	Total
Allowance for loan losses:
Beginning balance	$843	$276	$6	$93	$1,218
Charge-offs	(27)	-	-	-	(27)
Recoveries	-	-	-	-	-
Provision	2	(16)	-	27	13
Ending balance	$818	$260	$6	$120	$1,204

F-30

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

Changes in the allowance for loan losses for the years ended December 31, 2016 and 2015 are as follows:

	December 31, 2016
	(Dollars in thousands)

	Mortgage loans on real estate	Commercial and Industrial Loans	Consumer Loans	Unallocated	Total
Allowance for loan losses:
Beginning balance	$843	$276	$6	$93	$1,218
Charge-offs	(143)	(153)	-	-	(296)
Recoveries	1	-	-	-	1
Provision	161	57	(1)	30	247
Ending balance	$862	$180	$5	$123	$1,170

Ending balance:
Related to loans individually evaluated for impairment	41	51	-	-	92
Related to loans collectively evaluated for impairment	834	119	5	120	1,078
Ending balance	$875	$170	$5	$120	$1,170

Loans receivable balance:
Individually evaluated for impairment	1,153	354	-	-	1,507
Collectively evaluated for impairment	119,764	8,751	2,907	-	131,422
Ending balance	$120,917	$9,105	$2,907	$-	$132,929

	December 31, 2015
	(Dollars in thousands)

	Mortgage loans on real estate	Commercial and Industrial Loans	Consumer Loans	Unallocated	Total
Allowance for loan losses:
Beginning balance	$702	$345	$5	$159	$1,211
Charge-offs	-	-	(1)	-	(1)
Recoveries	-	-	-	-	-
Provision	141	(69)	2	(66)	8
Ending balance	$843	$276	$6	$93	$1,218

Ending balance:
Related to loans individually evaluated for impairment	44	146	-	-	190
Related to loans collectively evaluated for impairment	799	130	6	93	1,028
Ending balance	$843	$276	$6	$93	$1,218

Loans receivable balance:
Individually evaluated for impairment	1,630	241	-	-	1,871
Collectively evaluated for impairment	93,901	7,147	3,201	-	104,249
Ending balance	$95,531	$7,388	$3,201	$-	$106,120

F-31

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

4.	LOANS (Continued)

In the ordinary course of business, the Company makes loans to its directors and officers. All such loans were made on substantially the same terms including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. Loans to directors and officers are listed below and are included in loans on the statement of financial condition.

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Balance, beginning of period	$204	$235	$72
Payments	(7)	(66)	(35)
Proceeds	-	35	198
Balance, end of period	$197	$204	$235

5.	PREMISES AND EQUIPMENT

Premises and equipment at March 31, 2017 and December 31, 2016 and 2015, are summarized as follows:

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Building and building improvements	$2,818	$2,815	$3,337
Furniture, fixture, and equipment	1,399	1,396	1,402

	$4,217	$4,211	$4,739

Accumulated depreciation	(2,201)	(2,161)	(2,426)

Total	$2,016	$2,050	$2,313

Depreciation expense for the periods ended March 31, 2017 and 2016 was $39,473 and $38,965, respectively, and for the years ended December 31, 2016 and 2015 was $159,132 and $155,429, respectively.

F-32

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

5.	PREMISES AND EQUIPMENT (Continued)

At December 31, 2016, the Company was obligated under a non-cancelable operating lease for a postage machine. Prior to June 30, 2016 the Company had a month-to-month lease agreement for office space in Canastota. Rent expense under leases for the periods ended March 31, 2017 and 2016 were $697 and $4,140, respectively, and for the years ended December 31, 2016 and 2015 were $9,673 and $17,183, respectively. Future minimum rental payments under this lease for the next five years and thereafter are as follows (in thousands):

Years ending December 31,
2017	$3
2018	3
2019	2
2020	-
2021	-
Thereafter	-
Total	$8

6.	DEPOSITS

The components of deposits for the period ended at March 31, 2017 and December 31, 2016 and 2015 consist of the following:

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Demand deposit	$10,860	$12,393	$12,303
NOW accounts	12,452	11,063	9,004
Regular savings and demand clubs	23,486	23,319	22,609
Money markets	15,262	15,209	11,230
Certificates of deposit and retirement accounts	70,278	57,558	53,526

	$132,338	$119,542	$108,672

F-33

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

6.	DEPOSITS (Continued)

As of March 31, 2017, and December 31, 2016, certificates of deposit and retirement accounts have scheduled maturities as follows (in thousands):

	March 31,	December 31,
	2017	2016
	(Unaudited)
	(Dollars in thousands)

2017	$23,589	$34,438
2018	32,222	9,802
2019	4,737	4,720
2020	3,457	3,336
2021	6,165	5,262
Thereafter	108	-
	$70,278	$57,558

The aggregate amount of time deposits in denominations of $250,000 or more were $4,956,991 and $3,963,559 at December 31, 2016 and 2015, respectively. Under the Dodd-Frank Act, deposit insurance per account owner is $250,000.

Interest expense on deposits for the periods ended March 31, 2017 and 2016 and the years ended December 31, 2016 and 2015 are as follows:

	March 31,		December 31,
	2017	2016	2016	2015
	(Unaudited)
	(Dollars in thousands)

NOW accounts	$4	$3	$12	$4
Regular savings and demand clubs	3	2	12	12
Money markets	22	17	77	38
Certificates of deposit and retirement accounts	171	122	572	387

	$200	$144	$673	$441

F-34

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

7.	ADVANCES FROM THE FEDERAL HOME LOAN BANK OF NEW YORK

Advances from the Federal Home Loan Bank of New York ("FHLBNY") reflect advances borrowed from the FHLBNY. The FHLBNY charges a substantial prepayment penalty for early payoff of an advance. The unamortized balances on advances at March 31, 2017 and December 31, 2016 and 2015 are summarized as follows:

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Term Advances:

Advanced January 25, 2011 - Due January 26, 2016 - bearing interest at 2.58% fixed rate	$-	$-	$1,000

Advanced March 2, 2011 - Due March 2, 2018 - bearing interest at 3.51% fixed rate	1,000	1,000	1,000

Advanced June 8, 2011 - Due June 8, 2018 - bearing interest at 2.87% fixed rate	1,000	1,000	1,000

Advanced August 4, 2011 - Due August 4, 2017 - bearing interest at 2.21% fixed rate	1,000	1,000	1,000

Advanced December 29, 2014 - Due December 29, 2017 - bearing interest at 1.671% at March 31, 2017, 1.517% at December 31, 2016 and 1.123% at December 31, 2015 adjustable rate	3,000	3,000	3,000

Advanced December 29, 2014 - Due December 30, 2019 - bearing interest at 1.941% at March 31, 2017, 1.787% at December 31, 2016 and 1.393% at December 31, 2015 adjustable rate	3,000	3,000	3,000

Advanced March 30, 2015 - Due April 1, 2019 - bearing interest at 1.64% fixed rate	4,000	4,000	4,000

Advanced June 29, 2015 - Due June 29, 2017 - bearing interest at 1.09% fixed rate	500	500	500

Advanced September 28, 2015 - Due September 28, 2020 - bearing interest at 1.91% fixed rate	1,000	1,000	1,000

Advanced March 29, 2016 - Due March 29, 2021 - bearing interest at 1.81% fixed rate	2,000	2,000	-

Advanced December 9, 2016 - Due December 9, 2020 - bearing interest at 2.10% fixed rate	1,500	1,500	-

Advanced December 29, 2016 - Due January 30, 2017 - bearing interest at 0.78% fixed rate	-	6,000	-

Advanced December 29, 2016 - Due January 30, 2017 - bearing interest at 0.80% fixed rate	-	3,500	-

Advanced December 29, 2016 - Due January 6, 2017 - bearing interest at 0.74% fixed rate	-	500	-

Advanced March 30, 2017 - Due March 30, 2022 - bearing interest at 2.33% fixed rate	3,000	-	-

Total	$21,000	$28,000	$15,500

F-35

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

7.	ADVANCES FROM THE FEDERAL HOME LOAN BANK OF NEW YORK (Continued)

The contractual maturities and weighted average rates of advances from FHLBNY at December 31, 2016 are as follows (dollars in thousands):

2017	$14,500	1.05%
2018	2,000	3.19%
2019	7,000	1.70%
2020	2,500	2.02%
2021	2,000	1.81%
	$28,000	1.50%

The Company has access to FHLBNY advances, under which it can borrow at various terms and interest rates. Residential mortgage loans of $60,298,395 and $48,532,375 at December 31, 2016 and 2015, respectively, and investment securities of $7,022,571 and $11,061,873, respectively, have been pledged by the Company under a blanket collateral agreement to secure the Company's borrowings. The total outstanding indebtedness under borrowing facilities with the FHLBNY cannot exceed the total value of the assets pledged under the blanket collateral agreement.

8.	INCOME TAXES

Income tax expense for the periods ended March 31, and the years ended December 31 is summarized as follows (in thousands):

	March 31,		December 31,
	2017	2016	2016	2015
	(Unaudited)
	(Dollars in thousands)

Current:
Federal	$19	$47	$36	$4
State	-	-	18	4
	19	47	54	8

Deferred:
Federal	21	-	10	14
State	-	-	-	-
	21	-	10	14

Total provision for income taxes	$40	$47	$64	$22

F-36

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

8.	INCOME TAXES (CONTINUED)

The components of the net deferred tax assets, included in other assets in the consolidated statements of financial condition are as follows:

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Deferred tax assets:
Allowance for loan losses	$412	$444	$462
Net operating loss carryforward	144	144	57
Charitable contributions	12	12	10
Retirement plan	118	102	234
Nonaccrual interest	43	47	92
Net unrealized loss on securities available-for-sale	119	140	34
Depreciation	-	-	2
Other	-	-	4
Total deferred tax assets	848	889	895

Deferred tax liabilities:
Deferred loan fees	(159)	(159)	(135)
Depreciation	(28)	(28)	-
Other	(2)	(2)	-
Valuation allowance	(164)	(166)	(126)
Total deferred tax liabilities	(353)	(355)	(261)

Total deferred tax assets (liabilities)	$495	$534	$634

F-37

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

8.	INCOME TAXES (Continued)

Items that give rise to differences between income tax expense included in the statements of income and taxes computed by applying the statutory federal tax at a rate of 34% for the periods below included the following (dollars in thousands):

	Years Ended December 31,
	2016	2015
	(Dollars in thousands)

Computed at the statutory rate	$199	$142
Change in valuation allowance	166	126
State deferred tax liability	(166)	(242)
Nontaxable interest and dividend	(51)	(43)
Income from bank owned life insurance	(14)	-
Mortgage recording tax	(69)	-
Other items	(1)	39
Income tax provision	$64	$22

New York State (NYS) tax law changes were enacted in 2015 that resulted in the Company generating a significant deduction, ultimately putting the Company in a NYS net operation loss position for tax purposes that will persist for the foreseeable future. It is anticipated that mortgage recording tax generated each year will reduce the NYS capital base to the fixed dollar minimum tax. Therefore, in 2015, the Company recorded a valuation allowance against its net New York deferred tax asset as of December 31, 2015 as it is unlikely this deferred tax asset will impact the Company’s New York tax liability in future years, primarily mortgage recording tax credit carryforward. The Company also de-recognized state deferred tax liabilities as a result of NYS law changes.

At March 31, 2017, December 31, 2016 and 2015, the Company had no unrecognized tax benefits recorded. The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease in the next twelve months.

Federal net operating loss carryforwards begin to expire in 2036.

F-38

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

8.	INCOME TAXES (Continued)

As a mutual savings bank, the Company is subject to special provisions in the tax laws regarding its allowable tax bad debt deductions and related tax bad debt reserves. These deductions are determined using methods based on loss experience or percentage of a taxable income. Tax bad debt reserves represent the excess of allowable deductions over actual bad debt losses, and include a defined base-year amount. Deferred tax liabilities are recognized with respect to reserves more than the base-year amount, as well as any portion of the base-year amount that is expected to become taxable (or “recaptured”) in the foreseeable future. Since the Company does not expect to take any actions in the foreseeable future that would require the recapture of any bad debt reserves, no deferred tax liability has been recognized with respect to the Company’s base-year bad debt reserves of $2,188,000 at March 31, 2017 and December 31, 2016 and 2015.

Management has determined that it is not required to establish a valuation allowance against any other deferred tax assets in accordance with accounting principles generally accepted in the United States of America since it is more likely than not that the deferred tax assets will be fully utilized in future periods. In assessing the need for a valuation allowance, management considers the scheduled reversal of the deferred tax liabilities, the level of historical taxable income, and the projected future taxable income over the periods that the temporary differences comprising the deferred tax assets will be deductible.

F-39

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

9.	COMPREHENSIVE INCOME (LOSS)

The balances and changes in the components of accumulated other comprehensive loss, net of tax, are as follows:

	Unrealized	Net	Accumulated
	Losses on	Losses on	Other
	Available for	Pension	Comprehensive
	Sale Securities	Plan	Loss
	(Dollars in thousands)

BALANCE, DECEMBER 31, 2014	$(96)	$(982)	$(1,078)

Other comprehensive income (loss)	45	(1,911)	(1,866)

BALANCE, DECEMBER 31, 2015	(51)	(2,893)	(2,944)

Other comprehensive income (loss)	(222)	379	157

BALANCE, DECEMBER 31, 2016	$(273)	$(2,514)	$(2,787)

Other comprehensive income	41	-	41

BALANCE, MARCH 31, 2017	$(232)	$(2,514)	$(2,746)

F-40

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

9.	COMPREHENSIVE INCOME (LOSS) (Continued)

The amounts of income tax (expense) benefit allocated to each component of other comprehensive income (loss) are as follows:

	Three Months Ended	Years Ended December 31,
	March 31, 2017	2016	2015
	(Unaudited)
	(Dollars in thousands)

Unrealized losses on available-for-sale securities:
Unrealized holding gains (losses) arising during the period	$86	$(75)	$51
Reclassification adjustment for gains (losses) included in net income	(3)	(31)	(20)

Unrealized gains (losses) on available-for-sale securities	$83	(106)	31

Unrealized gain (loss) for pension obligations:
Pension plan net actuarial gains (losses)	-	114	(916)
Amortization of net actuarial losses recognized in net periodic pension cost	-	80	54

Net change in defined benefit pension plan asset	-	194	(862)

	$83	$88	$(831)

F-41

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

9.	COMPREHENSIVE INCOME (LOSS) (Continued)

The following table presents the amounts reclassified out of each component of accumulated other comprehensive loss (AOCL):

	Amount Reclassified from AOCL
	Three Months Ended	Years Ended December 31,		Affected line item in the
	March 31, 2017	2016	2015	Statement of Income
	(Unaudited)
	(Dollars in thousands)

Available-for-sale securities:
Realized gains on sale of securities	$1	$96	$48	Net realized gains on sales of
				available-for-sale securities
Tax effect	-	(31)	(20)	Provision for income taxes

	1	65	28	Net income

Defined benefit pension plan:
Retirement plan net losses recognized in net period pension cost	-	(237)	(175)	Compensation and employee
				benefits
Tax effect	-	80	54	Provision for income taxes

	$-	$(157)	$(121)	Net income

10.	EMPLOYEE BENEFIT PLANS

Supplemental Executive Retirement Plan (SERP)

Beginning in 2016, the Company has a SERP for its executive officers. All benefits provided under the SERP are unfunded and, as the executive officers retire, the Company will make a payment to participant. The Company has recorded $17,775 at December 31, 2016 for the SERP in other liabilities. In 2016, the expense under the SERP totaled $17,775.

F-42

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

10.	EMPLOYEE BENEFIT PLANS (Continued)

Defined Benefit Plan

The Company provides pension benefits for eligible employees through a noncontributory defined benefit pension plan. Substantially all employees participate in the retirement plan on a noncontributing basis and are fully vested after five years of service.

All plan provisions and actuarial methods used in 2016 are the same as those used in 2015. The mortality tables used in 2016 were updated from the MP-2015 to the MP-2016. These changes resulted in a decrease in liabilities.

Information pertaining to the activity in the Plan for the years ended December 31 is as follows:

	2016	2015

Change in benefit obligation:
Benefit obligation at beginning of year	$10,410,027	$8,248,713
Service cost	249,482	239,311
Interest cost	431,252	422,883
Actuarial (gain) loss	(331,959)	1,910,717
Benefits paid	(525,857)	(411,597)

Benefit obligation at end of year	10,232,945	10,410,027

Change in plan assets:
Fair value of plan assets at beginning of year	9,793,108	10,495,962
Actual return (loss) on plan assets	673,185	(316,992)
Employer contributions	43,441	25,735
Benefits paid	(525,857)	(411,597)

Fair value of plan assets at end of year	9,983,877	9,793,108

Net amount recognized, funded status	$(249,068)	$(616,919)

The accumulated benefit obligation was $9,754,419 and $9,758,846 at December 31, 2016 and 2015, respectively.

The assumptions used to determine the benefit obligation at December 31 are as follows:

	2016	2015

Discount rate	4.25%	4.25%
Rate of increase in compensation levels	3.00%	3.00%

F-43

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

10.	EMPLOYEE BENEFIT PLANS (Continued)

Defined Benefit Plan (Continued)

The components of net periodic pension cost and amounts recognized in other comprehensive (income) loss for the years ended December 31 are as follows:

	2016	2015

Service cost	$249,482	$239,311
Interest cost	431,252	422,883
Expected return on assets	(667,970)	(720,721)
Amortization of unrecognized loss	237,204	175,130

Net periodic pension cost	249,968	116,603

Total of amounts recognized in other
comprehensive (income) loss	(574,378)	2,773,300

Total recognized in net periodic pension cost and other comprehensive (income) loss	$(324,410)	$2,889,903

The assumptions used to determine net periodic pension cost for the years ended December 31 are as follows:

	2016	2015

Discount rate	4.25%	4.25%
Expected long-term rate of return on plan assets	7.00%	7.00%
Rate of increase in compensation levels	3.00%	3.00%

Net periodic pension cost recognized for the three months ended March 31, 2017 and 2016 was $43,242 and $28,440, respectively.

The actuarial loss component of accumulated other comprehensive loss, on a pre-tax basis, related to the plan was $3,808,835 and $4,383,213 at December 31, 2016 and 2015, respectively.

The estimated net loss for the pension plan that will be amortized from accumulated other comprehensive loss into net periodic pension costs during the year ended December 31, 2016 is $203,028.

The long-term rate of return on assets assumption was set based on historical returns earned by the asset allocation of the investments currently used by the Plan, which are expected continue in the future.

Plan assets are invested in diversified funds under the advice of Edgewater Advisors, Ltd. The investment funds include a series of mutual funds, each with its own investment objectives, investment strategies and risks.

F-44

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

10.	EMPLOYEE BENEFIT PLANS (Continued)

Defined Benefit Plan (Continued)

The long-term investment objectives are to maintain plan assets at a level that will sufficiently cover long-term obligations and to generate a return on plan assets that will meet or exceed the rate at which long-term obligations will grow. A broadly diversified combination of mutual fund portfolios and various risk management techniques are used to help achieve these objectives. The Company’s pension plan asset target allocation is 60% equities and 40% fixed income.

The Company has a fiduciary responsibility to ensure that the Guidelines are consistent with the Plan’s investment policy regarding asset allocation and investment strategies utilized within the equity and fixed-income segments, and to verify the rebalancing policy is properly implemented by Edgewater Advisors, Ltd. Performance volatility and funded status is also regularly monitored by the Company. Risk volatility is managed by the distinct investment objectives and diversification of each of the funds utilized.

The fair values of the Company’s pension plan assets at December 31 by asset category are as follows:

	2016

Asset Category	Total	Level 1	Level 2	Level 3

Cash & cash equivalents	$10	$10	$-	$-
MassMutual Financial Group:
Real estate (OFI)(a)	311,011	-	311,011	-
MM Rsl 2000 SmCap Indx(b)	1,014,954	-	1,014,954	-
MM S&P Mid Cp Index(c)	1,206,150	-	1,206,150	-
MM S&P 500 Index II(d)	2,007,872	-	2,007,872	-
Select Fundamental Value(e)	501,709	-	501,709	-
Premier High Yield(f)	500,654	-	500,654	-
Select Blue Chip Growth(g)	496,154	-	496,154	-
Prem OpnhmrFds Strat Emrg Mrkts(h)	495,227	-	495,227	-
Select Strategic Bond(i)	989,864	-	989,864	-
Bond Index(j)	985,522	-	985,522	-
Premier Short-Duration Bond(k)	983,613	-	983,613	-
Premier Inflation-Protect Bond(l)	491,137	-	491,137	-
	$9,983,877	$10	$9,983,867	$-

F-45

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

10.	EMPLOYEE BENEFIT PLANS (Continued)

Defined Benefit Plan (Continued)

	2015

Asset Category	Total	Level 1	Level 2	Level 3

Cash & cash equivalents	$716,864	$716,864	$-	$-
Mutual funds - Fixed Income:
Eaton Vance Short Duration Strategic Income Fund	553,324	-	553,324	-
Loomis Sayles Strategic Income Class A	771,372	-	771,372	-
Lord Abbett Short Duration Income Fund Class A	487,887	-	487,887	-
Pimco ALL Asset Fund Class A	392,253	-	392,253	-
Pioneer Core Bond Fund Class A	295,991	-	295,991	-
Templeton Global Bond Fund Class A	704,875	-	704,875	-
Vanguard TIPS Fund ADM SHS	487,390	-	487,390	-
Mutual Fund - Equities:
Alliance Bernstein Large Cap Equity Income CL A	1,116,417	-	1,116,417	-
Fidelity Large Cap Core	1,191,305	-	1,191,305	-
Franklin Small Cap Growth Fund Class A	796,763	-	796,763	-
Legg Mason Mid Cap Core Class A	776,727	-	776,727	-
Oppenheimer Intl Diversified Fund CL A	1,091,775	-	1,091,775	-
Mutual Fund - Alternative Equities:
Colombia Real Estate Equity A	300,085	-	300,085	-
Credit Suisse Commodity Return Strategy Fund	110,080	-	110,080	-
	$9,793,108	$716,864	$9,076,244	$-

F-46

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

10.	EMPLOYEE BENEFIT PLANS (Continued)

Defined Benefit Plan (Continued)

(a)	This fund invests at least 80% of its net assets in common stocks and other equity securities of real estate companies. It primarily invests in real estate investment trusts (REITs) and other real estate operating companies (REOCs) and other real estate related securities.
(b)	This fund invests at least 80% of its net assets in equity securities of companies. It seeks to provide investment results approximating the aggregate price and dividend performance of the securities included in the Russell 2000® Index
(c)	This fund invests at least 80% of its net assets in equity securities of companies. It seeks to provide investment results approximating the aggregate price and dividend performance of the securities included in the S&P MidCap 400 ® Index.
(d)	This fund invests at least 80% of its net assets in equity securities of companies. It seeks to approximate as closely as practicable the capitalization-weighted total rate of return of that portion of the U.S. market for publicly-traded common stocks composed of larger-capitalized companies.
(e)	This fund invests at least 80% of its net assets in equity securities of companies. It invests primarily in equity securities of issuers that the fund’s subadvisor, Wellington Management Company, LLP believes are undervalued.
(f)	This fund invests at least 80% of its net assets in lower rated fixed income securities. This fund seeks to achieve a high level of total return, with an emphasis on current income, by investing primarily in high yield debt and income securities.
(g)	This fund invests at least 80% of net assets in the common stocks of large- and medium-sized blue-chip growth companies. It seeks growth of capital over the long term.
(h)	This fund invests in common stocks of issuers in developing and emerging markets throughout the world and at times it may invest up to 100% of its total assets in foreign securities. The fund seeks long-term capital growth.
(i)	The fund invests at least 80% of its net assets in U.S. dollar-denominated fixed income securities and other debt instruments of domestic and foreign entities. It seeks a superior total rate of return by investing in fixed income instruments.
(j)	This fund seeks to provide investment results approximating the overall performance of the securities included in Barclay U.S. Aggregate Bond Index.
(k)	This fund invests at least 80% of its net assets in investment grade fixed income securities. It seeks to achieve a high total rate of return primarily from current income while minimizing fluctuations in capital values by investing primarily in a diversified portfolio of short-term investment grade fixed income securities.
(l)	This fund invests at least 80% of its net assets in inflation-indexed bonds and other income producing securities. It seeks to achieve as high a total rate of real return on an annual basis as is considered consistent with prudent investment risk and the preservation of capital.

F-47

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

10.	EMPLOYEE BENEFIT PLANS (Continued)

The fair values of mutual funds are based upon quoted prices of each fund's underlying securities. The Company is not required to make any contributions to its defined benefit pension plan in 2017.

Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows:

2017	$555,189
2018	$551,224
2019	$548,648
2020	$536,916
2021	$524,983
2022 - 2026	$2,959,808

11.	FAIR VALUE MEASUREMENT and FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Company’s assets and liabilities; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all assets and liabilities, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of assets and liabilities subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

Accounting guidance establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities.

Level 2: Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported with little or no market activity).

An asset or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

F-48

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

11.	FAIR VALUE MEASUREMENT and FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used are as follows:

	Total	Level 1	Level 2	Level 3
	(In Thousands of Dollars)
Available-for-sale Securities:

March 31, 2017 (Unaudited):
Municipal securities	$8,560	$-	$8,560	$-
Mortgage-backed securities and collateralized mortgage obligations	9,448	-	9,448	-
US government and agency obligations	269	-	269	-
Corporate securities	813	-	813	-
	$19,090	$-	$19,090	$-

December 31, 2016:
Municipal securities	$10,592	$-	$10,592	$-
Mortgage-backed securities and collateralized mortgage obligations	7,736	-	7,736	-
US government and agency obligations	315	-	315	-
Corporate securities	807	-	807	-
	$19,450	$-	$19,450	$-

December 31, 2015:
Municipal securities	$9,622	$-	$9,622	$-
Mortgage-backed securities and collateralized mortgage obligations	8,126	-	8,126	-
US government and agency obligations	4,386	-	4,386	-
Corporate securities	530	-	530	-
	$22,664	$-	$22,664	$-

There were no securities transferred out of level 2 securities available-for-sale during the three months ended March 31, 2017 and the twelve months ended December 31, 2016.

F-49

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

11.	FAIR VALUE MEASUREMENT and FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Required disclosures include fair value information about financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate, and estimates of future cash flows. In that regard, the fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of certain of the Company’s assets and liabilities at March 31, 2017 and December 31, 2016 and 2015.

Cash and due from banks

The carrying amounts of these assets approximate their fair values.

Investment Securities

The fair value of securities available-for-sale (carried at fair value) are determined by matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather relying on the securities’ relationship to other benchmark quoted prices and is a Level 2 measurement.

Investment in FHLBNY Stock

The carrying value of FHLBNY stock approximates its fair value based on the redemption provisions of the FHLBNY stock, resulting in a Level 2 classification.

Loans

The fair values of loans held in portfolio are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans, resulting in a Level 3 classification. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments, and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Accrued Interest Receivable and Payable and Advances from Borrowers for Taxes and Insurance

The carrying amount approximates fair value.

F-50

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

11.	FAIR VALUE MEASUREMENT and FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Deposits

The fair values disclosed for demand deposits (e.g., NOW accounts, non-interest checking, regular savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts), resulting in a Level 1 classification. The carrying amounts for variable-rate certificates of deposit approximate their fair values at the reporting date, resulting in a Level 1 classification. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits, resulting in a Level 2 classification.

Advances and borrowings from FHLB

The fair values of FHLB long-term borrowings are estimated using discounted cash flow analyses, based on the quoted rates for new FHLB advances with similar credit risk characteristics, terms and remaining maturity, resulting in a Level 2 classification.

The carrying amounts and estimated fair values of the Company’s financial instruments at March 31, 2017 and December 31, 2016 are as follows:

	Fair Value	Carrying	Fair
	Hierarchy	Amount	Value
	(In Thousands of Dollars)
March 31, 2017 (Unaudited):
Financial assets:
Cash and due from banks	Level 1	5,784	5,784
Securities available-for-sale	Level 2	19,090	19,090
Investment in FHLB stock	Level 2	1,833	1,833
Loans, net	Level 3	134,424	132,459
Accrued interest receivable	Level 1	604	604
Financial liabilities:
Deposits	Level 1/2	132,338	127,600
Advances and borrowings from FHLB	Level 2	21,000	21,000
Accrued interest payable	Level 1	39	39
Advances from borrowers for taxes and insurance	Level 1	1,586	1,586

December 31, 2016:
Financial assets:
Cash and due from banks	Level 1	1,762	1,762
Securities available-for-sale	Level 2	19,450	19,450
Investment in FHLB stock	Level 2	2,090	2,090
Loans, net	Level 3	132,364	130,581
Accrued interest receivable	Level 1	630	630
Financial liabilities:
Deposits	Level 1/2	119,542	115,440
Advances and borrowings from FHLB	Level 2	28,000	28,000
Accrued interest payable	Level 1	27	27
Advances from borrowers for taxes and insurance	Level 1	2,008	2,008

F-51

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

11.	FAIR VALUE MEASUREMENT and FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2015 are as follows:

	Fair Value	Carrying	Fair
	Hierarchy	Amount	Value
		(In Thousands of Dollars)
December 31, 2015:
Financial assets:
Cash and due from banks	Level 1	$4,045	$4,045
Securities available-for-sale	Level 2	22,664	22,664
Investment in FHLB stock	Level 2	1,247	1,247
Loans, net	Level 3	105,257	104,085
Accrued interest receivable	Level 1	634	634
Financial liabilities:
Deposits	Level 1/2	108,672	104,099
Advances and borrowings from FHLB	Level 2	15,500	15,500
Accrued interest payable	Level 1	19	19
Advances from borrowers for taxes and insurance	Level 1	1,673	1,673

Assets Measured at Fair Value on a Nonrecurring Basis

In addition to disclosure of the fair value of assets on a recurring basis, ASC Topic 820 requires disclosures for assets and liabilities measured at fair value on a nonrecurring basis, such as impaired assets and foreclosed real estate. Loans are generally not recorded at fair value on a recurring basis. Periodically, the Company records nonrecurring adjustments to the carrying value of loans based on fair value measurements for partial charge-offs of the uncollectible portions of these loans. Nonrecurring adjustments also include certain impairment amounts for collateral-dependent loans calculated as required by ASC Topic 310, “Receivables- Loan Impairment” when establishing the allowance for loan losses. Impaired loans are those in which the Company has measured impairment generally based on the fair value of the loan's collateral less estimated selling costs. Fair value of real estate collateral is generally determined based upon independent third-party appraisals of the properties, which consider sales prices of similar properties in the proximate vicinity or by discounting expected cash flows from the properties by an appropriate risk adjusted discount rate. Management may adjust the appraised values as deemed appropriate. Fair values of collateral other than real estate is based on an estimate of the liquidation proceeds. Impaired loans and foreclosed real estate are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the asset balances net of a valuation allowance.

F-52

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

11.	FAIR VALUE MEASUREMENT and FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

For assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2017 and December 31, 2016 and 2015 were as follows:

	Total	Level 1	Level 2	Level 3
	(In Thousands of Dollars)

March 31, 2017 (Unaudited):
Impaired loans	$269	$-	$-	$269
Foreclosed real estate	130	-	-	130

December 31, 2016:
Impaired loans	$268	$-	$-	$268
Foreclosed real estate	23	-	-	23

December 31, 2015:
Impaired loans	$1,315	$-	$-	$1,315

The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs were used to determine fair value:

	Quantitative Information about Level 3 Fair Value Measurements

	Valuation	Unobservable	Adjustment
	Techniques	Input

Impaired loans	Lower of	Appraisal
	appraisal of	adjustments	10%
	collateral or
	asking price less
	selling costs	Costs to sell	10%

Foreclosed real estate	Market	Costs to sell	10%
	valuation
	of property

F-53

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

11.	FAIR VALUE MEASUREMENT and FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

At March 31, 2017, the fair value consists of impaired loan balances of $269,000, net of valuation allowance of $0 and at December 31, 2016 and 2015, the fair value consists of loan balances of $268,000 and $1,315,000, respectively, net of a valuation allowance of $93,000 and $190,000, respectively.

At March 31, 2017, the fair value of foreclosed real estate was $130,000 and a valuation allowance of $0. By comparison at December 31, 2016, foreclosed real estate valued using Level 3 inputs had a carrying amount of $22,000 and a valuation allowance of $0.

Once a loan is foreclosed, the fair value of the real estate continues to be evaluated based upon the market value of the repossessed real estate originally securing the loan. At March 31, 2017, foreclosed real estate whose carrying value was written down utilizing Level 3 inputs during the period ended March 31, 2017 consisted of one property with a fair value of $130,000 and resulted in an additional provision for loan loss of $52,000. At December 31, 2016, foreclosed real estate whose carrying value was written down utilizing Level 3 inputs during the year ended December 31, 2016 comprised of one property with a fair value of $23,000 and resulted in an additional provision for loan losses of $30,000.

12.	OFF-BALANCE SHEET CREDIT RISK

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit, market, and interest rate risk more than the amounts recognized in the consolidated statements of financial condition.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

As of the dates indicated, the following financial instruments were outstanding whose contract amounts represent credit risk:

	March 31,	December 31,
	2017	2016	2015
	(Unaudited)
	(In Thousands of Dollars)

Commitments to Grant Loans	$2,073	$2,523	$2,239

Unfunded Commitments Under Lines of Credit	$4,322	$4,845	$5,786

F-54

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

12.	OFF-BALANCE SHEET CREDIT RISK (CONTINUED)

Commitments to extend credit are agreements to lend to a customer if there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company, is based on management's credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

13.	REGULATORY CAPITAL REQUIREMENTS

The Company is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators, which if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Company on January 1, 2015 with full compliance with all the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019.

The Company's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios set forth in the table below of total, Tier 1, and Tier 1 common equity capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2016 and 2015, that the Bank met all capital adequacy requirements to which it is subject.

F-55

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

13.	REGULATORY CAPITAL REQUIREMENTS (Continued)

As of December 31, 2016, the most recent notification from the Federal Deposit Insurance Corporation categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk- based, Tier 1 risk-based, Tier 1 common equity risk-based and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Company's category. The Company's actual capital amounts and ratios as of December 31 are as follows:

					Minimum to be Well
					Capitalized Under Prompt
	Actual		Minimum Capital Requirement		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In Thousands of Dollars)

As of March 31, 2017 (Unaudited):
Total core capital to risk weighted assets	$14,816	15.33%	$7,733	8.00%	$9,666	10.00%
Tier 1 capital to risk weighted assets	13,731	14.21%	5,800	6.00%	7,733	8.00%
Tier 1 common equity to risk weighted assets	13,731	14.21%	4,350	4.50%	6,283	6.50%
Tier 1 capital to assets	13,731	8.35%	6,575	4.00%	8,218	5.00%

As of December 31, 2016:
Total core capital to risk weighted assets	$14,737	15.56%	$7,575	8.00%	$9,469	10.00%
Tier 1 capital to risk weighted assets	13,567	14.32%	5,681	6.00%	7,575	8.00%
Tier 1 common equity to risk weighted assets	13,567	14.32%	4,261	4.50%	6,155	6.50%
Tier 1 capital to assets	13,567	8.65%	6,276	4.00%	7,845	5.00%

As of December 31, 2015:
Total core capital to risk weighted assets	$14,018	17.98%	$6,236	8.00%	$7,795	10.00%
Tier 1 capital to risk weighted assets	13,040	16.72%	4,677	6.00%	6,236	8.00%
Tier 1 common equity to risk weighted assets	13,040	16.72%	3,508	4.50%	5,067	6.50%
Tier 1 capital to assets	13,040	9.67%	5,392	4.00%	6,740	5.00%

F-56

Notes to the consolidated Financial Statements

as of march 31, 2017 (unaudited) and December 31, 2016 and 2015 and three months ended march 31, 2017 and 2016 (unaudited)

and years ended december 31, 2016 and 2015

14.	PLAN OF REORGANIZATION AND CHANGE IN CORPORATE FORM

On May 10, 2017, the Board of Directors of the Association adopted a plan of reorganization from a mutual savings association to a mutual holding company and stock issuance plan (the “Plan”).  The Plan is subject to the approval of the Board of Governors of the Federal Reserve System and must be approved by the affirmative vote of at least a majority of the total votes eligible to be cast by the voting members of the Association at a special meeting. The Plan sets forth that the Association proposes to convert into a mutual holding company form of ownership. The Association will convert to the stock form of ownership and issue all its outstanding stock to Seneca Financial Corp. (the “Corporation”). Pursuant to the Plan, the Corporation will determine the total offering value and number of shares of common stock based upon an independent appraiser’s valuation. The stock will be priced at $10.00 per share.  The Corporation’s common stock will first be offered to eligible depositors and certain borrowers of the Association in a subscription offering. In addition, the Association’s Board of Directors will adopt an employee stock ownership plan (ESOP) which will subscribe for up to 3.92% of the common stock outstanding following the offering. The Corporation will be organized as a corporation under the laws of the United States and the public will own 46% of the outstanding common stock of the Corporation with the remaining 54% of the outstanding common stock issued to Seneca Financial MHC, a mutual holding company organized under the laws of the United States, upon completion of the Plan.

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering. If the Plan is unsuccessful, all deferred costs will be charged to operations.

As of March 31, 2017 and December 31, 2016, the Association incurred fees and expenses related to the reorganization of $40,330 and $0, respectively. These fees and expenses were deferred and included in other assets in the consolidated statements of financial position.

F-57

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Seneca Financial Corp. or Seneca Savings. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Seneca Financial Corp. or Seneca Savings since any of the dates as of which information is furnished herein or since the date hereof.

Up to 793,500 shares

(Subject to Increase to up to 912,525 shares)

(Proposed Holding Company for

Seneca Savings)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

August 14, 2017

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until November 22, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.